Exhibit 10.7

Certain identified information has been excluded from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Act of 1933, as amended, because the Registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***].”

SUBLEASE
This SUBLEASE (this “Sublease”) is made as of September 22, 2023 (the “Effective Date”) by and between Salesforce, Inc., a Delaware corporation (“Sublessor”), and Anthropic, PBC, a Delaware public benefit corporation doing business in California as Anthropic, Inc. (“Sublessee”).
RECITALS
A.    Hart Foundry Square IV, LLC, a Delaware limited liability company (“Prime Lessor”), and Sublessor, are parties to that certain Office Lease Agreement dated December 22, 2016 (the “Original Lease”), as amended by that certain First Amendment to Office Lease Agreement dated December 22, 2017 (the “First Amendment”, collectively with the Original Lease, the “Prime Lease”) whereby Prime Lessor has leased to Sublessor approximately 230,208 rentable square feet of space (the “Subleased Premises”), comprised of the Storage, and a portion of the 1st floor and all of 2nd through 10th floors, of the office building located at 500 Howard Street, San Francisco CA (the “Building”). The Subleased Premises are more particularly described in the Prime Lease. A redacted copy of the Prime Lease is attached hereto as Exhibit A. Capitalized terms used in this Sublease but not defined herein shall have the meanings given them in the Prime Lease.
B.    Prime Lessor and Sublessor are parties to that certain Retail Lease Agreement dated January 24, 2018 (as amended, the “Retail Lease”) whereby Prime Lessor has leased to Sublessor approximately 3,425 rentable square feet of retail space (the “Retail Premises”), comprised of Suite 100 of the Ground Floor of the Building. Concurrently with this Sublease, Sublessee and Sublessor executed that certain Sublease of even date herewith whereby Sublessor subleases the Retail Premises to Sublessee on the terms and conditions set forth therein (the “Retail Sublease”).
C.    Sublessee desires to sublease from Sublessor the Subleased Premises, and Sublessor desires to sublease the Subleased Premises to Sublessee on the terms, covenants and conditions set forth in this Sublease.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and promises of the parties hereinafter set forth, and for other good and valuable
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consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee agree as follows:
1.    SUBLEASE.
1.1    Sublease. Upon and subject to the terms, covenants and conditions hereinafter set forth, as of the Commencement Date (as defined below), Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Subleased Premises. Notwithstanding the foregoing or anything to the contrary contained herein, this Sublease shall be effective and binding upon Sublessor and Sublessee as of the Effective Date upon execution by both Sublessor and Sublessee.
1.2    Agreed Area of Subleased Premises. The parties hereby stipulate that the Subleased Premises contain 230,208 rentable square feet consisting of the entirety of (i) floor two (2) comprising [***] rentable square feet (“Floor 2”), (ii) floor three (3) comprising [***] rentable square feet (“Floor 3”), (iii) floor four (4) comprising [***] rentable square feet (“Floor 4”), (iv) floor five (5) comprising [***] rentable square feet (“Floor 5”), (v) floor six (6) comprising [***] rentable square feet (“Floor 6”), (vi) floor seven (7) comprising [***] rentable square feet (“Floor 7”), (vii) floor eight (8) comprising [***] rentable square feet (“Floor 8”), (viii) floor nine (9) comprising [***] rentable square feet (“Floor 9”), (ix) floor ten (10) comprising [***] rentable square feet (“Floor 10”), (x) Storage comprising [***] rentable square feet, (xi) bicycle space comprising [***] rentable square feet (“Bicycle Space”), and (xii) generator space comprising [***] rentable square feet identified on Exhibit J of the Prime Lease (“Generator Space”) and that, notwithstanding anything to the contrary contained in the Prime Lease (including to the extent the Prime Lease is incorporated into this Sublease), such square footage amount is not subject to adjustment or remeasurement by Sublessee or Sublessor at any time during the Term (as defined below).
2.    TERM; POSSESSION.
2.1    Term. The term of this Sublease shall commence on the Commencement Date and shall expire on August 30, 2028 (the “Expiration Date”), unless sooner terminated pursuant to any provision herein (the “Term”). The “Commencement Date” shall be the latest to occur of (i) the date on which Sublessor delivers the Subleased Premises to Sublessee in broom clean condition with all of Sublessor’s signage removed from the interior of the Subleased Premises and exterior of the Building and repaired of any damage therefrom (the “Delivery Condition”), (ii) the date Prime Lessor provides its consent to this Sublease under Section 13 of the Prime Lease and Section 3 hereof (“Prime Lessor’s Consent”), and (iii) January 1, 2024 (the “Target Commencement Date”). Notwithstanding the foregoing, Sublessor shall not be required to deliver possession of the Subleased Premises to Sublessee until Sublessee delivers to Sublessor the Letter of Credit (as defined below), and if Sublessee fails to deliver the Letter of Credit on or before the Target Commencement Date, the Commencement Date will be deemed to be the later date upon which the conditions described in subsections (ii) and (iii) above occur. If delivery of the Subleased Premises is delayed or the Commencement Date otherwise does not occur on the Target Commencement Date, this Sublease shall not be void or voidable (or terminable by Sublessee), the Term of this Sublease shall not be extended, and Sublessor shall not be liable to
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Sublessee for any loss or damage resulting from such delay or from the failure of the delivery of possession of the Subleased Premises to occur on any particular date (except solely for any Base Rent abatement as set forth below). Notwithstanding the foregoing or anything to the contrary contained in this Sublease, if the Subleased Premises is not delivered to Sublessee in the Delivery Condition by the later of the Target Commencement Date and the thirtieth (30th) day following the receipt of Prime Lessor’s Consent, Sublessee shall be granted a credit towards Base Rent (as defined below) in an amount equal to one (1) day of Base Rent for each day of delay until Sublessor delivers the Subleased Premises in the Delivery Condition, which shall be applied to the first payment(s) of Base Rent next due. Promptly following the Commencement Date, Sublessor and Sublessee shall execute a Confirmation of Commencement Date Certificate substantially in the form of Exhibit B attached hereto confirming the Commencement Date. If Sublessee either (a) fails to sign and deliver the Confirmation of Commencement Date Certificate to Sublessor or (b) fails to deliver a revised Confirmation of Commencement Date Certificate with supporting documentation of such revision, each within ten (10) Business Days of its receipt from Sublessor, the Confirmation of Commencement Date Certificate as sent by Sublessor, Sublessor may deliver a written notice of such failure, and if Sublessee does not deliver the Commencement Date Certificate within three (3) days of receipt of such notice Sublessor shall be deemed to have correctly set forth the matters addressed in it.
2.2    Rent Commencement Date. Subject to Section 4 below, Sublessee shall commence paying Rent for the Subleased Premises on the Commencement Date without deduction, offset, abatement, defense and/or counterclaim whatsoever.
2.3    Early Access; Possession. Notwithstanding anything to the contrary contained in this Sublease, so long as (i) Sublessee is not in default under this Sublease, (ii) Sublessee has delivered to Sublessor all required certificates of insurance, any prepaid Rent, and the Security Deposit (as defined below) or Letter of Credit, (iii) Prime Lessor’s Consent has been obtained, and (iv) Sublessee has entered into a direct-bill arrangement with the electricity service provider for electricity to the Subleased Premises (the foregoing items (i), (ii), (iii), and (iv) the “Early Access Conditions”), Sublessee shall be permitted to enter the Subleased Premises for the sole purpose of, subject to the terms and conditions of this Sublease, planning and making improvements, installations and for occupancy during the Early Access Period in accordance with the terms hereof. The “Early Access Period” shall commence on the date (x) which is thirty (30) days after Prime Lessor’s Consent has been obtained and (y) the remaining Early Access Conditions are satisfied (“Early Access Date”) and shall continue until the Commencement Date. Such early entry by Sublessee shall be subject to all of the terms and conditions of this Sublease, except that Sublessee shall be required to commence paying the Utility Rent, Janitorial Rent and Electricity Costs (as defined below) for the Subleased Premises during the Early Access Period.
3.    PRIME LESSOR’S CONSENT.
This Sublease is not and shall not be effective unless and until Prime Lessor shall have delivered to Sublessor Prime Lessor’s Consent. If Prime Lessor’s Consent is not fully executed within sixty (60) days after the Effective Date or if Prime Lessor otherwise expressly rejects, denies or otherwise withholds Prime Lessor’s consent to this Sublease, either party may
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terminate this Sublease upon five (5) Business Days’ written notice to the other (unless Prime Lessor’s Consent is secured prior to the expiration of such five (5) Business Day period, in which case the termination notice shall be deemed void), and in such event neither party shall have any obligations to the other party under this Sublease, except that Sublessor shall (i) provide to Sublessee a refund of any Base Rent or other prepaid Rent actually paid by Sublessee to Sublessor under this Sublease, and (ii) return to Sublessee any Security Deposit or Letter of Credit actually provided from Sublessee to Sublessor. Sublessee shall reasonably cooperate with Sublessor to obtain Prime Lessor’s Consent, including by providing Prime Lessor with financial information and any other information reasonably requested by Prime Lessor or required to be provided under the Prime Lease. Sublessor shall use commercially reasonable efforts to obtain Prime Lessor’s Consent, but in no event will Sublessor have any obligation to commence any legal, arbitration or audit proceedings against Prime Lessor or make any payment of money or other consideration other than as expressly required of Sublessor under the Prime Lease or its own attorneys’ fees. Sublessor shall pay all administrative fees, costs and expenses charged by Prime Lessor in connection with obtaining Prime Lessor’s Consent, including fees charged by Prime Lessor pursuant to Section 13(B) of the Prime Lease. Sublessee and Sublessor shall promptly execute and deliver, and Sublessor upon receipt shall promptly deliver to Prime Lessor, such documents and instruments required by Prime Lessor in connection with obtaining Prime Lessor’s Consent.
4.    BASE RENT.
4.1    Base Rent. Commencing on the Commencement Date and continuing through the Expiration Date, Sublessee agrees to pay Sublessor as base rent (“Base Rent”) for the Subleased Premises for each calendar month in the aggregate of the amounts shown per each calendar month in the charts below (except as abated pursuant to Section 4.4 below).
Floor 2, Floor 3, Floor 4, Floor 5, Storage and Generator Space

Start	End	Annual / SF	RSF	Monthly Base Rent
January 1, 2024	December 31, 2024	$[***]	115,892	$[***]
January 1, 2025	December 31, 2025	$[***]	115,892	$[***]
January 1, 2026	December 31, 2026	$[***]	115,892	$[***]
January 1, 2027	December 31, 2027	$[***]	115,892	$[***]
January 1, 2028	August 31, 2028	$[***]	115,892	$[***]
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Floor 6, Floor 7, Floor 8, Floor 9, Floor 10 and Bicycle Space

Start	End	Annual / SF	RSF	Monthly Base Rent
January 1, 2024	December 31, 2024	$[***]	114,316	$[***]
January 1, 2025	December 31, 2025	$[***]	114,316	$[***]
January 1, 2026	December 31, 2026	$[***]	114,316	$[***]
January 1, 2027	December 31, 2027	$[***]	114,316	$[***]
January 1, 2028	August 31, 2028	$[***]	114,316	$[***]
4.2    Process for Payment. Each monthly installment of Base Rent shall be payable in advance on the first (1st) day of each calendar month during the Term, except that Base Rent for the first (1st) full month of the Term following the Commencement Date (subject to the Abatement Period (as defined below)) shall be paid upon the execution of this Sublease by Sublessee and will be credited against the first (1st) installment(s) of Base Rent due under this Sublease. If the Term commences or ends on a day other than the first (1st) day of a calendar month, then the Base Rent for the month in which this Sublease commences or ends shall be prorated (and paid at the beginning of each such month) by the number of days this Sublease is in effect during such month based upon a thirty (30) day month, and such partial month’s installment shall be paid no later than the commencement of the subject month. In addition to the Base Rent, Sublessee agrees to pay Additional Rent (as defined in Section 5 below) as and when the same is due. All “Rent” (which shall include Base Rent, Additional Rent and other sums due to Sublessor) shall be paid to Sublessor, without prior demand and without any deduction, offset, abatement (except for the Abatement Period), defense and/or counterclaim whatsoever, in lawful money of the United States of America, via electronic funds transfer to:[***] or to such other person or at such other place as Sublessor may from time to time designate in writing. Sublessee’s covenant to pay Rent shall be independent of every other covenant in this Sublease.
4.3    No Waiver. No payment by Sublessee or receipt and acceptance by Sublessor of a lesser amount than the Base Rent or Additional Rent shall be deemed to be other than part payment of the full amount then due and payable; nor shall any endorsement or statement on any check or any letter accompanying any check, payment of Rent or other payment, be deemed an accord and satisfaction; and Sublessor may accept, but is not obligated to accept, such part payment without prejudice to Sublessor’s right to recover the balance due and payable or to pursue any other remedy provided in this Sublease or by law. If Sublessor shall at any time or times accept Rent after it becomes due and payable, such acceptance shall not excuse a subsequent delay or constitute a waiver of Sublessor’s rights hereunder.
4.4    Base Rent Abatement. Notwithstanding any provision to the contrary in this Sublease, so long as Sublessee is not in a default beyond all notice and cure periods under this Sublease (an “Event of Default”), Sublessee shall be entitled to abatement of Base Rent (“Abated Rent”) with respect to (i) Floor 4, Floor 5, Storage, and Generator Space for the first [***] months of the Term following the Commencement Date, (ii) Floor 6, Floor 7, Floor 8, Floor 9,
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Floor 10 and Bicycle Space for the first [***] months of the Term following the Commencement Date, (iii) Floor 3 for the [***] months of the Term following the Commencement Date, and (iv) Floor 2 for the first [***] months of the Term following the Commencement Date (the “Abatement Period”). If Sublessee is in default at any time during the Abatement Period, from and after the occurrence of such default until such default is cured there shall be no Abated Rent and Base Rent shall be payable by Sublessee in accordance with Section 4.1 hereof. If Sublessee cures such default, then beginning with the first day of the calendar month following cure of such default by Sublessee (if at all), the Abatement Period shall re-commence and shall be extended such that Sublessee receives the full dollar amount of Abated Rent provided hereunder. No such deferral by Sublessor of Abated Rent shall constitute a waiver of any default of Sublessee or any election of remedies by Sublessor. Beginning immediately following the expiration of each applicable Abatement Period and continuing thereafter throughout the balance of the Term, Sublessee shall pay Sublessor Base Rent for the respective Subleased Premises in the amounts set forth herein without deduction, offset, abatement or defense whatsoever.
5.    ADDITIONAL RENT.
5.1    Expenses and Taxes for Subleased Premises. In addition to Base Rent, commencing on the Commencement Date and continuing thereafter throughout the Term, Sublessee shall pay to Sublessor, as Additional Rent, Tenant’s Share of Property Taxes and Operating Expenses payable by Sublessor under the Prime Lease. The sums (including any estimates of such sums) shall be paid to Sublessor at the times required pursuant to the terms and conditions of the Prime Lease. Sublessee shall be responsible to pay all other sums (excluding Base Rent as defined in the Prime Lease) which Sublessor is obligated to pay under the Prime Lease with respect to the Subleased Premises (but not other sums which result from a default by Sublessor under the Prime Lease unless caused in whole or in part by the acts or omissions of Sublessee) and shall also be responsible to pay for any additional charges and expenses imposed by Prime Lessor pursuant to the terms of the Prime Lease or related exclusively to Sublessee’s use and occupancy of the Subleased Premises during the Term, including without limitation, any costs or expenses incurred by Sublessor or charged or requested by Prime Lessor to provide, to the extent requested by Sublessee, any services, maintenance and repair in amounts exceeding the amounts required to be provided by Prime Lessor under the Prime Lease, including but not limited to Excess HVAC, use of Supplemental Equipment, and any additional allocation of condensed water or other utilities to Sublessee’s HVAC services. All of the foregoing sums shall be paid to Sublessor at the times required pursuant to the terms and conditions of the Prime Lease. Notwithstanding the foregoing, the “Base Year” for the purposes of this Sublease and Sublessee’s obligation to pay Tenant’s Share of Operating Expenses and Property Taxes shall be calendar year 2024 and Sublessee’s payment of Tenant’s Share of Operating Expenses and Property Taxes shall commence in calendar year 2025. Permitted Capital Expenses, to the extent first undertaken in the 2024 Base Year, shall be excluded from Operating Expenses in said Base Year. Section 5.G of the Prime Lease shall apply with the calculation of Operating Expenses payable during the Base Year under this Sublease, including the “gross-up” provision. Notwithstanding anything to the contrary stated herein, the Base Year for purposes of this Sublease shall be deemed to include any assessment of Property Taxes resulting from the Tenant Improvements performed by Sublessor under the Prime Lease, and if any assessment related
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thereto occurs in any year following the Base Year, the Base Year shall be adjusted to include such amounts in Property Taxes for the Base Year.
5.2    Gross Taxes. Sublessee shall be liable to Sublessor for any gross receipts and rental tax payable by Sublessor based upon the Rent payable hereunder, including any tax expense applicable to the Subleased Premises and/or this Sublease related to the Gross Receipts Tax, San Francisco Early Care and Education Commercial Rents Tax, or any other applicable tax based upon gross receipts, gross revenues or gross rents (or similar) (“Gross Receipts Taxes”) payable pursuant to this Sublease, including for laws enacted by the relevant local or statewide authorities following the Effective Date, and shall be reimbursable to Sublessor as Additional Rent. For the avoidance of doubt, Sublessee’s payment of taxes pursuant to this Section 5.2 shall not be included in the expenses payable under Tenant’s Share of Operating Expenses and Property Taxes. Sublessor shall be responsible for paying any Gross Receipts Taxes payable pursuant to the Prime Lease.
5.3    Other Charges. In addition to Tenant’s Share of Operating Expenses and Property Taxes, commencing upon the Early Access Date Sublessee shall (i) pay to Sublessor, as Additional Rent, the Utility Rent and the Janitorial Rent (including related fees, taxes or assessments thereon) supplied to the Subleased Premises, based on the actual billed amount for such charges in accordance with Section 4(a)(iii)-(iv) of the Prime Lease and (ii) directly pay the electricity service provider for electricity to the Subleased Premises at Sublessee’s sole cost and expense (“Electricity Costs”).
5.4    Additional Rent. All sums payable pursuant to this Section 5 and all other costs and expenses that Sublessee assumes or agrees to pay pursuant to this Sublease (other than Base Rent) shall be considered “Additional Rent” payable under this Sublease, and Sublessor shall have all rights and remedies available hereunder for the failure to pay such Additional Rent.
5.5    Rent Inclusions. Notwithstanding the foregoing, “Rent” under this Sublease shall not include, and Sublessee shall have no responsibility or liability for (i) the payment of any cost, expense, and/or charge arising from Sublessor’ s breach of the Prime Lease, or (ii) costs arising from Sublessor’s failure to perform any condition or obligation under the Prime Lease; except to the extent any payments or costs are incurred by Sublessor under the Prime Lease due to the acts or omissions of Sublessee or any breach or default of this Sublease or the Prime Lease by Sublessee.
6.    SECURITY DEPOSIT; LETTER OF CREDIT.
6.1    Sublessee shall deposit with Sublessor within three (3) days following receipt of Prime Lessor’s Consent a security deposit in the amount of [***] Dollars and [***] ($[***]) (the “Security Deposit”) as security for Sublessee’s faithful performance of Sublessee’s obligations under this Sublease. If Sublessee fails to pay Rent or otherwise defaults under this Sublease, subject to any applicable grace and/or cure period, Sublessor may use such portion of the Security Deposit necessary for the payment of any amount due Sublessor or to reimburse or compensate Sublessor for any liability, cost, expense, loss or damage (including reasonable attorneys’ fees) (collectively, “Losses”) which Sublessor may suffer or incur by reason thereof.
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If Sublessee has not replaced the Security Deposit pursuant to Section 6.2 below, Sublessee shall within ten (10) days following demand pay Sublessor the amount so used or applied so as to restore the Security Deposit to the amount set forth in this Section 6. Sublessee hereby expressly waives the provisions of California Civil Code Section 1950.7 and any similar or successor statute or law in effect or any amendment thereof during the Term and acknowledges that Sublessor shall have the right to apply the Security Deposit in the manner provided in this Section 6. No part of the Security Deposit shall be considered to be held in trust, to bear interest, or to be prepayment for any monies to be paid by Sublessee under this Sublease. In the event of an assignment by Sublessor of its interest under the Prime Lease, Sublessor shall have the right to transfer the Security Deposit to Sublessor’s assignee, and Sublessee agrees to look to such assignee solely for the return of the Security Deposit, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new sublessor. Sublessee further covenants that it shall not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security and that neither Sublessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.
6.2    Form of Letter of Credit. Within forty-five (45) days following receipt of Prime Lessor’s Consent, Sublessee shall deliver to Sublessor in full satisfaction of its obligations under this Section 6, an unconditional, clean, irrevocable letter of credit (the “Letter of Credit”), subject to the following terms and conditions. Sublessee’ s failure to deliver the Letter of Credit within forty-five (45) days following receipt of Prime Lessor’s Consent shall be an Event of Default by Sublessee hereunder for which there shall be no additional notice or grace or cure period applicable thereto. Sublessee shall pay all expenses, points and/or fees incurred by Sublessee in obtaining the Letter of Credit. Such Letter of Credit shall: (i) be in the form attached to and hereby made a part of this Sublease as Exhibit C; (ii) be at all times in the amount of [***] Dollars and [***] ($[***]) (the “Letter of Credit Amount”) permitting multiple draws without a corresponding reduction in the Letter of Credit Amount; (iii) be made payable to Sublessor and expressly transferable and assignable; (iv) be payable in the City and County of San Francisco, California or via facsimile transmission and “callable” at sight upon presentment of a simple sight draft or certificate (including via delivery by overnight courier) stating only that Sublessor is the beneficiary and is entitled to draw on the Letter of Credit pursuant to this Sublease; (v) be for a term not less than one (1) year; and (vi) contain an “evergreen” provision which provides that the Letter of Credit will be automatically renewed on an annual basis unless the issuer delivers at least thirty (30) days’ prior written notice of cancellation to Sublessor and Sublessee, such that the Letter of Credit remains in existence through the date occurring sixty (60) days after the expiration of the Term. At least thirty (30) days prior to the then current expiration date of such Letter of Credit, Sublessee shall cause such Letter of Credit to be renewed (or automatically and unconditionally extended), or replaced, from time to time for a period of one (1) year through the sixtieth (60th) day after the expiration of the Term. If Sublessee delivers a Letter of Credit in satisfaction of the terms set forth in this Section 6, Sublessor shall refund the cash Security Deposit within five (5) Business Days of receipt of the Letter of Credit.
6.3    Letter of Credit Requirements. Each Letter of Credit shall be issued by a federally chartered commercial bank that has a credit rating with respect to certificates of
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deposit, short term deposits or commercial paper of at least A 3 (or equivalent) by Moody’s Investment Service, Inc., or at least A- (or equivalent) by Standard & Poor’s, a division of McGraw-Hill, and shall be otherwise acceptable to Sublessor in its sole and absolute discretion. If the issuer’s credit rating is reduced below A 3 (or equivalent) by Moody’s Investment Service, Inc. or below A- (or equivalent) by Standard & Poor’s, a division of McGraw-Hill, or if the financial condition of such issuer changes in any other materially adverse way as determined in Sublessor’ s sole but reasonable discretion, then Sublessee shall obtain from a different issuer a substitute Letter of Credit that complies in all respects with the requirements of this Section 6 and Exhibit C of this Sublease, and Sublessee’ s failure to either (i) obtain such substitute Letter of Credit within fifteen (15) Business Days following its receipt of Sublessor’s written demand therefor (“Sublessor’s Demand”) or (ii) temporarily post a cash security deposit in the face amount of the Letter of Credit (“Temporary Security Deposit”) within five (5) Business Days following Sublessor’s Demand to be held pending issuance of the replacement Letter of Credit; provided however, Sublessor shall replace the Temporary Security Deposit with a Letter of Credit within thirty (30) days of Sublessor’ s Demand. Sublessee’s failure to so comply with the prior sentence shall, notwithstanding anything in this Sublease or the Prime Lease to the contrary, constitute an Event of Default by Sublessee hereunder for which there shall be no notice or grace or cure period applicable thereto and shall entitle Sublessor to immediately draw upon the then existing Letter of Credit, (if applicable) in whole or in part, without notice to Sublessee and to hold the proceeds thereof as a cash security deposit. In the event that Sublessee provides a Temporary Security Deposit, Sublessor shall return the Temporary Security Deposit to Sublessee within ten (10) Business Days following receipt of the replacement Letter of Credit. If the issuer of the Letter of Credit is insolvent or placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, or if a trustee, receiver or liquidator is appointed for the issuer, then Sublessee shall obtain from a different issuer a substitute Letter of Credit that complies in all respects with the requirements of this Section, and Sublessee’s failure to either (a) obtain such substitute Letter of Credit within fifteen (15) Business Days following its receipt of Sublessor’ s Demand or (b) temporarily post a Temporary Security Deposit within five (5) Business Days following Sublessor’ s Demand to be held pending issuance of the replacement Letter of Credit; provided however, Sublessor shall replace the Temporary Security Deposit with a Letter of Credit within thirty (30) days of Sublessor’ s Demand (and Sublessee’ s failure to do so shall, notwithstanding anything in this Sublease or the Prime Lease to the contrary, constitute an Event of Default by Sublessee hereunder for which there shall be no notice or grace or cure periods applicable thereto) and shall entitle Sublessor to immediately draw upon the then existing Letter of Credit (if applicable) in whole or in part, without notice to Sublessee and to hold the proceeds thereof as a cash security deposit. In the event that Sublessee provides a Temporary Security Deposit, Sublessor shall return the Temporary Security Deposit to Sublessee within ten (10) Business Days following receipt of the replacement Letter of Credit.
6.4    Letter of Credit Transfers. Sublessor shall have the right to assign its interest (including, without limitation, a collateral assignment thereof) in any Letter of Credit delivered to it by Sublessee pursuant to Section 6 of this Sublease to Prime Lessor or to any lender or assignee of Sublessor and Sublessor shall give notice of any such assignment to Sublessee. If requested by any Prime Lessor or such lender or assignee, Sublessee shall obtain an amendment
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to such Letter of Credit which names such lender or assignee as the beneficiary thereof in lieu of Sublessor. Any failure or refusal of the issuer to honor the Letter of Credit shall be at Sublessee’s sole risk and shall not relieve Sublessee of its obligations hereunder with respect to the Letter of Credit.
6.5    Draws and Replenishing. Sublessee hereby acknowledges and agrees that Sublessor is entering into this Sublease in material reliance upon the ability of Sublessor to draw upon the Letter of Credit as protection for the full and faithful performance by Sublessee of all of its obligations under this Sublease and for all losses and damages Sublessor may suffer (including, without limitation, damages that may be granted to Sublessor under California Civil Code Section 1951.2) as a result of any breach or default by Sublessee under this Sublease. At any time following the occurrence of an Event of Default hereunder, Sublessor may, but without obligation to do so, and without notice to Sublessee, draw upon the Letter of Credit, in part or in whole, and the proceeds may be applied by Sublessor (i) to cure any Event of Default of Sublessee, (ii) against any Rent payable by Sublessee under this Sublease that is not paid when due beyond the expiration of any cure period and/or (iii) to pay for all losses and damages that Sublessor has suffered (including, without limitation, damages that may be granted to Sublessor under California Civil Code Section 1951.2) as a result of any breach or default by Sublessee under this Sublease. The use, application or retention of the Letter of Credit, or any portion thereof, by Sublessor shall not prevent Sublessor from exercising any other right or remedy provided by this Sublease or by any applicable law, it being intended that Sublessor shall not first be required to proceed against the Letter of Credit and shall not operate as a limitation on any recovery to which Sublessor may otherwise be entitled. If any portion of the Letter of Credit is drawn upon, Sublessee shall, fifteen (15) Business Days after written demand therefor, either (a) reinstate the Letter of Credit to the Letter of Credit Amount required under this Sublease or (b) temporarily post a cash security deposit in the face amount of the Letter of Credit to be held pending issuance of the replacement Letter of Credit and which shall be refunded to Sublessee within three (3) days following Sublessee’s delivery of the Letter of Credit (and Sublessee’s failure to do so shall be an Event of Default by Sublessee hereunder for which there shall be no notice or grace or cure period applicable thereto) and shall entitle Sublessor to immediately draw upon the remaining portion of the then existing Letter of Credit in whole or in part, without notice to Sublessee and to hold the proceeds thereof as a cash security deposit (the “Drawn Security Deposit”) which Sublessor can use for the payment of any amount due Sublessor or to reimburse or compensate Sublessor for any liability, cost, expense, loss or damage (including reasonable attorneys’ fees) which Sublessor suffers or incurs by reason thereof. Sublessee shall within ten (10) days following demand pay Sublessor the amount so used or applied so as to restore the Drawn Security Deposit to the amount set forth in this Section 6. Sublessor shall not be required to keep all or any part of the Drawn Security Deposit separate from its general accounts. Sublessor shall, at the expiration or earlier termination of the Term and after Sublessee has vacated the Subleased Premises and surrendered the Subleased Premises in the condition required under this Sublease, return to Sublessee that portion of the Drawn Security Deposit not used or applied by Sublessor. No part of the Drawn Security Deposit shall be considered to be held in trust, to bear interest, or to be prepayment for any monies to be paid by Sublessee under this Sublease. In the event of an assignment by Sublessor of its interest under the Prime Lease, Sublessor shall have the right to transfer the Drawn Security Deposit to Sublessor’ s assignee,
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and Sublessee agrees to look to such assignee solely for the return of the Drawn Security Deposit, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Drawn Security Deposit to a new sublessor. Sublessee further covenants that it shall not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security and that neither Sublessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.
6.6    Retail Sublease Consent. Notwithstanding anything to the contrary contained in the Sublease, if the Retail Sublease is terminated pursuant to Section 3 of the Retail Sublease, then the Security Deposit and/or Letter of Credit shall be deemed reduced to [***] Dollars and [***] ($[***]), as of the effective date of such termination. If Sublessee shall have delivered the Security Deposit prior to termination of the Retail Sublease as set forth above, Sublessor shall refund the excess amount of such Security Deposit to Sublessee within five (5) Business Days thereafter. If Sublessee shall have delivered the Letter of Credit prior to termination of the Retail Sublease as set forth above, then Sublessee shall have the right to deliver a replacement Letter of Credit or an amended Letter of Credit in the reduced amount and otherwise in accordance with the requirements of Section 6.2 and upon receipt Sublessor shall promptly return the original Letter of Credit provided by Sublessee.
7.    INCORPORATION AND INTEGRATION OF PRIME LEASE.
7.1    Incorporation. Sublessee acknowledges that it has read the Prime Lease and is fully familiar with all terms and conditions of the Prime Lease. All of the Sections and Exhibits of the Prime Lease are incorporated into this Sublease as if fully set forth in this Sublease except that (i) Sections 2(B)-(H); from “provided” in the first sentence to the end of the first sentence in Section 3(C); Section 3(J); Section 4(A)(i)-(ii), (v), and the final paragraph; Section 4(C); Article 6; Section 11(B); the last sentence of Section 12(D); Section 13.F(iii)(5); Section 25(A)-(B); Article 26; Section 28(A)-(C); the second sentence of Section 28(D); the second sentence of Section 29(B); Article 36; Article 37; Exhibit C (Except for Section 7.1 (excluding from “provided” in the final paragraph of Section 7.1 to the end of Section 7.1, which shall not be incorporated), Section 7.3 (except all references to “Excess Cost Funds” shall not be incorporated), and 7.4); Exhibit D; Exhibit E; Section 3 of Exhibit H; Exhibit I of the Original Lease, and Section 1(A)-(C); the clause “other than for purposes of Paragraph 4.A(v)” in Section 1(D)(1) to the end of Section 1(D)(1); Section 2(A); Section 5(D); Article 6; Article 7; Article 9; and Article 10 of the First Amendment are deleted in their entirety from the Prime Lease as incorporated into this Sublease, (ii) all representations and warranties made by Prime Lessor in the Prime Lease are made solely by Prime Lessor and not by Sublessor, (iii) any rights of Sublessor to extend, expand, contract, cancel or terminate the Prime Lease and/or this Sublease shall not apply to or benefit Sublessee in any manner whatsoever except as expressly set forth herein, (iv) any signage rights set forth in the Prime Lease are for the exclusive benefit of Sublessor and Sublessee shall have no signage rights except as expressly set forth herein, and (v) any self-help rights or offset rights set forth in the Prime Lease shall not apply to or benefit Sublessee in any manner whatsoever, except as set forth in Section 7.4 of Exhibit C to the Prime Lease.
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7.2    Usage of Terms. Except as otherwise provided in or modified by this Sublease, the term “Landlord” as used in the Prime Lease shall refer to “Sublessor” hereunder, the term “Tenant” as used in the Prime Lease shall refer to “Sublessee” hereunder, the term “Lease” as used in the Prime Lease shall refer to this Sublease, the term “Business Day” as used in the Prime Lease shall refer to “Business Day” hereunder, the term “Commencement Date” as used in the Prime Lease shall refer to the “Commencement Date” hereunder, the term “Lease Term” as used in the Prime Lease shall refer to the “Term” and the “Early Access Period” hereunder collectively, “Occupancy Term” as used in the Prime Lease shall refer to the “Term” hereunder, the term “Base Rent” as used in the Prime Lease shall refer to “Base Rent” hereunder, the term “Premises” as used in the Prime Lease shall refer to the “Subleased Premises” hereunder, the term “Additional Rent” as used in the Prime Lease shall refer to “Additional Rent” hereunder, the term “Expiration Date” as used in the Prime Lease shall refer to the “Expiration Date” hereunder, the term “Permitted Use” as used in the Prime Lease shall refer to the “Permitted Use” hereunder, the term “Base Year” shall refer to the “Base Year” hereunder, the term “Occupancy Condition” as used in the Prime Lease shall refer to the Delivery Condition hereunder, any reference to “Existing Master Tenant” or “Existing Tenant Lease Termination” as used in the Prime Lease shall be of no further force or effect, any reference to “Landlord’s Work” as used in the Prime Lease shall be of no further force or effect, any reference to “Construction Term” as used in the Prime Lease shall be of no further force or effect, and any reference to “Back-Up Generator” as used in the Prime Lease shall be of no further force or effect (except for Exhibit J), and Sublessee shall have no right to install a back-up generator in the Subleased Premises. Any reference to the consent or approval of “Landlord” being required under the Prime Lease, as incorporated into this Sublease, shall require the consent or approval of both Prime Lessor and Sublessor, except as otherwise provided herein. Notwithstanding anything to the contrary contained in this Sublease, Sublessor shall not be required to (i) provide any of the insurance, services or construction to the Subleased Premises that Prime Lessor may have agreed to provide pursuant to the Prime Lease, (ii) provide any utilities (including electricity) to the Subleased Premises that Prime Lessor may have agreed to furnish pursuant to the Prime Lease (or as required by law), (iii) make any of the repairs that Prime Lessor may have agreed to make pursuant to the Prime Lease (or as required by law), including any repairs required following a casualty, (iv) take any other action relating to the operation, maintenance, repair, restoration, rebuilding, alteration or servicing of the Subleased Premises that Prime Lessor may have agreed to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made, complied with or taken under the Prime Lease, (v) provide any security for the Subleased Premises, or (vi) except as expressly set forth in this Sublease, provide Sublessee with any abatement, rebate, credit, allowance or other concession required of Prime Lessor pursuant to the Prime Lease. Sublessee shall not make any claim against Sublessor for any damage which may arise by reason of (a) the failure of Prime Lessor to keep, observe or perform any of its obligations under the Prime Lease or (b) the acts or omissions of Prime Lessor or its agents, affiliates, contractors, employees, invitees or licensees.
7.3    Abatements under Prime Lease. If Sublessor shall actually receive an abatement of Rent under the Prime Lease as to all or any portion of the Subleased Premises (for a period after the Abatement Period) resulting from any casualty, condemnation or interruption of services, then Sublessee shall be entitled to receive from Sublessor abatement of Base Rent for
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all or such portion of the Subleased Premises in accordance with the Base Rent payable for the Subleased Premises set forth in Section 4.1 hereof, but in no event in excess of the abatement actually received by Sublessor for the Subleased Premises, less any expenses incurred by Sublessor in obtaining such abatement.
7.4    Conflicts with Prime Lease; Assumption of Obligations. If any provision of this Sublease expressly conflicts with any portion of the Prime Lease as incorporated herein, the terms of this Sublease shall govern. Sublessee shall assume and perform for the benefit of Sublessor all of the obligations of “Tenant” under the Prime Lease provisions as incorporated herein to the extent that the provisions are applicable to the Subleased Premises.
7.5    Services under Prime Lease. Sublessee shall be entitled to receive all of the work, services, repairs, repainting, restoration, the provision of utilities, elevator or HVAC services, audit rights or the performance of any other obligations required of Prime Lessor under the Prime Lease with respect to the Subleased Premises (except to the extent any such obligations were not incorporated by reference above); provided, however, Sublessor’s sole obligation with respect thereto shall be to request the same from Prime Lessor, as requested in writing by Sublessee and at Sublessee’ s sole cost and expense (collectively, “Services”). If Prime Lessor shall default in any of its obligations to Sublessor with respect to the Subleased Premises, including without limitation, provision of the Services, and Sublessee notifies Sublessor in writing that Sublessee has previously notified Prime Lessor of such default and that such default or notice has been disregarded or not reasonably satisfactorily acted upon (which notice shall not be required if Prime Lessor has made it clear by notice or prior course of conduct with Sublessee that it will not deal directly with Sublessee), then upon Sublessee’s written request and provided Sublessee is not in an Event of Default, Sublessor will use commercially reasonable efforts to cause Prime Lessor to perform and observe such obligations (except that Sublessor shall not be obligated to commence any legal, arbitration or audit proceedings against Prime Lessor, or utilize any self-help rights, or make any payment of money or other consideration other than as expressly required of Sublessor under the Prime Lease), and Sublessor shall have no liability for failure to obtain the observance or performance of such obligations by Prime Lessor or by reason of any default of Prime Lessor under the Prime Lease or any failure of Prime Lessor to act or grant any consent or approval under the Prime Lease, or from any misfeasance or non-feasance of Prime Lessor, nor shall the obligations of Sublessee hereunder be excused or abated in any manner by reason thereof, except as expressly provided in this Sublease. If either (i) despite Sublessor’s commercially reasonable efforts Prime Lessor has not cured the subject default within sixty (60) days of Sublessor receiving notice thereof from Sublessee, or (ii) the nature of such Prime Lessor default is a failure to furnish essential services or make repairs that are the Prime Lessor’s obligation under the Prime Lease, and such failure renders all or any portion (other than to a de minimis extent) of the Subleased Premises untenantable, then in either such case, Sublessee shall have the right to take appropriate action (including bringing legal action) against Prime Lessor in Sublessor’s name, as an authorized agent of Sublessor, for purposes of enforcing the covenants of the Prime Lease with respect to the Premises; provided, (a) Sublessee shall only have the right to act as agent if Sublessee is not be in default under this Sublease beyond any applicable notice and cure period, (b) Sublessee shall provide at least five (5) Business Days prior notice of such action to Sublessor, (c) Sublessor shall not be required to incur any expense in connection with
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such action, and (d) Sublessee shall promptly provide copies of all papers and notices of all proceedings to Sublessor so that Sublessor may be kept fully informed in respect thereof. Sublessee shall use legal counsel reasonably acceptable to Sublessor in Sublessor’s reasonable discretion, and all documents or other filings shall be subject to Sublessor’s reasonable approval. In connection with the foregoing, Sublessee shall indemnify and hold Sublessor harmless from and against any and all claims, liabilities, damages, costs, expenses, loss or damage (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Sublessor as a result of any action brought by Sublessee against Prime Lessor, such indemnity shall survive the Expiration Date or sooner termination of this Sublease. Notwithstanding anything to the contrary contained in this Section 7.5, Sublessor may but has no obligation to, at any time, elect to bring such action on behalf of Sublessee or control any action brought by Sublessee under this Section 7.5, at Sublessee’s sole cost and expense in each instance, and in which case (A) Sublessor shall not settle or compromise such action without the reasonable consent of Sublessee, (B) Sublessee shall reasonably cooperate with Sublessor in connection therewith and (C) Sublessee shall indemnify and hold Sublessor harmless from and against any and all claims, liabilities, damages, costs, expenses, loss or damage (including, without limitation, reasonable attorneys’ fees and disbursements) which are incurred by Sublessor as a result of any such action. Sublessee shall pay to Sublessor, as Additional Rent, any costs or expenses incurred by Sublessor or charged or requested by Prime Lessor to provide, to the extent requested by Sublessee, any additional janitorial services, which shall be provided at Prime Lessor’s sole and absolute discretion. No more than once per calendar year, Sublessee may notify Sublessor of its request for Sublessor to exercise its audit right pursuant to the Prime Lease. If, at any time during the Term hereof, Sublessee elects to undertake the audit right specified in the Prime Lease, Sublessee shall notify Sublessor thereof whereupon Sublessor shall use commercially reasonable efforts to exercise such audit right on behalf of Sublessee pursuant to the Prime Lease; provided however any costs or expenses incurred by Sublessor and any costs due under the Prime Lease will be at Sublessee’ s sole expense. Sublessee shall pay Sublessor as Additional Rent for any costs or expenses incurred by Sublessor pursuant to Sublessee’s request within thirty (30) days of Sublessor’s request.
7.6    Requests for Services from Prime Lessor. Sublessor shall reasonably cooperate with Sublessee (at no cost to Sublessor except to a de minimis extent) as may be required to obtain from Prime Lessor any such work, services, repairs, repainting, restoration, the provision of utilities, elevator or HVAC services, or the performance of any of Prime Lessor’s other obligations under the Prime Lease, provided that in day-to-day issues, Sublessee shall contact Prime Lessor first to obtain the desired service or item and shall only contact Sublessor if Prime Lessor fails to perform. This Sublease shall at all times during the Term remain subject and subordinate to the Prime Lease (and to all matters to which the Prime Lease is subject and subordinate) and to all modifications and amendments to the Prime Lease. Sublessee shall promptly execute, acknowledge and deliver upon demand from Sublessor or Prime Lessor any instrument, certificate or other document reasonably required by Sublessor or Prime Lessor to evidence such subordination.
7.7    Normal Business Hours. If Sublessee changes the Normal Business Hours of the Premises pursuant to the terms of the Prime Lease, Sublessee shall pay all costs and expenses
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charged or requested by Prime Lessor, including without limitation pursuant to Section 8(A)(iii) of the Prime Lease starting as of the effective date of the change to Normal Business Hours as Additional Rent.
7.8    Termination Right. Sublessee shall have the right to terminate this Sublease in the event of a casualty to the extent of Sublessor’s termination right under Section 17 of the Prime Lease; provided, however, Sublessee must exercise such termination right five (5) Business Days prior to the applicable time period set forth for “Tenant” in the Prime Lease.
8.    PRIME LEASE.
At any time and on reasonable prior notice to Sublessee, Sublessor can elect to require Sublessee to perform Sublessee’ s obligations under this Sublease directly to Prime Lessor to the extent that Sublessor receives Prime Lessor’s prior written consent or as permitted by Prime Lessor’s Consent. Sublessee shall not do or permit to be done anything which would constitute a violation or breach of any of the terms, conditions or provisions of the Prime Lease, or which would cause the Prime Lease to be terminated or forfeited by virtue of any rights of termination or forfeiture reserved by, or vested in, Prime Lessor. During the Term of this Sublease, Sublessor shall timely pay all Rent and other charges that may become due and payable pursuant to the Prime Lease, and shall not voluntarily terminate the Prime Lease, subject to Sublessor’ s right to terminate the Prime Lease in the event of a casualty, condemnation, or default by Prime Lessor under the Prime Lease, nor will Sublessor agree to any amendment of the Prime Lease which would (i) adversely affect Sublessee’s use of or access to the Subleased Premises or (ii) increase Sublessee’s obligations hereunder or diminish Sublessee’s rights other than to a de minimis extent, without the prior written consent of Sublessee. If the Prime Lease terminates for any reason, this Sublease shall terminate and the parties shall be relieved from all liabilities and obligations under this Sublease, except for those that survive the termination of this Sublease; provided that the foregoing shall not be construed to limit any rights or remedies either party may have against the other resulting from the cause of such termination.
9.    ACCEPTANCE OF SUBLEASED PREMISES “AS IS”, “WHERE IS” AND “WITH ALL FAULTS”.
Except as otherwise expressly provided herein, the Subleased Premises shall be delivered to Sublessee in “AS IS”, “WHERE IS” and “WITH ALL FAULTS” condition without any representations and warranties with respect thereto by Sublessor, its agents, officers, directors, employees, affiliates, consultants, contractors or attorneys. Sublessee acknowledges and agrees that Sublessor and its agents, officers, directors, employees, consultants and attorneys have made no representations, warranties or promises of any nature whatsoever with respect to the Subleased Premises or any improvements located therein. The taking of possession of any portion of the Subleased Premises by Sublessee shall be conclusive evidence that Sublessee accepts the same “AS IS”, “WHERE IS” and “WITH ALL FAULTS” and that the Subleased Premises are suited for the use intended by Sublessee and are in good and satisfactory condition at the time such possession was taken. Further, if Sublessee discovers that there is a warranty applicable to any elements of the Sublessor Tenant Improvements that is assignable by Sublessor to Sublessee by its terms, Sublessor hereby assigns the benefit of such warranty to Sublessee.
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Sublessor expressly disclaims any liability for any noncompliance with Laws of the Subleased Premises on the Commencement Date or the failure of the Building systems or any improvements, equipment, personal property or other alterations to not be in good working order or repair. Sublessee represents and warrants to Sublessor that (a) its sole intended use of the Subleased Premises is for general office use in accordance with the terms of the Prime Lease (the “Permitted Use”) and (b) prior to executing this Sublease it has made such investigations as it deems appropriate with respect to the suitability of the Subleased Premises for its intended use and has determined that the Subleased Premises are suitable for such intended use. Sublessor shall have no obligation whatsoever to construct any improvements for Sublessee or to repair or refurbish the Subleased Premises, except as may be expressly set forth herein.
10.    USE; SIGNAGE; TRADE NAMES; PARKING.
10.1    Use. Sublessee agrees that the Subleased Premises shall be used by Sublessee (and its permitted assignees and sublessees) solely for the Permitted Use and for no other use, business or purpose whatsoever.
10.2    Signage. Sublessee shall have the right to the signage granted to “Tenant” under the Prime Lease (“Sublessee’s Signage”) subject to the terms and conditions of the Prime Lease, and without limitation Sections 10 and 13 of the Prime Lease, including Prime Lessor’s approval as applicable. Sublessee shall be responsible, at its sole cost and expense, for all costs associated with the design, fabrication, permitting, installation, repair, maintenance and replacement of Sublessee’ s Signage. Upon Sublessee’s written request, Sublessor shall help facilitate communications with Prime Lessor at no cost to Sublessor; provided however, Sublessor shall have no liability in the event that Prime Lessor does not provide Sublessor any Sublessee’s Signage. Sublessor shall not have approval rights regarding Sublessee’s signage provided Prime Lessor has granted its approval. Sublessee’ s rights to Sublessee’ s Signage shall be subject to all applicable Laws, including the requirement that Sublessee obtain all permits and approvals required by all applicable governmental authorities. Sublessee acknowledges and agrees that neither Prime Lessor nor Sublessor has made any representations or warranties regarding the likelihood of Sublessee obtaining the required consents, permits and approvals for Sublessee’s Signage and the failure of Sublessee to obtain such consents, permits or approvals shall not delay the Commencement Date, release Sublessee of any of Sublessee’s obligations hereunder or entitle Sublessee to any abatement of amounts due hereunder. Sublessee shall remove all of Sublessee’s Signage at the expiration of the Term at Sublessee’s sole cost and expense, including repairing any damage to the Building caused by such removal.
10.3    Trade Names. Neither Sublessor nor Sublessee will, directly or indirectly (A) issue any press release or other public statement or disclosure regarding this Sublease or any matters set forth in this Sublease, or (B) use the names, characters, artwork, designs, trade names, copyrighted materials, trademarks or service marks of the other party or its parent, affiliated or subsidiary companies, employees, directors, shareholders, assigns, successors or licensees in any advertising, publicity or promotion related to the Subleased Premises or this Sublease other than expressly in accordance with this Sublease, in each case, without the express prior written consent of the other party to be granted or withheld in such party’s sole and absolute discretion.
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10.4    Parking. Neither Prime Lessor nor Sublessor shall have any obligation to provide any parking to Sublessee under this Sublease or the Prime Lease (including as incorporated into this Sublease). Upon Sublessee’s written request, Sublessor shall help facilitate communications with Prime Lessor at no cost to Sublessor; provided however, Sublessor shall have no liability in the event that Prime Lessor does not provide Sublessor any parking. Bicycle parking is available to Sublessee in accordance with the Prime Lease.
11.    CONFIDENTIALITY.
Except as expressly permitted in this Section 11, neither party nor its agents, servants, employees, invitees and contractors will, without the prior written consent of the other party, disclose any Confidential Information of the other party to any third party. Information will be considered “Confidential Information” of a party if it: (a) is disclosed by the party to the other party in tangible form and is conspicuously marked “Confidential”, “Proprietary” or the like; (b) is disclosed by one party to the other party in non-tangible form and is identified by such party as confidential, proprietary or the like at the time of disclosure; or (c) would reasonably be understood, given the nature of the information or the circumstances surrounding its disclosure, to be confidential. In addition, notwithstanding anything in this Sublease to the contrary, the terms of this Sublease (but not its mere existence) will be deemed Confidential Information of each party. Other than the terms and conditions of this Sublease, information will not be deemed Confidential Information hereunder if such information: (i) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one known to have an obligation of confidentiality to the disclosing party; (ii) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one known to have an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Sublease by the receiving party; or (iv) is independently developed by the receiving party. The terms and conditions of this Sublease will cease being confidential if, and only to the extent that, they become publicly known, except through a breach of this Sublease by the disclosing party. Notwithstanding anything to the contrary set forth herein, either party may disclose this Sublease to Prime Lessor. Without limiting the generality of this Section 11, each party will secure and protect the Confidential Information of the other party (including, without limitation, the terms of this Sublease) in a manner consistent with the steps taken to protect its own confidential information, but not less than a reasonable degree of care. Each party may disclose the other party’s Confidential Information where: (1) the disclosure is required by law or by an order of a court or other governmental body having jurisdiction after giving reasonable notice to the other party with adequate time for such other party to seek a protective order, if reasonably possible; (2) if, in the opinion of counsel for such party, disclosure is advisable under any applicable securities laws regarding public disclosure of business information; (3) the disclosure is reasonably necessary for Sublessor or Sublessee to conclude a business transaction; or (4) the disclosure is reasonably necessary and is to that party’s or its affiliates’ or its actual or prospective lenders’ or investors’ employees, officers, directors, members, attorneys, accountants, consultants and advisors, or the disclosure is otherwise necessary for a party to exercise its rights and perform its obligations under this Sublease, so long as in all cases the disclosure is no broader than reasonably necessary and the party who receives the disclosure
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agrees prior to receiving the disclosure to keep the information confidential. Each party is responsible for ensuring that any Confidential Information of the other party that the first party discloses pursuant to this Section 11 is kept confidential by the person receiving the disclosure. Without limiting the generality of this Section 11, notwithstanding any public statements previously made by Sublessor regarding this Sublease, neither Sublessee nor Sublessor will, directly or indirectly issue any further public statements or press release regarding the existence of this Sublease or any matters set forth in this Sublease, or use either party’s name for any commercial purposes or use any of either party’s trademarks, in each case, without the express prior written consent of the other party to be granted or withheld in such party’s sole and absolute discretion; however, Sublessee may use the address of the Subleased Premises for identification purposes in the ordinary course of its business operations. Each party acknowledges that any breach of this Section 11 may cause irreparable harm for which monetary damages are an insufficient remedy and therefore that upon any breach of this Section 11 the non-breaching party shall be entitled to appropriate equitable relief without the posting of a bond in addition to whatever other remedies it might have at law or in equity.
12.    ASSIGNMENT AND SUB-SUBLETTING.
12.1    Consent Requirements. Subject to Sublessee obtaining the consent of Prime Lessor and Sublessor, which consent by Sublessor will not be unreasonably withheld, Sublessee shall have the right to assign this Sublease or to sub-sublease the Subleased Premises (each, a “Transfer”) in accordance with the provisions of Section 13 of the Prime Lease (to the extent Section 13 is incorporated into this Sublease pursuant to Section 7.1) and this Section 12. Copies of all materials required by Section 13(B) of the Prime Lease, and this Section 12 shall be delivered simultaneously to both Prime Lessor and Sublessor, together with Sublessee’s request for any such consent. In connection with any Transfer, Sublessor shall have the right to review and approve the current financial statements of any proposed assignee or new sub-sublessee (each, a “Transferee”). Without limiting the reasons upon which Sublessor could reasonably withhold its consent to a Transfer, it shall be deemed reasonable for Sublessor to withhold its consent if (i) the proposed use of the Subleased Premises is not permitted pursuant to the Prime Lease, (ii) it does not approve the creditworthiness or business reputation of the proposed Transferee, or (iii) Prime Lessor does not consent to the proposed Transfer. If Sublessor does not respond to Sublessee’s request for approval within thirty (30) days following Sublessor’ s receipt of a Transfer notice and all other information with respect thereto required herein, then Sublessee shall have the right to send Sublessor a second notice requesting Sublessor grant its approval to such proposed Transfer, which notice shall indicate in bold-face, capitalized letters, that “SUBLESSOR’S FAILURE TO RESPOND TO SUBLESSEE’S REQUEST FOR SUBLESSOR’S APPROVAL OF THE TRANSFER WITHIN FIVE (5) BUSINESS DAYS AFTER SUBLESSOR’S RECEIPT OF THIS SECOND (2nd) NOTICE, SHALL RESULT IN SUBLESSOR’S DEEMED APPROVAL OF THE TRANSFER.” If Sublessor fails to respond within five (5) Business Days following delivery of such second (2nd) notice, Sublessor shall be deemed to have approved such Transfer.
12.2    Fees; Sharing of Profits. Sublessee shall pay Sublessor’s reasonable fees and expenses incurred with respect to any proposed Transfer (and regardless of whether such
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Transfer is actually consummated) including, without limitation, reasonable attorneys’ fees (at market rates) incurred in reviewing Transfer documentation and required Prime Lessor consents thereto but not to exceed $5,000.00, in addition to any fees charged by Prime Lessor to Sublessor in connection with any such Transfer (including expenses under Section 13(B) of the Prime Lease), and any architects’, engineers’ and other consultants’ fees required for such Transfer and not duplicative of substantially similar costs incurred by Prime Lessor, which Sublessor agrees to rely upon in such instance, within thirty (30) days following written demand therefor from Sublessor accompanied by invoices reasonably substantiating such costs; provided, however Sublessor’ s legal fees are not considered duplicative of substantially similar costs and shall be subject to reimbursement by Sublessee subject to the cap. If Sublessor consents to any Transfer, Sublessee shall pay to Sublessor [***] percent ([***]%) of any Transfer Profits. “Transfer Profits” means all rent, additional rent or other consideration (including any consideration for the use of, sale of or other transfer of alterations, improvements, furniture, fixtures or equipment in excess of fair market value) paid by or on behalf of the Transferee in connection with the Transfer in excess of Base Rent and Additional Rent payable by Sublessee under this Sublease, after payment of Sublessee’s reasonable, out-of-pocket costs for any brokerage commission, attorneys fees, or improvements to the Subleased Premises undertaken by Sublessee incurred in connection with the Transfer which shall be fully recouped by Sublessee prior to the obligation to share any Transfer Profits. Sublessee shall provide Sublessor with a detailed statement setting forth the calculation of any Transfer Profits Sublessee either has or will derive from such Transfer. In addition, up to once per year, Sublessor or its designee shall have the right at all reasonable times to audit the books and records of Sublessee with respect to the calculation of the Transfer Profits. If such inspection reveals that the amount of Transfer Profits paid to Sublessor was incorrect, then within ten (10) days of Sublessee’s receipt of the results of such audit, Sublessee shall pay Sublessor the deficiency and if Sublessee’s underpayment was by more than ten percent (10%) of the actual Transfer Profits, the cost of Sublessor’ s audit.
12.3    Collection of Rent; Further Assignment/Subletting. If this Sublease is assigned, or if the Subleased Premises or any part thereof is Transferred or occupied by anyone other than Sublessee, whether or not Sublessee shall have been granted any required consent, Sublessor may, upon an Event of Default by Sublessee, collect rent and other charges from such Transferee or other occupant, and apply the net amount collected to the Base Rent and Additional Rent herein reserved, but no such Transfer, occupancy or collection shall be deemed to be a waiver of the requirements of this Section 12 or an acceptance of the Transferee or other occupant as the sublessee under this Sublease. The consent by Sublessor or Prime Lessor to a Transfer shall not in any way be construed to relieve Sublessee from obtaining the consent of Prime Lessor and Sublessor to any further Transfer. Such Transfer shall be subject to all of the terms and conditions of the Prime Lease and this Sublease, and Sublessee shall remain primarily liable under this Sublease notwithstanding any Transfer. Sublessee and any occupant pursuant to a Transfer hereunder shall have the same rights afforded to Sublessee in this Section 12 with respect to further Transfers, as well as the right to consummate a Permitted Transfer, in accordance with the terms of Section 13.F of the Prime Lease, to the extent incorporated herein.
12.4    Sublessor’ s Option as to Sublease Subject Space. Notwithstanding anything to the contrary contained in this Section 12, and subject to the terms and conditions of this
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Section 12.4, Sublessor shall have the option, by giving written notice to Sublessee (the “Recapture Notice”) within thirty (30) days after receipt of any notice of a Transfer of the entirety of the Subleased Premises for all or substantially all of the remaining Term, to terminate this Sublease. Such Recapture Notice shall cancel and terminate this Sublease, as of the proposed effective date of the subject sub-sublease or assignment. If Sublessor declines, or fails to elect in a timely manner to recapture under this Section 12.4, time being of the essence, then, provided Sublessor has consented to the proposed Transfer, Sublessee shall be entitled to proceed to Transfer the Subleased Premises to the proposed Transferee, subject to provisions of this Section 12. Notwithstanding anything to the contrary stated herein, Sublessee may invalidate any Recapture Notice if, within five (5) Business Days following Sublessee’s receipt of Sublessor’s written Recapture Notice, delivers a written notice indicating its revocation of request to Transfer its interest under this Sublease, in which case the Recapture Notice, and Sublessee’s Transfer request shall be deemed null and void in its entirety.
13.    DEFAULTS AND REMEDIES; HOLDOVER.
13.1    Default of Sublessee. In the event of a non-monetary default by Sublessee under the Prime Lease, Sublessee shall have the same notice and cure rights provided for in the Prime Lease as Sublessor would have for a similar default under the Prime Lease, except that Sublessee’s time to cure shall be shortened in each instance by five (5) days, it being agreed, however, that if Sublessee has less than five (5) Business Days to so observe or perform and the time provided in the Prime Lease to cure any default, such period shall not be shortened.
13.2    Remedies. Sublessor shall have all rights and remedies available at law or in equity in accordance with the terms of this Sublease. Without limiting the generality of the foregoing, upon any Event of Default by Sublessee under this Sublease, Sublessor shall have the rights and remedies provided by California Civil Code Section 1951.2, including but not limited to the right to terminate Sublessee’s right to possession of the Subleased Premises and to recover the worth at the time of award of the amount by which the unpaid Base Rent, Additional Rent and other charges for the balance of the Term after the time of award exceed the amount of rental loss for the same period that Sublessee proves could be reasonably avoided, as computed pursuant to subsection (b) of California Civil Code 1951.2; and the rights and remedies provided by California Civil Code Section 1951.4, that allows Sublessor to continue this Sublease in effect and to enforce all of its rights and remedies under this Sublease, including, without limitation, the right to recover Base Rent, Additional Rent and other charges as they become due, for so long as Sublessor does not terminate Sublessee’s right to possession.
13.3    Holdover. Sublessee shall have no right to occupy the Subleased Premises or any portion thereof after the expiration or earlier termination of this Sublease or the Prime Lease. Sublessee shall remove from the Subleased Premises all of its fixtures and equipment upon the expiration or earlier termination of this Sublease, including the FF&E (as defined below). If Sublessee or any party claiming by, through or under Sublessee holds over, Sublessor may exercise any and all remedies available to it at law or in equity to recover possession of the Subleased Premises and to recover damages. Sublessee shall indemnify, defend and hold Sublessor harmless from and against all liabilities, claims, causes of actions, losses, penalties,
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charges, expenses and damages suffered by Sublessor (including attorneys’ fees) resulting from or occasioned by Sublessee’s holding over, including consequential damages. For each and every month or partial month that Sublessee or any party claiming by, through or under Sublessee remains in occupancy of all or any portion of the Subleased Premises after the expiration of this Sublease or after termination of this Sublease or Sublessee’s right to possession of the Subleased Premises, Sublessee shall pay, as minimum damages and not as a penalty, monthly Base Rent equal to (i) for the initial 60 days of such Holdover, one hundred twenty five percent (125%) and (ii) thereafter, one hundred fifty percent (150%) of the Base Rent applicable to the Subleased Premises immediately prior to the date of such expiration or earlier termination of this Sublease or of Sublessee’s right of possession (the “Holdover Rent Amount”). If any holding over by Sublessee of the Subleased Premises causes a holdover under the Prime Lease, Sublessee shall be responsible for the greater of (i) the Holdover Rent Amount and (ii) all costs and expenses required to be paid by Sublessor to Prime Lessor in connection with any holding over by Sublessee under the Prime Lease as to such space, including, without limitation, holdover rent and consequential damages. In addition, to the extent any holding over by Sublessee of the Subleased Premises causes a holdover of any portion of the Premises under the Prime Lease which are not the Subleased Premises, Sublessee shall also be responsible for all costs and expenses required to be paid by Sublessor to Prime Lessor in connection with any holding over by Sublessee under the Prime Lease, including, without limitation, holdover rent and consequential damages. The acceptance by Sublessor of any lesser sum shall be construed as payment on account and not in satisfaction of damages for such holding over. Sublessee’ s failure to remove the FF&E or any other items of furniture, equipment, business and trade fixtures, freestanding cabinet work, movable partitions, cabling and other articles of personal property owned or installed by Sublessee from the Subleased Premises upon the expiration or earlier termination of this Sublease shall be deemed to be a holding over. Any such property not so removed by Sublessee as required herein shall be deemed abandoned and may be stored, removed, and disposed of by Sublessor at Sublessee’s expense, and Sublessee waives all claims against Sublessor for any damages resulting from Sublessor’ s retention and/or disposition of such property.
14.    ALTERATIONS; ALLOWANCE.
14.1    Alterations. Except as provided herein, Sublessee shall not make any alterations, additions or improvements (collectively, “Alterations”) in or to the Subleased Premises or make changes to locks on doors or add, disturb or in any way change any plumbing, mechanical, electrical, HVAC, life safety or other Building systems without obtaining the prior written consent of Sublessor to the extent required under the terms of the Prime Lease and Prime Lessor to the extent required under the terms of the Prime Lease. Sublessor shall respond to Sublessee’s written request for such Alteration(s) within fifteen (15) Business Days of Sublessee’s request; provided that Sublessee acknowledges that such fifteen (15) Business Day period shall be in addition to the time period provided for Prime Lessor to approve under the Prime Lease, which shall occur concurrently with Sublessor’s review in Sublessor’s discretion. Sublessor’s failure to respond within fifteen (15) Business Days constitutes its acceptance of such Alteration(s), subject to obtaining Prime Lessor’s approval, which Sublessor shall help facilitate as reasonably necessary upon Sublessee’s written request to Sublessor at no cost to Sublessor if Prime Lessor
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will not communicate directly with Sublessee; provided however, Sublessor shall have no liability in the event that Prime Lessor does not respond to the Alterations request. Any Alterations must be done in full compliance with the provisions of the Prime Lease. Notwithstanding anything to the contrary contained herein, it shall be deemed reasonable for Sublessor to withhold or rescind consent to any approvals related to Alterations that are not yet approved (until approval) or disapproved by Prime Lessor if to the extent such approval is required pursuant to the Prime Lease. Sublessee shall be afforded the same rights as Sublessor, as tenant, to perform non-structural Alterations without consent pursuant to Section 11.A of the Prime Lease. Notwithstanding the foregoing, Sublessee may, without Sublessor’ s consent, but subject to the approval of Prime Lessor install window tinting or frosting to the Building windows as part of Sublessee’s security protocols.
14.2    Alteration Requirements. All Alterations shall be made at Sublessee’s sole cost and expense and by contractors or mechanics approved by Sublessor and Prime Lessor to the extent such approval is required pursuant to the Prime Lease, and shall become the property of Sublessor without its obligation to pay for such Alterations. All work with respect to any Alterations shall be performed pursuant to the terms of the Prime Lease, in a good and workmanlike manner and shall be constructed in compliance with all plans approved by Sublessor and Prime Lessor if to the extent such approval is required pursuant to the Prime Lease. All Alterations shall be made strictly in accordance with all applicable laws relating thereto, including all building codes and regulations and the Americans with Disabilities Act (the “ADA”). In furtherance of the foregoing, Sublessee, at Sublessee’s sole cost and expense, shall make and complete any and all necessary alterations or upgrades to the Subleased Premises and/or the Building to the extent arising specifically by reason of Sublessee’ s Alterations in order to fully comply with the ADA and any life safety requirements applicable to the Subleased Premises and the Building. Sublessee, at its sole cost and expense, shall obtain any and all permits and consents of applicable governmental authorities in connection with all Alterations. Sublessee shall be liable to Sublessor and Prime Lessor for the reasonable costs of any improvements to the Building (whether or not on the Subleased Premises) to the extent required as a consequence of Sublessee’s Alterations. Sublessor hereby reserves the right to require any contractor, subcontractor or materialman working in or providing materials to the Subleased Premises to provide lien waivers and liability insurance covering the Alterations to the Subleased Premises. Sublessee shall give Prime Lessor and Sublessor not less than ten (10) days’ written notice prior to the commencement of any Alterations and shall allow Prime Lessor and Sublessor to enter the Subleased Premises and post appropriate notices to avoid liability to contractors or material suppliers for payment for any Alterations.
14.3    Surrender.
14.3.1    Upon the expiration or sooner termination of this Sublease, Sublessee shall vacate and surrender the Subleased Premises in good condition and repair, normal wear and tear excepted with all interior walls, floors and floor coverings cleaned, as required under Section 27 of the Prime Lease. Sublessee shall remove any Alterations installed by Sublessee after the Early Access Date to the extent required to be removed by Prime Lessor pursuant to Sections 27 and 11 of the Prime Lease and repair any damage to the Subleased Premises caused by any
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removal from the Subleased Premises of any Alterations or of any of Sublessee’s furniture, moveable trade fixtures, improvements or other property so removed from the Subleased Premises. In such event, all expenses to remove said Alterations and to restore the Subleased Premises to normal Building standards shall be paid by Sublessee. Notwithstanding anything to the contrary, Sublessee’ s removal and/or restoration obligations pursuant to this Section 14 shall not include any removal and/or restoration required of Sublessor for the Specialized Alterations under the Prime Lease or with respect to any other Alterations or other items requiring removal and/or restoration that were installed or made in the Subleased Premises prior to the Early Access Date (“Sublessor Restoration Work”), except that if any of Sublessee’s Alterations modify or eliminate any pre-existing Specialized Alterations or Alterations installed by Sublessor required to be restored by Prime Lessor, then Sublessee shall assume the restoration obligation of Sublessor as to such pre-existing Specialized Alteration or Alteration and the related components thereof in addition to the requirements of Sublessee hereunder and such removal or restoration obligation shall not be Sublessor Restoration Work.
14.3.2    Notwithstanding the foregoing or anything to the contrary contained in this Sublease but subject to Section 14.3.3 below, Sublessor shall be permitted to access the Subleased Premises during the last six (6) months of the Term to perform the Sublessor Restoration Work; provided however that Sublessor shall not remove or restore any Alterations (as defined in the Prime Lease) or Tenant Improvements installed prior to the Early Access Date unless required by Prime Lessor to be removed or if Sublessor’ s restoration obligations are waived pursuant to the Restoration Waiver (defined below). Sublessor shall access the Subleased Premises and conduct the Sublessor Restoration Work pursuant to a mutually agreeable schedule and shall use commercially reasonable efforts to minimize noise, dust and/or disruption to Sublessee. If any portion of the Subleased Premises is rendered materially unusable during or following such Sublessor Restoration Work Rent for such materially unusable portion of the Subleased Premises shall be abated in proportion to that part of the Subleased Premises that is not materially usable using the Base Rent for such portion of the Subleased Premises set forth in Section 4.1 hereof, and shall consider the nature and extent of interference with Sublessee’ s ability to conduct business in the Subleased Premises and the need for access to the Subleased Premises and essential services; provided however, that Sublessee shall remain liable for Utility Rent and Electricity Costs during any such abatement period. Further, if Sublessor is to perform the Sublessor Restoration Work, at Sublessee’s option, Sublessee may elect to terminate the Sublease with respect to such portion (or the entirety, as applicable) of the Subleased Premises, without breach, default or penalty as of a date no earlier than the commencement of the Sublessor Restoration Work, and the terms of this Sublease shall be appropriately adjusted.
14.3.3    Notwithstanding anything in Section 14.3.1 to the contrary, if Sublessee desires to negotiate a direct lease with Prime Lessor which extends Sublessee’ s occupancy of all or any portion of the Subleased Premises past the Expiration Date, Sublessee shall (i) provide Sublessor with written notice by August 30, 2028 of Sublessee’s intent to enter into a direct lease with Prime Lessor, (ii) negotiate in good faith with Prime Lessor to receive a waiver of Sublessor’ s Restoration Work for the benefit of Sublessor on or before six (6) months prior to the Expiration Date (the “Restoration Waiver”), at no additional cost or liability to Sublessor,
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and (iii) promptly notify Sublessor if Sublessee executes a direct lease with Prime Lessor for all or any portion of the Subleased Premises for any term following the Expiration Date. If Sublessee receives a Restoration Waiver, Sublessor shall not perform any Sublessor Restoration Work subject to the Restoration Waiver, Sublessor will have no further obligations to conduct such Sublessor Restoration Work under this Sublease, Sublessee shall assume the obligations of the Sublessor Restoration Work not otherwise waived pursuant to the Restoration Waiver, and Sublessee shall no longer have the right to terminate the Sublease pursuant to Section 14.3.2 and such termination right will be of no further force or effect.
14.4    Allowance. Sublessee shall be entitled to an allowance of [***] Dollars ($[***]) (the “Allowance”) to reimburse Sublessee for certain costs associated with Sublessee’s initial work to fit out the Subleased Premises and the Retail Premises (collectively, the “Total Premises”). In no event shall Sublessor be obligated to make disbursements pursuant to this Sublease (i) in an aggregate amount that exceeds the Allowance or (ii) prior to Sublessor’ s receipt of the Letter of Credit. Notwithstanding anything to the contrary contained in this Sublease, unless and until the Letter of Credit is received as required pursuant to this Sublease, Sublessor shall be relieved from any obligation to provide the Allowance under this Sublease. For purposes of this Sublease, the term “Approved Tenant Improvement Costs” as used in the Prime Lease shall also include costs for soft construction, data and cabling installation, IT infrastructure, and furniture, fixtures and equipment. Notwithstanding anything to the contrary stated herein, Sublessee may use the Allowance granted under this Sublease for any portion of the Total Premises. For example, Sublessee may elect, at its sole option, to use the entire Allowance, or no portion of the Allowance for work to be performed within the Retail Premises.
14.5    Allowance Procedure. Sublessee will seek reimbursement of the Allowance from Sublessor by requesting the Allowance in accordance with the terms and procedures set forth in Section 7.3 of Exhibit C to the Prime Lease as though the Allowance hereunder is the Improvement Allowance for the Tenant Improvements and the Premises is the Total Premises.
14.5.1    Notwithstanding the foregoing and Sections 7.3 of Exhibit C of the Prime Lease, Sublessor shall pay to Sublessee within sixty (60) days after Sublessee makes application thereof in accordance with Section 7.3 of Exhibit C of the Prime Lease and following receipt of all additional documents or information requested by Sublessor, the lesser of (A) such portion of the Allowance less the Final Retention and (B) the balance of any remaining available portion of the Allowance (not including the Final Retention). Subject to the provisions of this Sublease, payment for the Final Retention payable to Sublessee shall be made in accordance with Section 7.3(b) of Exhibit C of the Prime Lease. If any portion of the Allowance has not been properly requested for disbursement by Sublessee in accordance with the terms of this Section 14 by the date which is two (2) years following the Commencement Date, then such unused amounts may be applied as a credit against the next Rent payment(s) then due under this Sublease, until such Allowance is exhausted. Notwithstanding the foregoing, Sublessor may offset any fees and costs under Section 2.6(b) of Exhibit C to the Prime Lease or any other costs that Prime Lessor is owed for its review of Alterations against the Allowance.
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14.5.2    Notwithstanding any provision to the contrary contained in this Sublease, if Sublessee is then in default under this Sublease, then in addition to all other rights and remedies granted to Sublessor pursuant to this Sublease, Sublessor shall have the right to withhold payment of all or any portion of the Allowance until such time as such default is cured pursuant to the terms of this Sublease. Notwithstanding any provision to the contrary contained in this Sublease, upon the occurrence and during the continuance of a default, Sublessor may cause Sublessee to cease the construction of any Alterations (in which case, Sublessee shall be responsible for any delay in the substantial completion of the Alterations caused by such work stoppage), and all other obligations of Sublessor under the terms of this Sublease shall be forgiven until such time as such default is cured pursuant to the terms of this Sublease (in which case, Sublessee shall be responsible for any delay in the substantial completion of any Alterations caused by such inaction by Sublessor).
14.5.3    Payment of the Allowance under this Sublease by Sublessor shall not be deemed Sublessor’s approval or acceptance of the work furnished or materials supplied as set forth in Sublessee’s draw request. Upon disbursement of the entire Allowance, except for the Final Retention (which will be released pursuant to this Section 14), Sublessee shall be solely responsible for the timely payment of all amounts payable with respect to the design and construction of the Alterations.
14.6    Retail Sublease Consent. Notwithstanding anything to the contrary contained in this Sublease, if the Retail Sublease is terminated pursuant to Section 3 of the Retail Sublease, then the Allowance shall be reduced to [***] Dollars ($[***]).
15.    INDEMNIFICATION; LIMITATION OF DAMAGES.
15.1    Sublessee’ s Duty to Indemnify. Sublessee shall indemnify, defend and hold Sublessor and Prime Lessor and their respective directors, officers, agents, affiliates, contractors, employees, licensees or invitees harmless from and against all claims, damages, losses, causes of action, penalties, liabilities, costs and expenses, including reasonable attorneys’ fees and costs (collectively, “Claims”), arising from: (a) Sublessee’s use of the Subleased Premises or the conduct of its business or any activity, work, or thing done, permitted or suffered by Sublessee in or about the Subleased Premises, (b) any breach or default in the performance of any obligation to be performed by Sublessee under the terms of this Sublease (or any consents thereto) or Prime Lessor’s Consent and (c) any act, neglect, fault or omission of Sublessee or of its directors, officers, affiliates, agents, contractors, employees, licensees or invitees related to the Subleased Premises (collectively, the “Indemnified Claims”). The foregoing indemnity shall include, without limitation, any sums for which Sublessor may be liable to Prime Lessor under any indemnity, defense or hold harmless provision in the Prime Lease to the extent resulting from the Indemnified Claims. Notwithstanding anything to the contrary stated herein, the foregoing indemnity shall not include or apply to Indemnified Claims to the extent the same arise out of or in connection with the breach of Sublessor of the Prime Lease or this Sublease (including prior to the Sublease Commencement Date) or the negligence or willful misconduct of Sublessor. In case any action or proceeding shall be brought against Sublessor or its directors, officers, agents, contractors, employees, licensees or invitees by reason of any such Indemnified Claim,
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Sublessee, upon notice from Sublessor, shall defend the same at Sublessee’s expense by counsel reasonably approved in writing by Sublessor. Sublessee shall keep, or shall cause its counsel to keep, Sublessor fully apprised at all times of the status of such defense and shall not settle same without the written consent of Sublessor. To the fullest extent permitted by law, and subject to the waiver of subrogation set forth in Section 17.2 below, Sublessee, as a material part of the consideration to Sublessor, hereby assumes all risk of, and waives all claims against Sublessor with respect to, damage to property or injury to persons in, upon or about the Subleased Premises from any cause whatsoever except that which is caused by the negligence or willful misconduct of Sublessor.
15.2    Sublessor’s Duty to Indemnify. Sublessor shall indemnify and hold Sublessee harmless from and against all Claims, arising from (a) a default by Sublessor under the Prime Lease or this Sublease (other than if such default is caused by a default by Sublessee under this Sublease), and (b) any claim for any injury to or death of any person or damage to property arising out of, pertaining to, or resulting from the negligent acts or omissions of Sublessor, its agents or employees arising from the use or occupancy of the Subleased Premises prior to the Early Access Date.
15.3    Limitation of Damages. Under no circumstances shall either party to this Sublease be liable for any indirect, incidental, special or consequential damages arising out of this Sublease, including, without limitation, any damages arising from lost revenues, profits, use or business opportunity regardless of the cause of such damages and whether or not the other party was aware or should have been aware of the possibility of these damages; provided, however, that Sublessee will remain liable for (i) any indemnification obligations, and (ii) any consequential damages arising out of any holdover of the Subleased Premises after the expiration of the Term or termination of this Sublease to the extent payable by Sublessor under the Prime Lease.
16.    DAMAGE TO SUBLESSEE’S PROPERTY.
Prime Lessor and Sublessor and their respective directors, officers, employees, contractors, affiliates and agents shall not be liable for (a) any damage to any property entrusted to employees at the Building or its property managers, (b) loss or damage to any property by theft or otherwise, (c) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing work therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever, or (d) any damage or loss to the business or occupation of Sublessee arising from the acts or neglect of other lessees or occupants of, or invitees to, the Building. Sublessee shall give prompt notice to Sublessor and Prime Lessor in case of fire or accident in the Subleased Premises or in the Building or of defects therein or in the fixtures or equipment.
17.    INSURANCE; WAIVER OF SUBROGATION.
17.1    Insurance. Sublessee shall, at its sole cost and expense, maintain throughout the Term, all insurance coverage required to be maintained by Sublessor, pursuant to the terms and
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conditions of the Prime Lease, with a company authorized to transact business in the jurisdiction where the Subleased Premises is located and otherwise in accordance with the terms of the Prime Lease. Sublessor and Prime Lessor (and such other parties as required by the provisions of the Prime Lease) shall be named as additional insureds under such insurance. Sublessee shall provide Sublessor and Prime Lessor with certificates of insurance evidencing the insurance required to be maintained by Sublessee herein prior to any entry of the Subleased Premises by Sublessee and, upon request, from time to time thereafter. Sublessee further agrees to give not less than thirty (30) days’ advance written notice to Sublessor and Prime Lessor (and any other parties named as additional insureds thereon) of any cancellation or reduction of insurance under any such policy. Sublessor represents and warrants that to its actual knowledge as of the Effective Date, the insurance requirements under the Prime Lease are still in full force and have not been changed.
17.2    Waiver of Subrogation. Notwithstanding anything to the contrary contained in this Sublease, Sublessee hereby waives on behalf of itself, and on behalf of its insurers, any and all rights of recovery against Sublessor, Prime Lessor and the directors, officers, employees, agents and representatives of Sublessor or Prime Lessor, by way of subrogation or otherwise, on account of loss or damage occasioned to Sublessee or its property or the properties of others under its control caused by fire or any of the extended coverage risks described hereunder to the extent that such loss or damage is insured under any insurance policy in force at the time of such loss or damage or required to be carried hereunder. If necessary for its effectiveness, Sublessee shall give notice to its insurance carrier of the foregoing waiver of subrogation. Notwithstanding anything to the contrary contained in this Sublease, Sublessor hereby waives on behalf of itself, and on behalf of its insurers, any and all rights of recovery against Sublessee and its officers, employees, agents and representatives on account of damage to Sublessor or its property or the properties of others under its control caused by fire or any of the extended coverage risks described herein to the extent that such loss or damage is insured under any insurance policy in force at the time of such loss or damage or required to be carried hereunder. Sublessor shall use commercially reasonable efforts to cause Prime Lessor’s Consent to include the agreement of Prime Lessor that any and all insurance policies required to be carried by Prime Lessor shall include a subrogation clause for the benefit of Sublessee substantially similar to the terms of Section 14(D) of the Prime Lease.
18.    SERVICES.
Except to the extent set forth in Section 7.3 of this Sublease, Sublessor shall not be liable for, and Sublessee shall not be entitled to any abatement of Rent by reason of, (a) the failure to furnish or delay in furnishing any of the services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Sublessor or Prime Lessor or by the making of any repairs or improvements to the Subleased Premises or to the Building or (b) the limitation, curtailment, rationing or restrictions on use of water, electricity, gas or any other utility servicing the Subleased Premises or the Building by any utility or governmental agency. Sublessee shall not connect any electrical equipment to the Building’s
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electrical distribution system which may overload the electrical capacity of the Building or the Subleased Premises.
19.    TIME; BUSINESS DAY.
Time is of the essence of this Sublease. As used herein, the term “Business Day” shall mean Monday through Friday (except public holidays).
20.    RIGHT TO PERFORM.
If Sublessee shall fail to pay any sum of money required to be paid by it under this Sublease, or shall fail to perform any other act on its part to be performed under this Sublease, and such failure shall continue for ten (10) Business Days after written notice thereof by Sublessor, Sublessor may, but shall not be obligated so to do, and without waiving or releasing Sublessee from any obligations of Sublessee, make any such payment or perform any such other act on Sublessee’s part to be made or performed as provided in this Sublease. Sublessee shall reimburse Sublessor for all reasonable costs incurred by Sublessor in connection with such payment or performance immediately upon demand plus interest, as Additional Rent, at the Default Rate from the date incurred by Sublessor until the date paid by Sublessee. If Sublessor receives a notice of default from Prime Lessor under the Prime Lease, Sublessor shall promptly deliver a true and correct copy of the same to Sublessee.
21.    NON-WAIVER.
Neither the acceptance of Rent nor any other act or omission of Sublessor or Sublessee at any time or times after the happening of any event authorizing the cancellation or forfeiture of this Sublease shall operate as a waiver of any past or future violation, breach or failure to keep or perform any covenant, agreement, term or condition hereof, or deprive either party of its right to cancel or forfeit this Sublease, upon the notice required by law, at any time that cause for cancellation or forfeiture may exist, or be construed so as to at any future time prevent either party from promptly exercising any other option, right or remedy that it may have under any term or provision of this Sublease.
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22.    NOTICES.
All notices under this Sublease shall be in writing and addressed to either Sublessor or Sublessee as follows:

If to Sublessor:	Salesforce, Inc. [***]

with a copy to:	Salesforce, Inc. [***]

with a copy to:	Paul Hastings LLP [***]

If to Sublessee:

Prior to the Commencement Date:	Anthropic, Inc. [***]

After the Commencement Date:	At the Subleased Premises [***]
With an email copy (which shall not constitute service) to Drossman Law, PC, [***]
or to such addresses as may hereafter be designated by either party in writing. Notwithstanding the foregoing, Sublessor may also always deliver any notice to Sublessee at the Subleased Premises. Notices delivered personally or sent same-day courier will be effective immediately upon delivery to the addressee at the designated address; notices sent by overnight courier will be effective one (1) Business Day after acceptance by the service for delivery; notices sent by mail will be effective two (2) Business Days after mailing.
23.    SURRENDER OF SUBLEASED PREMISES.
The voluntary or other surrender of this Sublease by Sublessee, or a mutual cancellation hereof, shall not work a merger, and shall, at the option of Sublessor, operate as an assignment to it of any sub-subleases or sub-subtenancies.
24.    GENERAL PROVISIONS.
24.1    Sublessor Covenants. Sublessor represents and warrants to Sublessee that: (i) a true, correct and complete copy of the Prime Lease, as may be redacted, is attached as Exhibit A; (ii) the Prime Lease is in full force and effect; (iii) Sublessor has not received any notice of default from Prime Lessor under the Prime Lease which has not been cured; and (iv) Sublessor has not sent any notice of default to Prime Lessor under the Prime Lease that has not been cured.
24.2    Entire Agreement. This Sublease and the Exhibits attached hereto contain all of the agreements of the parties with respect to the subject matter hereof, and there are no verbal or
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other agreements which modify or affect this Sublease. This Sublease and the Exhibits attached hereto supersede any and all prior agreements made or executed by or on behalf of the parties hereto regarding the Subleased Premises.
24.3    Terms and Headings. The words “Sublessor” and “Sublessee” include the plural as well as the singular, and words used in any gender include all genders. The titles to Sections of this Sublease are not a part of this Sublease and shall have no effect upon the construction or interpretation of any part hereof.
24.4    Successors and Assigns. All of the covenants, agreements, terms and conditions contained in this Sublease shall inure to and be binding upon Sublessor and Sublessee and their respective permitted successors and assigns.
24.5    Brokers. Sublessee represents and warrants to Sublessor that, except with respect to Raise Commercial Real Estate Inc. (“Sublessee’s Broker”), Sublessee has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Sublease, and Sublessee shall indemnify, defend and hold harmless Sublessor against any loss, cost, liability or expense incurred by Sublessor as a result of any claim asserted by any such broker, finder or other person (other than Sublessee’s Broker) on the basis of any arrangements or agreements made or asserted to have been made by or on behalf of Sublessee. Sublessor represents and warrants to Sublessee that, except with respect to CBRE, Inc. (“Sublessor’s Broker”), Sublessor has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Sublease, and Sublessor shall indemnify, defend and hold harmless Sublessee against any loss, cost, liability or expense incurred by Sublessee as a result of any claim asserted by any such broker, finder or other person (other than Sublessor’s Broker) on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Sublessor. Sublessor shall be responsible for paying any commissions due and payable to Sublessee’ s Broker in connection with the parties entering into this Sublease pursuant to a separate agreement.
24.6    Liability of Sublessor; Limitations on Sublessee’s Remedies. No officer, director, contractor, employee or shareholder of either party, nor any parent, subsidiary or affiliate thereof shall have or incur any personal liability whatsoever with respect to this Sublease. With respect to any provision of this Sublease that specifically requires that Sublessor shall not unreasonably withhold, unreasonably condition or unreasonably delay its consent or approval, Sublessee in no event shall be entitled to make, nor shall Sublessee make, any claim, and subject to Section 24.13 below, Sublessee hereby waives any claim, for any sum of money whatsoever as damages, costs, expenses, attorneys’ fees or disbursements, whether affirmatively or by way of setoff, counterclaim or defense, based upon any claim or assertion by Sublessee that Sublessor has unreasonably withheld, unreasonably conditioned or unreasonably delayed such consent or approval. Sublessee’s sole remedy for claimed unreasonable withholding or unreasonably delaying by Sublessor of its consent or approval shall be an action or proceeding brought and prosecuted solely at Sublessee’s own cost and expense to enforce such provision, for specific
30

performance, injunction or declaratory judgment, which may be sought by ex parte proceeding or expedited arbitration in accordance with local JAMS procedures and customs.
24.7    Severability. Any provision of this Sublease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.
24.8    Examination of Sublease. Submission of this instrument for examination or signature by Sublessee does not constitute a reservation of or option to sublease, and it is not effective as a sublease or otherwise unless and until (a) the execution by and delivery to both Sublessor and Sublessee, and (b) the Prime Lessor consents hereto as provided in Section 3.
24.9    Recording. Neither Sublessor nor Sublessee shall record this Sublease or any memorandum hereof without the written consent of the other and any attempt by Sublessee to do the same shall constitute an immediate and uncurable default by Sublessee under this Sublease.
24.10    Authorized Signatory. Each of Sublessor and Sublessee hereby represents and warrants to the other party that the person executing this Sublease on behalf of it is a duly authorized representative of the signing party and has full authority to execute and deliver this Sublease.
24.11    Survival of Obligations. All provisions of this Sublease which require the payment of money (including any holdover provisions) or the delivery of property after the termination of this Sublease or require Sublessee to indemnify, defend or hold Sublessor harmless or require Sublessor to indemnify, defend or hold harmless the Sublessee shall survive the expiration or earlier termination of this Sublease.
24.12    Counterparts. This Sublease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument. The parties hereto consent and agree that this Sublease may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s hand-written signature. The parties further consent and agree that (i) to the extent a party signs this Sublease using electronic signature technology, by clicking “sign”, such party is signing this Sublease electronically and (ii) the electronic signatures appearing on this Sublease shall be treated, for purposes of validity, enforceability and admissibility, the same as hand-written signatures.
24.13    Attorneys’ Fees and Costs. If either Sublessor or Sublessee should bring suit for the possession of the Subleased Premises, for the recovery of any sum due under this Sublease, or because of the breach of any provision of this Sublease or for any other relief against the other pursuant to this Sublease, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of such breach (including
31

reasonable attorneys’ fees and costs incurred in connection with preparing any notice of default) and shall be enforceable.
24.14    OFAC. For purposes of this Sublease, the following terms shall have the following meanings: (i) “Anti-Terrorism Laws” means any: (a) laws or regulations concerning economic and trade sanctions requirements, restrictions, and embargoes administered or enforced by the United Nations, United States authorities (including, but not limited to, the United States Department of the Treasury, the United States Department of Commerce, and the United States Department of State), Her Majesty’s Treasury, the European Union, or any other relevant governmental authority (collectively, “Sanctions”); and (b) laws or regulations governing anti-terrorism and anti-money laundering activities, and include the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, and Title 3 of the USA Patriot Act (defined below), and any regulations promulgated under any of them, each as may be amended from time to time; (ii) “Prohibited Person” means any person: (A) that is the subject or target of any Sanctions; (B) named in any Sanctions-related list maintained by the U.S. Department of State; the U.S. Department of Commerce, including the Bureau of Industry and Security’s Entity List and Denied Persons List; or the U.S. Department of the Treasury, including the OFAC Specially Designated Nationals and Blocked Persons List, the Sectoral Sanctions Identifications List, and the Foreign Sanctions Evaders List; or any similar list maintained by the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant governmental authority; (C) located, organized or resident in a country, territory or geographical region which is itself the subject or target of any territory-wide Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea, Syria and, prior to January 17, 2017, Sudan) (a “Sanctioned Jurisdiction”); (D) owned or controlled by any such Person or Persons described in the foregoing clauses (A)-(C); or (E) with whom Sublessee is otherwise prohibited from dealing or engaging in any transaction by any Sanctions; and (iii) “USA Patriot Act” means the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56). Sublessee is not, nor at any time during the Term will be: (I) conducting any business or engaging in activities that violate, or would otherwise cause any person to violate, Anti-Terrorism Laws; (II) included on any other list whereby the provision of the services contemplated in this Sublease would be in violation of Sanctions, including by becoming a Prohibited Person; or (III) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Laws. Sublessee is not a Prohibited Person, has no reason to believe that it or any of its affiliated parties is the target of an investigation by authorities that could result in it becoming a Prohibited Person. Sublessee agrees that no portion of the funds used to pay the Sublessee’s obligations under this Sublease will be sourced or derived, in whole or in part, from activities (x) in violation of Anti-Terrorism Laws or (y) between a Sublessee and a Prohibited Person.
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24.15    Exhibits. The following Exhibits are attached hereto and by this reference made a part of this Sublease:

EXHIBIT A	Redacted Prime Lease
EXHIBIT B	Form of Confirmation of Commencement Date Certificate
EXHIBIT C	Form of Letter of Credit
EXHIBIT D	List of FF&E
EXHIBIT E	Form of Bill of Sale
25.    KEYS AND ACCESS CARDS; SUBLESSOR ACCESS.
Sublessee shall provide Sublessor and Prime Lessor with keys and access cards to the Subleased Premises so that both Sublessor and Prime Lessor may enter the Subleased Premises subject to and in accordance with the entry rights set forth in provisions of the Prime Lease incorporated herein, including, without limitation, Section 9 of the Prime Lease; provided, however, (i) Sublessor must give Sublessee at least twenty-four (24) hours prior written notice before any entry into the Subleased Premises and (ii) Sublessee shall have the right to have a representative of Sublessee escort Sublessor upon any entry into the Subleased Premises, but Sublessor’ s rights to conduct any such entry, and the timing of such entry, shall not be affected if Sublessee shall fail to make such representative reasonably available. Notwithstanding the foregoing, Sublessor has the right to enter the Subleased Premises without prior notice or escort in the event of an emergency provided Sublessor shall be required to provide written notice as soon as reasonably possible detailing the required access and nature of the emergency. Subject to its compliance with the foregoing, Sublessor shall have no liability to Sublessee by reason of any such entry.
26.    CERTIFIED ACCESS SPECIALIST.
For purposes of Section 1938 of the California Civil Code and to Sublessor’s actual knowledge, Sublessor hereby discloses to Sublessee, and Sublessee hereby acknowledges, that the Subleased Premises have not undergone inspection by a Certified Access Specialist (“CASp”). As required by Section 1938(e) of the California Civil Code, Sublessor hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Sublessor and Sublessee hereby agree as follows: (a) any CASp inspection requested by Sublessee shall be conducted, at Sublessee’ s sole cost and expense, by a CASp approved in advance by Sublessor; and (b) the parties rights and obligations with respect to making any repairs within the Subleased Premises to correct violations of construction-related accessibility
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standards shall be in accordance with Section 3(C) of the Prime Lease (to the extent incorporated herein) and Section 7.5 and Section 7.6 herein. The foregoing verification is included in this Sublease solely for the purpose of complying with California Civil Code Section 1938 and shall not in any manner affect Sublessor’s and Sublessee’s respective responsibilities for compliance with construction-related accessibility standards as provided under this Sublease.
27.    ANTI-CORRUPTION.
In accordance with the U.S. Foreign Corrupt Practices Act (15 U.S.C. Section 78dd-1, et seq.), Sublessee affirms that it has not and agrees that it will not, in connection with this Sublease (and any services provided thereunder) offer, promise, agree to make or authorize any corrupt or improper payment or transfer of anything of value, any benefit, or any advantage, directly or indirectly to: (i) any Government Official (as hereinafter defined); (ii) any person while knowing or having reason to know that all or a portion of the value will be given, offered, or promised, directly or indirectly to a Government Official; (iii) any director, officer, employee, representative or agent of Sublessor or any of its affiliates; or (iv) any other person or entity if such payment or transfer would violate the laws of any relevant jurisdiction. It is the intent of the parties that no payments or transfers of value shall be made which have the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks or other unlawful or improper means of obtaining business or any improper advantage. Sublessee shall promptly inform Sublessor upon becoming aware of any possible violations of this provision in connection with this Sublease. Sublessee must require that any third parties used in the performance of this Sublease will also fully comply with all applicable laws. Sublessee is fully responsible for the activities of any third parties which Sublessee uses in the performance of Sublessee’s obligations under this Sublease. For purposes of this Sublease, “Government Official” means anyone that is, works for, or on the behalf of (a) a national, regional, municipal, or local government; (b) a department, agency, subsidiary, or branch of a national, regional, municipal, or local government; (c) a government-owned or government-controlled company (for example, a state-owned oil company, bank, airline, hospital, university, etc.); (d) a subsidiary of a government-owned or government-controlled company; (e) a public international organization (for example, the International Monetary Fund, the United Nations, the World Bank, the World Trade Organization, etc.); (f) a member of a royal family; or (g) a political party, political party official, or candidate for political office.
28.    FURNITURE, FIXTURES AND EQUIPMENT.
Sublessee shall purchase Sublessor’ s furniture, fixtures and equipment located within the Subleased Premises which are identified on the Schedule attached to the Bill of Sale attached hereto as Exhibit E (collectively, the “FF&E”) from Sublessor for the amount of One Dollar ($1.00) pursuant to a Bill of Sale as of the Early Access Date in substantially the form attached hereto as Exhibit E. Notwithstanding the foregoing, upon the occurrence of an Event of Default by Sublessee, at Sublessor’s option Sublessor shall purchase the FF&E from Sublessee for the amount of One Dollar ($1.00) pursuant to a Bill of Sale in substantially the form attached hereto as Exhibit E. The FF&E shall be delivered to Sublessee “AS IS”, “WHERE IS” and “WITH ALL FAULTS” and Sublessor shall have no obligation to maintain, repair or replace any of the
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FF&E. Sublessee shall surrender the Subleased Premises with all FF&E removed in accordance with Section 13.3 except if Sublessor acquires the FF&E pursuant to this Section 28.
29.    FINANCIAL STATEMENTS.
Sublessee represents and warrants that the financial information provided by Sublessee to Sublessor regarding Sublessee’s financial condition is true, complete and correct in all respects. Sublessee acknowledges that Sublessor has relied upon the financial information provided by Sublessee in Sublessor’ s determination to enter into and execute this Sublease.
30.    STORAGE LICENSE ASSIGNMENT.
Sublessor hereby sublicenses to Sublessee all of Sublessor’ s right, title and interest in and to that certain Storage License Agreement between Prime Lessor and Sublessor dated as of December 22, 2016, attached as Exhibit H of the Prime Lease as incorporated into this Sublease (“Storage Sublicense Agreement”, and collectively with the Retail Sublease, the “Other Agreements”) as well as its obligations and liabilities thereunder, effective as of the Early Access Date. Sublessee hereby accepts the foregoing sublicense and hereby assumes, and agrees to perform, be bound by, discharge and satisfy all of the obligations and duties all of the covenants, conditions, obligations, and liabilities of Sublessor under the Storage Sublicense Agreement to the extent first arising and accruing from and after the Early Access Date. Any reference to Sublessor in the Storage Sublicense Agreement shall be deemed a reference to Sublessee. Sublessee assumes all duties, obligations, and liabilities, and, to the fullest extent permitted by law, hereby indemnifies and saves harmless, and shall defend (with counsel reasonably acceptable to Sublessor), Sublessor against and from all liabilities, obligations, damages, penalties, claims, costs, and expenses arising out of, or in connection with, the Storage Sublicense Agreement from and after the Early Access Date for the duration of the respective terms thereof. Notwithstanding the foregoing, the Storage Sublicense Agreement is not and shall not be effective unless and until Prime Lessor shall have provided Prime Lessor’s consent to such Storage Sublicense Agreement.
31.    ROOFTOP RIGHT LICENSE ASSIGNMENT.
Notwithstanding anything to the contrary contained in this Sublease, Sublessee shall not have the right to install Roof Equipment on the Building contained in Section 28(E) of the Prime Lease unless and until Prime Lessor consents to the assignment from Sublessor to Sublessee of the Roof License Agreement attached as Exhibit I to the Prime Lease. Sublessor shall use good faith efforts at no material cost to Sublessor to obtain Prime Lessor’s consent to the assignment of the Roof License Agreement; provided however, Sublessor shall have no liability in the event Prime Lessor does not provide its consent.
32.    OTHER AGREEMENTS.
Notwithstanding anything contained in this Sublease to the contrary, (i) any Event of Default under this Sublease will constitute a default beyond all notice and cure periods under the Other Agreements and any default beyond all notice and cure periods under the Other
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Agreements will constitute an Event of Default under this Sublease, and (ii) if this Sublease is terminated for any reason other than due to the default of Sublessor hereunder, Sublessor shall have the right to terminate any Other Agreement within ninety (90) days of the date of termination of this Sublease. In the event that the Retail Sublease is terminated prior to the termination of this Sublease, from and after the date of such termination, this Sublease shall be revised as follows: (a) all references to the Retail Sublease shall be null and void and (b) the definition of Total Premises shall be automatically adjusted to exclude the Retail Premises.
[Remainder of Page Intentionally Blank; Signatures Follow on Next Page]
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IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the Effective Date.

SUBLESSEE:	Salesforce, Inc., a Delaware public benefit corporation

By: /s/ Cleya Ormiston	Name: Cleya Ormiston Its:

SUBLESSOR:	Anthropic, PBC, a Delaware corporation

By: /s/ Daniela Amodei	Name: Daniela Amodei Its: President
[Signature Page to Sublease]

EXHIBIT A
REDACTED PRIME LEASE
[Attached]

OFFICE LEASE AGREEMENT
BETWEEN
HART FOUNDRY SQUARE IV, LLC, AS LANDLORD
AND
SLACK TECHNOLOGIES, INC., AS TENANT
500 HOWARD STREET, SAN FRANCISCO, CALIFORNIA

i

LIST OF EXHIBITS
EXHIBIT A – OUTLINE AND LOCATION OF PREMISES
EXHIBIT B – RULES AND REGULATIONS
EXHIBIT C – TENANT IMPROVEMENT WORK LETTER
EXHIBIT D – COMMENCEMENT LETTER
EXHIBIT E – FORM OF LETTER OF CREDIT
EXHIBIT F – JANITORIAL SPECIFICATIONS
EXHIBIT G – TENANT’S SIGNAGE
EXHIBIT H – STORAGE LICENSE AGREEMENT
EXHIBIT I – ROOF LICENSE AGREEMENT
EXHIBIT J – OUTLINE AND LOCATION OF BACK-UP GENERATOR SPACE
ii

OFFICE LEASE AGREEMENT
This Office Lease Agreement (this “Lease”) is made and entered into as of this 22nd day of December, 2016 (the “Effective Date”) by and between HART FOUNDRY SQUARE IV, LLC, a Delaware limited liability company (“Landlord”), and SLACK TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).
W I T N E S S E T H:
For and in consideration of the covenants contained in this Lease, and upon the terms and conditions set forth in this Lease, Landlord and Tenant, intending to be legally bound, agree as follows:
1.    Definitions. The following are definitions of some of the defined terms used in this Lease. The definitions of other defined terms are found throughout this Lease.
A.    “Back-Up Generator” shall mean the back-up generator and related equipment (including any associated dedicated fuel tank, whether located above or below ground) currently owned and maintained by an existing tenant located on the first floor of the Building.
B.    “Back-Up Generator Space” shall mean the portion of the Building shown as the cross-hatched area in Exhibit J marked “1st Floor Lobby Depiction of Back-Up Generator” consisting of approximately 458 RSF.
C.    “Base Rent”: Base Rent shall be paid according to the following schedule, subject to the remainder of this Paragraph 1.C, subject to the provisions of Paragraph 4 below, and subject to the abatement of Base Rent on the terms and conditions of Paragraph 4.C.

PERIOD	ANNUAL BASE RENT PER RSF	MONTHLY INSTALLMENTS OF BASE RENT FOR PHASE I (133,635 RSF)	MONTHLY INSTALLMENTS OF BASE RENT FOR PHASE II (35,898 RSF)	MONTHLY INSTALLMENTS OF BASE RENT FOR PHASE III (59,465 RSF)
Construction Term	N/A	N/A	N/A	N/A
Lease Months 1 - 12

Lease Months 13 - 24

Lease Months 25 - 36

Lease Months 37 - 48

Lease Months 49 - 60

Lease Months 61 - 72

Lease Months 73 - 84

Lease Months 85 - 96

Lease Months 97 - 108

Lease Months 109 - 120

Lease Months 121 – 132

Tenant’s obligation to pay Base Rent for each Phase of the Premises shall commence only on the Commencement Date for such Phase of the Premises, and subject to such abatement as provided for in this Lease. If the actual Commencement Date for any of the Phases of the Premises does not occur on the first day of a calendar month, subject to Paragraph 4.C below, Tenant shall pay Base Rent during said first partial calendar month at the same rate payable for the next full Lease Month in which Base Rent is payable in connection with that Phase of the Premises (with the intent that any Rent abatement period shall begin on the first day of the first full Lease Month following the applicable Commencement Date and with the intent that Tenant shall pay Base Rent for the partial month(s) in which the Commencement Date for each Phase of the Premises occurs on such Commencement Date). The annual Base Rent per RSF shall increase by three percent (3%) on each anniversary of Lease Month 1 (as shown in the table above) [e.g. beginning with the 13th month after the Phase I Commencement Date]. The annual Base Rent per RSF shall be the same for all Phases of the Premises at any given time; provided, however, that Tenant shall not be obligated to pay Base Rent for a Phase of the Premises until the applicable Commencement Date for such Phase. The parties acknowledge that the Lease Months described in the table above are to be used solely for purposes of calculating the Base Rent payable throughout the Lease Term, to establish the timing for annual adjustments of Base Rent, that the Expiration Date may occur prior to the end of the Lease Months shown in the table above, and that Tenant’s obligation to pay Base Rent in connection with the Phase II Premises and the Phase III Premises may commence after Lease Month 1. For the avoidance of doubt, if, for example, the Commencement Date for the Phase II Premises occurs on the first day of Lease Month 8, Tenant’s obligation to pay Base Rent for the Phase II Premises shall commence on such date and the Base Rent payable in connection with the Phase II Premises on a monthly basis shall be determined in accordance with the amount shown for “Monthly

Installments of Base Rent for Phase II” during the Lease Months 1 – 12 and such Base Rent payable in connection with the Phase II Premises shall increase in Lease Month 13 as shown in the table above. If, subject to the terms of this Lease, the Expiration Date will occur after Lease Month 132, the calculation of Lease Months shall continue until the actual Expiration Date and Base Rent per RSF shall increase on Lease Month 133 by three percent (3%) of the amount of the Base Rent per RSF payable for Lease Month 132.
D.    “Base Year” shall mean: (1) as to the Phase I Premises, calendar year 2017 or, if the Commencement Date for the Phase I Premises occurs during 2018, calendar year 2018; (2) as to the Phase II Premises, calendar year 2018; and (3) as to the Phase III Premises, calendar year 2019 or, if the Commencement Date for the Phase III Premises occurs in 2018, calendar year 2018.
E.    “Brokers” shall mean, collectively, CBRE, Inc., representing Landlord, and Colliers International, representing Tenant.
F.    “Building” shall mean the office building located at 500 Howard Street, San Francisco, California 94105, commonly known as Foundry Square IV.
G.    “Business Day(s)” shall mean any day other than a Saturday, Sunday or other day on which United States national banks in San Francisco, California are authorized or required by law to be closed for business.
H.    “Common Areas” shall mean all areas and facilities outside the Premises and within the exterior boundary line of the Project that are, from time to time, provided and designated by Landlord for the non-exclusive use of Landlord, Tenant, other tenants of the Project and their respective employees, guests and invitees. The Common Areas consist of Project Common Areas and Building Common Areas. “Project Common Areas” shall mean those portions of the Project other than within the Building designated as such by Landlord, and the term “Building Common Areas” shall mean those portions of the Common Areas located within the Building and designated as such by Landlord.
I.    “Commencement Date” shall mean, as to each Phase of the Premises, the date on which each Occupancy Term commences. The Commencement Date for the Phase I Premises shall be, subject to the terms of this Lease, not later than April 15, 2018. The Commencement Date for the Phase II Premises shall be, subject to the terms of this Lease, April 15, 2018. The Commencement Date for the Phase III Premises shall be, subject to the terms of this Lease, including Tenant’s right to accelerate the Commencement Date for the Phase III Premises described below in Paragraph 2.F, January 1, 2019.
J.    “Construction-Related Force Majeure” shall mean actual delays beyond the applicable anticipated Commencement Date(s) attributable to obtaining permits and approvals from Governmental Authorities for the construction of the Tenant Improvements under the Work Letter that result in the inability of Tenant to timely commence construction of the Tenant Improvements in accordance with the terms of the Work Letter, including any changes in governmental laws, regulations or restrictions, or changes in the interpretation thereof by any Governmental Authority, during the approval process for issuance of any permits necessary to commence construction, provided Tenant is diligently pursuing such permits and approvals.
K.    “Construction Term” shall mean, as to each Phase of the Premises, the period commencing on the date such Phase of the Premises is delivered to Tenant in Delivery Condition (the Delivery Date, as hereinafter defined), and, subject to the terms of this Lease, ending on the date that is the later of (i) four (4) months after the applicable Delivery Date for each Phase of the Premises and (ii) the date the condition of such Phase of the Premises is deemed to be in Occupancy Condition.
L.    “Default Rate” shall mean the lesser of: (1) four percent (4%) over the prime rate as quoted in The Wall Street Journal as the base rate charged by the nation’s largest banks on corporate loans as of the date such Rent payment was due; or (2) ten percent (10%) per annum. Notwithstanding the foregoing, the aggregate liability for any interest accruing under this Lease shall not exceed the limits, if any, imposed by applicable Laws. Any interest paid in excess of such limits shall be credited to Tenant by application of the amount of excess interest paid against any outstanding Rent obligations in any order that Landlord elects. If the amount of excess interest paid exceeds the amount of outstanding Rent, such excess portion shall be refunded to Tenant by Landlord. To ascertain whether any interest payable exceeds the limits imposed, any non-principal payment (including late charges) shall be considered to the extent permitted by Law to be an expense or a fee, premium or penalty, rather than interest.
M.    “Delivery Condition” shall mean broom-clean condition, but otherwise in “as is” condition and free and clear of any interests of previous tenants.

N.    “Delivery Date” shall mean, as to each Phase of the Premises, the date the applicable Phase of the Premises is delivered to Tenant in Delivery Condition.
O.    “Existing Tenant Lease Termination” shall have the meaning given the term in Paragraph 2.C. of this Lease
P.    “Existing Master Tenant” shall mean and refer to Oracle America, Inc., a Delaware corporation, as successor to SUN Microsystems, Inc., a Delaware corporation, under that certain Lease Agreement with Landlord’s predecessor in interest, dated as of November 3, 2000, as amended.
Q.    “Expiration Date” shall mean the last day of the one hundred twentieth (120th) Lease Month following the Commencement Date for the Phase II Premises; provided, however, that the Expiration Date shall be extended on a day for day basis for any delays incurred with respect to Construction-Related Force Majeure.
R.    “Governmental Authority” shall mean any federal, state or local legislative, executive or judicial or regulatory authority agency with jurisdiction to regulate, determine or otherwise affect the ownership, construction, use, occupancy, possession, operation, maintenance, alteration, repair, demolition or reconstruction of any portion or element of the Project.
S.    “Landlord’s Work” shall mean the performance and completion of all work necessary to bring an applicable Phase of the Premises into Occupancy Condition and broom-clean condition.
T.    “Lease Month” shall mean, subject to the terms of this paragraph, each calendar month during the Occupancy Term, from and after the Commencement Date for Phase I. “Lease Month [X]” shall mean each Lease Month where [X] is replaced with the number of each sequential calendar month during the Occupancy Term. Unless the actual Commencement Date for the Phase I Premises occurs on the first day of the calendar month, solely for purposes of determining Lease Month 1 and for purposes of calculating the month of the Occupancy Term as of which any increase in the Base Rent provided for in this Lease shall take effect, any partial month in which the Commencement Date for the Phase I Premises occurs shall be disregarded and Lease Month 1 shall be deemed to be the first full calendar month following the Commencement Date for the Phase I Premises. If the actual Commencement Date for the Phase I Premises occurs on the first day of the calendar month, that month shall be Lease Month 1.

U.    “Lease Term” shall mean a period commencing on the Delivery Date for the Phase I Premises and ending on the Expiration Date.
V.    “Normal Business Hours” for the Building shall mean 8:00 a.m. to 6:00 p.m. Mondays through Fridays, exclusive of holidays; provided, however, after the Phase III Commencement Date, Normal Business Hours may be changed, at the request of Tenant, subject to the terms of Paragraph 8.A(iii) of this Lease.
W.    “Notice Addresses” shall mean the following addresses for Tenant and Landlord, respectively:
Tenant:
Prior to the Commencement Date for the Phase I Premises:
Slack Technologies, Inc.
[***]
From and after Commencement Date for the Phase I Premises:
Slack Technologies, Inc.
[***]
in each case with a copy to
Shartsis Friese LLP
[***]
Landlord:
HART Foundry Square IV, LLC
[***]
With a copy to:
HART Foundry Square IV, LLC
[***]
Payments of Rent only shall be made payable to the order of Landlord at the following address:
HART Foundry Square IV, LLC
[***]
or such other name and address as Landlord shall, from time to time, designate.

X.    “Occupancy Condition” shall mean, as to any Phase of the Premises, (1) the substantial completion by Landlord of any improvements or modifications to the Building entrance, Building lobby and other areas of the Building to bring the Building into compliance with applicable “path of travel” building code requirements; (2) the substantial completion by Landlord of any upgrades to existing restrooms on each floor of the applicable Phase of the Premises (possession of which has been delivered to Tenant) that is required to bring such restrooms into compliance with current building codes (including Title 24 disability access requirements); and (3) Landlord causing all Building mechanical and utility systems to be in good working order and condition.
Y.    “Occupancy Term” shall mean, as to each Phase of the Premises, the period commencing on the date of the end of the Construction Term and ending on the Expiration Date.
Z.    “Permitted Use” shall mean general executive and administrative office use, including flexible open work space and uses ancillary thereto that are consistent with a first class office building, including an employee cafeteria, employee lounges, and an employee fitness and gym facility, server rooms, computer labs, and no other use or purpose, except as approved by Landlord in writing, which written approval shall not be unreasonably withheld.
AA.    “Phase I Availability Notice” shall mean a written notice from Landlord to Tenant that states that (i) Landlord and the Existing Tenant have executed and delivered the Existing Tenant Termination Agreement providing for the vacation and surrender of possession of the Phase I Premises by the Existing Tenant prior to September 1, 2017, and (ii) Landlord intends to deliver the Phase I Premises in Delivery Condition on a date that is one hundred and fifty (150) days following the effective date of said written notice.
BB.    “Phase I Existing Tenant” shall mean and refer to The Gymboree Corporation, a Delaware corporation, who is occupying the Phase I Premises under a sublease from the Existing Master Tenant.
CC.    “Phase I Premises” shall mean the portion of the Premises consisting of the Phase I Premises Bicycle Space and the 2nd, 5th, 6th, 7th, and 10th floors of the Building.
DD.    “Phase I Premises Bicycle Space” shall mean the portion of the Phase I Premises shown as the diagonally hatched area in the portion of Exhibit A marked “500 Howard Street – 1st Floor Lobby” consisting of approximately 1,366 of RSF.

EE.    “Phase I Target Commencement Date” shall mean the date by which Landlord shall complete Landlord’s Work for the Phase I Premises, which date, subject to the terms of this Lease, shall be no later than April 15, 2018.
FF.    “Phase II Premises” shall mean the portion of the Premises consisting of the 8th and 9th floors of the Building.
GG.    “Phase II Target Commencement Date” shall mean the date by which Landlord shall complete Landlord’s Work for the Phase II Premises, which date, subject to the terms of this Lease, shall occur no earlier than April 15, 2018 and no later than September 1, 2018.
HH.    “Phase III Premises” shall mean the portion of the Premises consisting of the 3rd and 4th floors of the Building.
II.    “Phase III Target Commencement Date” shall mean the date by which Landlord shall complete Landlord’s Work for the Phase III Premises, which date, subject to the terms of this Lease, shall be no later than January 1, 2019.
JJ.    “Phase of the Premises” and “Phases of the Premises” shall mean the Phase I Premises, the Phase II Premises, Phase III Premises, individually or collectively, as the context may require.
KK.    “Premises” shall mean, collectively, all Tenant occupiable space located in the Phase I Premises, the Phase II Premises, and the Phase III Premises, and generally outlined on Exhibit A to this Lease. Tenant acknowledges that the outline and location of the Premises shown on Exhibit A to this Lease are for general, information purposes only, insofar as the depiction of the interior build-out of the Premises, including walls and doors, may not be accurate. Tenant occupiable space shall mean all useable space in the Building (including, without limitation, elevator lobby areas, corridors, utility closets and restrooms on any floors on which the Premises are located) not reserved or designated for use by Landlord in accordance with this Lease.
LL.    “Project” shall mean that certain office/retail project with a Street address of 500 Howard Street, San Francisco, California, commonly known as the “Foundry Square IV,” together with any buildings, improvements and land on adjacent parcels that Landlord may, in the future, elect to own or operate jointly with the Buildings and designate as Common Area.
MM.    “RSF” shall mean rentable square feet, as determined by Landlord’s architect in accordance with the American National Standard

Institute of Building Owners and Managers Association International (ANSI/BOMA) Z65.1.1996.
NN.    “RSF in Phase I” shall mean 133,635 RSF, consisting of [***] RSF on the 1st floor of the Building, [***] RSF on the 2nd floor of the Building, [***] RSF on the 5th floor of the Building, [***] RSF on the 6th floor of the Building, [***] RSF on the 7th floor of the Building, and [***] RSF on the 10th floor of the Building.
OO.    “RSF in Phase II” shall mean 35,898 RSF, consisting of [***] RSF on the 8th floor of the Building and [***] RSF on the 9th floor of the Building.
PP.    “RSF in Phase III” shall mean 59,465 RSF, consisting of [***] RSF on the 3rd floor of the Building and [***] RSF on the 4th floor of the Building.
QQ.    “RSF in the Building” shall mean 239,798 RSF.
RR.    “RSF in the Premises” shall mean 228,998 RSF, consisting of the RSF in Phase I, the RSF in Phase II, and the RSF in Phase III, and shall not be subject to re-measure or modification for the duration of the Lease Term. Except to the extent expressly contemplated in this Lease, the RSF figures contained in this Lease shall be final and binding on the parties.
SS.     “Security Deposit” shall mean the sum                                                                      of in the form of an irrevocable Letter of Credit, subject to the provisions of Paragraph 6.
TT.    “Specialized Alterations” shall mean Alterations (strictly as part of the Tenant Improvements) that: (1) expand the existing kitchen/cafeteria on the 8th floor of the Building; (2) comprise additional shower facilities in the Building’s parking garage; (3) comprise fitness and gymnasium facilities in the Premises; (4) comprise internal staircases constructed within the Premises connecting one or more floors of the Premises; (5) expand the existing bicycle storage facilities that are in the Building’s parking garage; and (6) are installed in the Phase I Premises Bicycle Space.
UU.    “Target Commencement Dates” shall mean, as applicable, the Phase I Target Commencement Date, the Phase II Target Commencement Date, and/or the Phase III Target Commencement Date.
VV.    “Tenant Improvements” shall have the meaning ascribed to that term in the Work Letter.

WW.    “Tenant Parties” shall mean Tenant, any Permitted Transferee of Tenant, and each of their respective agents, employees, contractors and invitees.
XX.    “Tenant’s Share” shall mean, as to each Phase of the Premises, the ratio between the RSF of each Phase of the Premises and the total RSF in the Building. As of the date hereof, Landlord and Tenant agree that Tenant’s Share for the Phase I Premises is 55.7282%, for the Phase II Premises is 14.9700%, and for the Phase III Premises is 24.7979%. Except to the extent expressly provided in this Lease, Tenant’s Share as to each Phase of the Premises shall not be subject to re-measurement during the Lease Term. For the sake of clarification, the Tenant’s Share as to Phase I of the Premises does not include the Storage (as defined in Paragraph 28.D).
YY.    “Work Letter” shall mean the Tenant Improvement Work Letter attached hereto as Exhibit C and incorporated herein by this reference.
2.    Lease Grant/Possession.
A.    Subject to and upon the terms set forth in this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises on an “as is” basis (except as otherwise expressly set forth herein), together with the right, in common with other tenants of the Building, to use the Common Areas. This Lease is a binding contract effective as of the Effective Date, provided however, the Lease Term shall commence on the Delivery Date for the Phase I Premises and shall end on the Expiration Date as provided in Paragraph 1. The exterior walls of the Building and any space in the Premises used for shafts, pipes, conduits, ducts, electric or other utilities, or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance and repairs, are reserved to Landlord. Notwithstanding anything to the contrary contained herein, Landlord shall locate all pipes, conduits, wires and other materials or facilities which serve the Building and pass through the Premises in their currently existing locations or other locations that shall not materially interfere in any respects with Tenant’s use of and operations at the Premises. Any changes in or alterations to said pipes, conduits, ducts, wires and/or other materials shall be performed by Landlord at its sole cost and expense. Landlord shall perform all work within the Premises pursuant to this Article 2 in such a manner so as to not materially interfere in any respects with Tenant’s use and operation of the Premises.
B.    [***]

C.    [***]
D.    [***]
E.    [***]
F.    [***]
G.    [***]
H.    [***]
I.    Tenant shall have exclusive use of all outdoor areas on the seventh (7th) floor (provided Tenant or a party holding by, through or under Tenant is occupying the entire Phase I Premises) and eighth (8th) floor (provided Tenant or a party holding by, through or under Tenant is occupying the entire Phase II Premises) of the Building during the Lease Term (and such use shall be subject to the terms and conditions of this Lease as if said outdoor area was a part of, and included within, the Premises); provided, however, that Landlord may use such outdoor space for Landlord designated marketing events, which shall occur no more than two (2) times per calendar year and will be mutually coordinated with Tenant. If Landlord uses such outdoor space as described herein, Landlord shall bear all costs and expenses incurred with Landlord’s use thereof.
3.    Use.
A.    The Premises shall be used for the Permitted Use and for no other purpose whatsoever without Landlord’s prior written consent, which may be withheld in Landlord’s sole discretion. Without limiting the generality of the foregoing, uses prohibited under this Lease include use of the Premises or any portion thereof for (a) offices of any agency or bureau of the United States, any state or municipality, or any political subdivision thereof; (b) offices or agencies of any foreign government or political subdivision thereof; (c) offices of any health care professionals or health care service organization providing services to patients directly from the Premises; (d) schools or other training facilities that are not ancillary to corporate, executive or professional office use and offer instruction directly from the Premises; (e) retail uses serving the public (e.g., a “store” rather than offices for a retail concern); (f) radio and/or television stations; (g) telemarketing or customer order/reservation services for third parties; (h) any use that is illegal or dangerous; or (i) any use that would result in an occupancy density in the Premises that is greater than the occupancy density permitted under this Lease. Tenant shall not create any nuisance or permit any waste in the Premises or elsewhere in the Project, nor shall Tenant permit any odor, smoke, dust, gas, noise or vibration to emanate from the Premises. Tenant shall not use or permit the use of the Premises for any purpose or in any manner that would invalidate coverage or increase premiums for any insurance covering the Premises, the Building or the Project; or that would interfere with any other tenant’s use or occupancy of the Project. Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements of Landlord’s and Tenant’s insurers. Tenant shall pay Landlord, as Additional Rent, any increases in insurance premiums resulting from any use of the Premises for any purpose other than the Permitted Use. Landlord acknowledges that subject to applicable Laws (as defined below) occupancy at the rate of one person per 135 rentable square feet of area is permissible and is not a violation of the Permitted Use; provided, however, that, if any Building systems (such as HVAC systems) are required to be installed or upgraded due to such increased occupancy in order to achieve proper air ventilation (including air conditioning and air circulation for the comfortable occupancy of the Premises in accordance with the requirements of Paragraph 8.A(iii)), any such additional equipment or upgrades shall be deemed Supplemental Equipment and Tenant shall be solely responsible for the payment of all costs incurred in connection with the installation of or upgrade to such Building systems. Upon reasonable prior notice to Landlord and after coordinating with Landlord regarding availability, Tenant may use and access the loading dock of the Building and associated corridors in connection with Tenant’s use of the Premises.
B.    Tenant shall, at Tenant’s expense, faithfully observe and comply with, and shall cause all Tenant Parties to so observe and comply with, (a) all laws, statutes, codes, rules, regulations, ordinances, requirements, guidelines and orders, now in force or hereafter promulgated or adopted, by any Governmental Authority (collectively, “Laws”) that are applicable to the particular use and occupancy of the Premises by Tenant, the conduct of Tenant’s business therein, and the use by Tenant or any Tenant Party of the Premises or any other portion of the Project; (b) all recorded covenants, conditions and restrictions affecting the Project, whether presently existing or subsequently recorded (collectively, “CC&Rs”) written notice and a copy of which is provided to Tenant; and (c) all current and future requirements of any applicable fire rating bureau or other body exercising similar functions (collectively, “Requirements”), in each case regardless of cost, the permanency of any required improvements to comply therewith and/or the ability of the parties hereto to contemplate the enactment of said Laws. Landlord shall not modify any presently existing CC&Rs or enter into new CC&Rs in any manner that would result in a material adverse effect or would result in a material impairment or loss of any of Tenant’s rights under or in the use or occupancy of the Premises by Tenant in accordance with this Lease. Tenant acknowledges and agrees that its obligation to comply with Laws includes compliance with all present or future programs intended to manage parking, transportation or traffic in and around the Project, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all Tenant’s employees at the Project by working directly with Landlord, Governmental Authorities, and any applicable transportation-related committees and entities.
C.    Tenant shall be responsible, at its sole cost and expense, for the making of all alterations, additions and improvements to the Premises and/or to any Tenant Improvements, as are required to comply with applicable Laws, including, without limitation, Disability Access Laws, whether now in effect or enacted in the future and regardless of the scope of the work required to achieve such compliance, including without limitation, regardless of whether or not such Law was foreseeable, the period of time remaining in the Term, the relative benefits of compliance with such Law to Tenant or Landlord, and the relationship of the cost of compliance to the Rent payable under this Lease; [***]. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any Laws, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall advise Landlord in writing, with copies of all notices and other correspondence, within ten (10) days following the date Tenant first has knowledge of any claim, action or investigation (whether oral or written, actual or threatened) by any person or Governmental Authority, with respect to any real or alleged noncompliance by Landlord or Tenant with any Law relating to the Premises, the Building or the Project. As used herein, the term “Disability Access Laws” shall mean and refers to the building code requirements enacted by the State of California and the City and County of San Francisco governing accessibility and barrier removals applicable to persons protected under the Americans With Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.).
D.    Notwithstanding the foregoing, (1) Landlord (rather than Tenant) shall be responsible for complying (subject to the costs of compliance being reimbursed as Operating Expenses to the extent permitted by Paragraph 5.B below) with all such requirements relating to the Building structure, Building Systems and Common Areas, except to the extent such compliance is triggered by (a) Tenant’s particular use of the Premises, including Tenant’s use of a kitchen facility, wellness or workout facility, or required by the presence of dogs within the Premises, as opposed to office use, or (b) Tenant’s construction of

Alterations in the Premises, which in each of the foregoing instances shall be required to be complied with by Tenant at Tenant’s sole cost and expense; and (2) Tenant shall not be responsible for the cost of complying with such requirements to the extent that any such compliance is required as a result of the Base Building (i.e., the Building structure, Building Systems and Common Areas) or the Premises failing to comply with such requirements in effect as of the Commencement Date for the entire Premises, except to the extent Tenant has performed any Alterations to the same and such non-compliance is a result of such Alterations. Tenant, at Tenant’s expense, may contest by appropriate proceedings in good faith the legality or applicability of any law affecting the Premises, provided that (A) the Building or any part thereof shall not be subject to being condemned or vacated by reason of non-compliance or otherwise by reason of such contest, (B) no unsafe or hazardous condition remains un-remedied as a result of such contest, (C) such non-compliance or contest is not prohibited under any then-applicable law, (D) such non-compliance or contest shall not prevent Landlord from obtaining any and all permits and licenses then required by applicable laws in connection with the operation of the Building, (E) such contest shall not subject Landlord or the Project to any fine or penalty or any other cost or expense, (F) such contest with suspend the enforcement of such law, and (F) the Certificate of Occupancy for the Building (or any portion) is neither subject to being suspended by reason such of non-compliance or contest (any such proceedings instituted by Tenant being referred to herein as a “Compliance Challenge”). In the event that Tenant commences a Compliance Challenge, Tenant’s obligation to cease any use specified in Landlord’s notice and/or obligation to comply with the applicable law in question shall, unless otherwise mandated by applicable law, be suspended pending the resolution of the Compliance Challenge to the extent such contest suspends Tenant’s compliance with such law. Upon the final determination of a Compliance Challenge, Tenant shall promptly take such actions as a required by such final determination to comply with such laws.
E.    Tenant’s employees shall be permitted access to the Premises twenty-four (24) hours a day, seven (7) days a week, subject to applicable Laws and Building rules and regulations not inconsistent with the express provisions of this Lease. Tenant, at its expense, will comply with the rules and regulations of the Building attached hereto as Exhibit B and such other rules and regulations adopted and altered by Landlord from time-to-time to the extent not inconsistent with this Lease, and will cause all of its agents, employees, invitees and visitors to do so. All such changes to rules and regulations will be reasonable and shall be sent by Landlord to Tenant in writing. In the event of a conflict between the rules and regulations and the terms of this Lease, the terms of this Lease shall control. Landlord shall not knowingly enforce the rules and regulations against Tenant in a discriminatory manner. If Tenant permits its employees to bring dogs to the Premises (each, a “Dog”; collectively, “Dogs”), Tenant shall comply and cause Tenant’s employees to comply with the terms and conditions of Landlord’s rules and regulations relating to animals in the Building attached to the rules and regulations as part of Exhibit B (the “Dog Policy”). As between Tenant and Landlord, Tenant and the owner of any Dogs brought to the Project (the “Dog Owner”), Tenant and the Dog Owner shall be deemed the “owner” of such Dogs, and any and all liability attributable to being an owner of any Dogs brought to the Project shall be borne solely by Tenant and the Dog Owner, jointly and severally.
F.    Tenant represents, warrants, covenants and agrees that, except as otherwise expressly provided herein, Tenant and its employees, agents, contractors and/or invitees (i) shall not (a) bring into the Building or the Premises or conduct any activity or activities in or on the Premises or the Building involving, directly or indirectly, the use, generation, treatment or storage of any hazardous or toxic chemical, material, substance or waste (collectively, “Hazardous Materials”), or (b) cause or permit the escape, disposal or release of any Hazardous Materials in, on or about the Premises or the Building and the Project, and (ii) shall not be, nor permit the Premises to be, in violation of any applicable local, state or federal Laws, statutes or ordinances (or the rules and regulations promulgated thereunder) pertaining to (1) the protection of health against environmental hazards; (2) the protection of the environment, including air quality, and from contamination by any substance that may have any adverse health effect; (3) the manufacture, possession, presence, use, generation, storage, transportation, treatment, release, emission, discharge, disposal, abatement, cleanup, removal, remediation or handling of any Hazardous Materials (“Environmental Laws”); provided that Tenant may use customary office and cleaning supplies so long as the same are used, stored and disposed of in compliance with, and in quantities not reportable under, all applicable Environmental Laws. Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s best knowledge and belief regarding the presence of Hazardous Materials in, on or about the Premises. As used herein, the term Hazardous Materials shall include any chemical, material, element, compound, solution, substance or other mater of any kind which is now or later designated, classified, listed or regulated as a hazardous, toxic, or radioactive substance (or words of similar meaning and regulatory effect) under any law, statute, ordinance, rule, regulation or order of any agency of the State of California, the United States of America or any

local governmental authority, Tenant shall notify Landlord of any notice of violation of Environmental Laws which it receives from any governmental agency having jurisdiction, including, without limitation, asbestos, petroleum hydrocarbons and petroleum based products, polychlorinated biphenyls (“PCBs”) and chlorofluorocarbons. In no event shall Landlord be designated as the “generator” on, nor shall Landlord be responsible for preparing, any manifest relating to Hazardous Materials generated or used by Tenant or any other Tenant Parties. In the event of a release of any Hazardous Materials caused by, or due to Tenant or any Tenant Parties in violation of Environmental Laws, Tenant shall immediately notify Landlord and take such remedial actions as Landlord may direct in Landlord’s sole discretion as necessary or appropriate to abate, remediate and/or clean up the same. If so elected by Landlord by notice to Tenant, Landlord may take such remedial actions on behalf of Tenant, at Tenant’s sole cost and expense. In any event, Landlord shall have the right, without liability or obligation to Tenant, to direct and/or supervise Tenant’s remedial actions and to specify the scope thereof and specifications therefore. Tenant will indemnify, defend, protect and hold harmless and defend Landlord from and against any and all loss, cost, damage, or liability (including, without limitation, any claims, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements and enforcement actions of any kind) and all costs and expenses incurred in connection therewith), arising out of any activity carried on or undertaken on the Project (or required to be carried on or undertaken under applicable Environmental Laws) by Tenant or its contractors, agents or employees in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials located on or under the Project, or arising out of any release or emission of Hazardous Materials attributable to the use or occupancy of the Premises by Tenant, by Tenant, Tenant’s employees, contractors, assignees or subtenants, on or after to the Delivery Date of the Phase I Premises. Notwithstanding anything to the contrary in the foregoing, Tenant’s indemnification obligation hereunder does not include, and expressly excludes, any and all loss, cost, damage, or liability arising from the use or operation of the Back-Up Generator occurring prior to the acquisition thereof by Tenant from, or the transfer of operations with respect thereto to Tenant by, the existing owner of the Back-Up Generator. The provisions of this Paragraph 3.F shall survive the expiration or earlier termination of the Lease.
G.    Except for any matters related to the Back-Up Generator, Landlord represents and warrants to Tenant that, to Landlord’s actual knowledge, the land upon which the Building is located, the Building, and the Project (i) are not (as of the date of execution of this Lease) and have not been (during Landlord’s ownership of the Building) a site for the use, generation, manufacture, storage, disposal or transportation of any Hazardous Materials in violation of applicable laws, and (ii) are presently (as of the Effective Date) in compliance with all federal, state and local laws, ordinances, regulations, orders and directives pertaining to Hazardous Materials. Landlord will indemnify, defend, protect and hold harmless and defend Tenant from and against any and all loss, cost, damage, or liability (including, without limitation, any claims, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements and enforcement actions of any kind) and all costs and expenses incurred in connection therewith), arising out of any activity carried on or undertaken on the Project (or required to be carried on or undertaken under applicable Environmental Laws) by Landlord or its contractors, agents or employees in connection with the handling, treatment, removal, storage, decontaminations, clean-up, transport or disposal of any Hazardous Materials located on or under the Project that shall have existed or occurred prior to the Delivery Date of the Phase I Premises (except for any such liabilities related to the Back-Up Generator). The foregoing indemnity shall not, however, apply to any cost and expenses associated with any Hazardous Materials transported, released or emitted in, on or under Project by Tenant, Tenant’s employees, contractors, assignees or subtenants.
H.    Tenant acknowledges and agrees that, without limitation as to the other provisions of this Lease (including, without limitation, Paragraph 3.A above), any use or occupancy of the Premises (or any portion thereof) which would be a violation of any state and/or federal Laws relating to the use, sale, possession, cultivation and/or distribution of any controlled substances, including, without limitation, any engagement or intent to engage in activities (whether for commercial or personal purposes) regulated under any California law or other applicable law relating to the medicinal use and/or distribution of marijuana (otherwise known as the Compassionate Use Act of 1996) (collectively, the “Prohibited Drug Law Activities”) are expressly prohibited and Tenant shall not engage nor permit others to engage in any such Prohibited Drug Law Activities in or about the Premises or Project. A breach of this Paragraph 3.H shall be deemed a material Default by Tenant under this Lease.
I.    Landlord and Tenant acknowledge that all references in this Lease to specific figures of RSF and Tenant’s Share shall be final and binding on Landlord and Tenant and that such acknowledgment is supported by adequate consideration; provided, however, that if Tenant exercises any Option (as defined below in Paragraph 36), Landlord shall have the right, but not the obligation, to remeasure the Premises and the Building to recalculate references to RSF and Tenant’s Share in this Lease, as determined by Landlord’s architect in accordance with the American National Standard Institute of Building Owners and Managers Association International (ANSI/BOMA) Z65.1.1996, in connection with the exercise of any Option.
J.    [***]
K.    At all times when Tenant and/or any parties holding by, through, or under Tenant are not the sole occupants of all office space in the Building, Tenant and any parties holding by, through, or under Tenant shall prohibit their employees from bringing bicycles into the lobby of the Building. At all times when Tenant and any parties holding by, through, or under Tenant are the sole occupants of all office space in the Building following the Phase III Commencement Date, employees of Tenant and any parties holding by, through, or under Tenant may transport their bicycles through the security turnstiles in the lobby and in the Building’s elevators and may store their bicycles in all areas of the Premises; provided, however, that during such times, Tenant and any parties holding by, through, or under Tenant shall cause their employees to exercise caution in transporting such bicycles through the Building and Tenant and any parties holding by, through, or under Tenant shall be solely responsible for the maintenance and repair of the Premises, elevators, loading docks, and other Common Areas attributable to the transport or storage of bicycles therein by Tenant or any parties holding by, through, or under Tenant or their employees or agents.
4.    Rent.
A.    Rent. Tenant shall pay to Landlord the following amounts as rent for the Premises:
(i)[***]
(ii)[***]
(iii)Utility Rent. Tenant shall pay to Landlord Utility Rent. “Utility Rent” shall mean all charges incurred for the use and consumption of the utilities provided in Paragraphs 8.A (ii), (iii) and (iv) of this Lease. Landlord may estimate the Utility Rent monthly, by meter readings, and invoice Tenant therefor, in arrears. All Utility Rent charges shall be due and payable monthly, together with the next payment of Base Rent (as defined below) that is not less than twenty-one (21) days following Landlord’s invoice for such charges. Landlord’s failure to bill Tenant for any such amounts shall not waive Landlord’s right to bill Tenant for such amounts at a later time, provided that, except if due to the delayed or any restated invoices received from the utility provider, Tenant shall not be responsible for invoices submitted to Tenant for payment more than three (3) months in arrears. Tenant’s right to object to Utility Rent shall be subject to the same audit rights in Paragraph 5.H below. Tenant acknowledges that if Tenant occupies less than all of the Phases of the Premises, Utility Rent will be determined on a pro rata basis based on the ratio between the RSF of the Premises then-occupied by Tenant and the total RSF of the Building. At such time as Tenant occupies all of the Phases of the Premises, Utility Rent will be determined based on Tenant’s actual consumption of utilities. Utility Rent does not include charges for utilities consumed in connection with Common Area which are separately billed as an element of Operating Expenses as provided in Paragraph 5.B(i) of this Lease.
(iv)Janitorial Rent. Tenant shall pay to Landlord Janitorial Rent. “Janitorial Rent” shall mean all charges incurred by Landlord for the provision of janitorial services in connection with Tenant’s use of the Premises as provided in Paragraph 8.A(v) of this Lease. All Janitorial Rent charges shall be due and payable monthly, together with the next payment of Base Rent (as defined below) that is not less than twenty-one (21) days following Landlord’s invoice for such charges; provided, however, that no Janitorial Rent shall be due in connection with janitorial services procured by and paid for by Tenant directly. Landlord’s failure to bill Tenant for any such amounts shall not waive Landlord’s right to bill Tenant for such amounts at a later time. Tenant’s right to object to Janitorial Rent shall be subject to the same audit rights in Paragraph 5.H below.
(v)[***]
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B.    Late Payment Charges. Tenant acknowledges that late payment of Rent and other sums due under this Lease would cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be difficult to ascertain. These costs include, but are not limited to, processing and accounting charges and increased interest expenses on Landlord’s funds. Accordingly, notwithstanding any other provision of this Lease, if Tenant fails to pay Landlord any Rent within five (5) Business Days after Landlord’s written notice to Tenant of delinquency, Tenant shall pay to Landlord, in addition to the delinquent Rent, an administrative fee equal to five percent (5%) of the delinquent Rent not to exceed Ten Thousand Dollars ($10,000) per month. Such administrative fee shall be in addition to, and not in lieu of, any interest that may accrue on such overdue amount pursuant to Paragraph 7.
C.    [***]
5.    Operating Expenses; Taxes.
A.    Landlord’s Estimate. Prior to or promptly after the commencement of each calendar year following each applicable Base Year, Landlord shall give Tenant a good faith written estimate of the anticipated increases in Property Taxes and Operating Expenses over the applicable Base Year and of Tenant’s Share of such increases as to each Phase of the Premises. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance on or before the first day of each calendar month with the monthly installment of Base Rent payable under Paragraph 4 above. If Landlord determines that its good faith estimate of Tenant’s Share of the increases in Property Taxes and Operating Expenses as to any Phase of the Premises was incorrect, Landlord may provide Tenant with a revised written estimate. After receipt of the revised estimate, Tenant’s monthly payments as to that Phase of the Premises shall be based on the revised written estimate. Within six (6) months after the end of each calendar year other than the Base Year of 2017, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual increases for each Phase of the Premises over the applicable Base Year in the Project Taxes and Operating Expenses incurred by Landlord during the applicable calendar year and Tenant’s Share thereof and the payments made by Tenant with respect to such period (the “Landlord’s Statement”). If the Landlord’s Statement is timely delivered and shows that the amount paid by Tenant as to a Phase of the Premises was less than Tenant’s Share of the actual increases in Property Taxes and Operating Expenses as to such Phase of the Premises, Tenant shall pay the amount of the deficiency to Landlord within thirty (30) days after receiving the Landlord’s Statement. If the Landlord’s Statement shows Tenant has overpaid as to a Phase of the Premises, provided no Event of Default is uncured at such time, the amount of the excess shall be credited against installments of Rent next coming due under this Lease; provided, however, if the Lease expires or is terminated prior to the distribution of the Landlord’s Statement for a given year, and further provided Tenant is not then in default under this Lease, Landlord shall refund any excess Additional Rent to Tenant within thirty (30) days after Tenant’s receipt of Landlord’s Statement, after first deducting the outstanding amount of Rent due, if any. Landlord and Tenant’s obligations to pay for or credit any increase or decrease in payments pursuant to this Lease shall survive the expiration or earlier termination of this Lease.
B.    Operating Expenses. For purposes of this Lease, the term “Operating Expenses” shall mean the actual costs of and expenses paid or incurred by Landlord for maintaining, operating, repairing, replacing and administering the Project, including all common areas and facilities, and shall include the following costs, by way of illustration but not limitation:
(i)Cost of all utilities, including surcharges, for the Building and Project, including the cost of water, gas, sewer, heat, light, power, steam and air conditioning, not actually paid directly by Tenant or any other tenant of the Building or third party;
(ii)Cost of all insurance which Landlord or Landlord’s lender deems necessary or appropriate;
(iii)License, permit, and inspection fees;
(iv)Cost of maintenance and service contracts (including without limitation, for security and management services, window cleaning, floor waxing, elevator maintenance and repair, landscaping, Common Area janitorial service, engineers and trash removal services);
(v)Labor costs, including wages and salaries of all employees engaged in the operation, management, maintenance and security of the Building and Project at or below the level of Building Manager, as reasonably allocated to the Building and Project;
(vi)All property management costs, including office rent for any property management office and professional property management fees, as such are allocated to the Premises in accordance with good property management practices;
(vii)Cost of maintenance and repair of driveways and surface areas;
(viii)Cost of supplies, materials, equipment, tools and the cost of capital replacements (as opposed to capital improvements) used in the operation, repair, replacement and maintenance of the Building and Project;
(ix)Cost of any capital improvements or modifications made to the Project by Landlord that are designated as Permitted Capital Expenses;

(x)Cost of implementation of environmental sustainability practices, including energy efficiency and waste management to the extent such are intended to reduce Operating Expenses;
(xi)Cost of operation, maintenance and repair of the parking garage for the Building, provided, however, if Landlord leases or contracts for the management of the parking garage to or with a third party operator, the foregoing costs shall be limited to the cost of capital improvements, repairs and modifications to the parking garage (amortized as hereinafter provided);
(xii)Project-related legal and accounting expenses incurred solely with respect to Landlord’s operation of the Project (and not incurred with respect to expenses excluded from Operating Expenses under Paragraph 3.C below); and
(xiii)All other expenses or charges which, in accordance with generally accepted management practices for commercial office projects comparable to the Project, would be considered a reimbursable expense of maintaining, operating, repairing, replacing or administering the Project.
Capital costs included in Operating Expenses shall be limited to Permitted Capital Expenses. As used herein, “Permitted Capital Expenses” shall mean and refer to capital improvements undertaken in (or capital assets acquired for) the Project or any portion thereof during or after the Base Year, to the extent such capital items (i) are primarily undertaken to effect savings in the cost of operations or maintenance of the Project or any portion thereof over the useful life thereof; (ii) are undertaken for the purpose of enhancing the security, health and safety of the occupants of the Project and are of a type and quality then currently found or then being adopted or implemented in commercial office projects comparable to the Project; or (iii) are incurred for purposes of compliance with or because required under any applicable Law, other than where a notice of violation has been served on Landlord as of any Commencement Date. Such Permitted Capital Expenses shall be amortized over their useful life, together with interest at the actual interest rate incurred by Landlord; all other capital expenditures, improvements and repairs shall be excluded from Operating Expenses. In addition, however, capital costs included in Operating Costs shall also include the cost of any capital improvements made to or capital assets acquired for the Building during or after the Base Year to the extent that the cost of any such improvement or asset is less than ten thousand dollars ($10,000) or has a useful life of five (5) years or less. Capital costs included in Operating Expenses shall be amortized over the useful life of the improvements, as reasonably determined by Landlord, together with a return on capital at the current market rate per annum on the unamortized balance. Permitted Capital Expenses, to the extent first undertaken in the 2018 Base Year, shall be excluded from Operating Expenses in said Base Year.
C.    Exclusions. Notwithstanding anything to the contrary contained in Paragraph 5.B above, Operating Expenses shall not include: (i) costs required to be paid for directly by Tenant or any other tenant of the Building (including any janitorial service contracted for and paid by Tenant); (ii) the cost of additional or extraordinary services provided to other tenants of the Building, including, without limitation, above Building standard heating, ventilation and air conditioning and janitorial services; (iii) principal and interest payments and any other charges on loans secured by deeds of trust recorded against the Project and any costs associated with any refinancing of the Building (or any unsecured debt), including attorneys’ fees, environmental investigations or reports, points, fees and other lender costs and closing costs or amortization; (iv) any costs associated with the sale of the Building, including, without limitation, advertising, marketing, consulting and brokerage commissions; (v) executive salaries of off-site personnel employed by Landlord except for the charge (or pro rata share) of the Project employees otherwise permitted under Paragraph 5.B above; (vi) the cost of capital improvements (except for Permitted Capital Expenses) or rentals for items which if purchased, rather than rented, would constitute a capital improvement or equipment; or (vii) the cost of repairs or other work to the extent (1) Landlord is reimbursed by insurance or condemnation proceeds, or (2) the same is required as a result of the active negligence of Landlord or its agents; (viii) costs and expenses incurred in connection with procuring tenants, including lease marketing and advertising expenses, concessions, lease takeover or rental assumption obligations, brokerage commissions, and professional and legal fees incurred in connection with lease negotiations, sublease and/or assignment negotiations and transaction with present or prospective tenants or other occupants of the Project; (ix) design and engineering fees and construction costs (including permit, license and inspection fees) incurred in connection with the leasing of specific space in the Building to tenants; (x) except for normal, budgeted legal and accounting costs attributed to the normal operation of the Building, legal and accounting fees, monetary damages, awards, judgments or settlement amounts incurred or paid by Landlord as a result of and for any leases or disputes with tenants, occupants or third parties relating to the Building; (xi) depreciation of the Building (except as otherwise set forth above as a Permitted Capital Expense); (xii) expenditures for repairing or replacing any defect in the design or construction of

Building; (xiii) leasehold amortization or other non-cash items (except as set forth in Paragraph 5.B above); (xiv) costs arising from the presence or removal of any Hazardous Materials located in the Building or the Project including, without limitation, any costs incurred pursuant to the requirements or any governmental laws, ordinances, regulations or orders relating to health, safety or environmental conditions, regulations concerning asbestos, soil and ground water conditions or contamination regarding hazardous materials or substances; (xv) any bad debt loss, rent loss, or reserves for bad debts or rent loss; (xvi) costs relating to maintaining Landlord’s legal existence, either as a corporation, partnership or other entity; (xvii) all costs of Landlord’s general corporate and general administrative and overhead expenses (except as to items specifically included in Operating Expenses above); (xviii) costs of goods and/or services rendered by affiliates of Landlord to the extent the same exceeds the cost of such goods and/or services rendered by unaffiliated third parties on a competitive bid basis for comparable buildings with institutional owners in San Francisco, California; (xix) management fees, whether paid to Landlord or to an outside managing agent, in excess of the range of prevailing management fees per rentable square foot charged in comparable buildings with institutional owners in San Francisco, California; (xx) ground rent or payments under ground leases, if any; (xxi) costs incurred by Landlord to bring any portion of the Building into compliance with any applicable Laws or governmental or regulatory agency’s rules or regulations based on violations as of the Effective Date, and any fines or fees imposed or assessed against Landlord for Landlord’s failure to comply with any law or governmental or regulatory agency’s rules or regulations; (xxii) reserves of any kind replacement reserves, and reserves for bad debts or lost rent or any similar charge; (xxiii) costs incurred by Landlord in connection with rooftop communications equipment of Landlord; (xxiv) costs incurred in connection with the original construction of the Building or the Project or any addition to the Project or in connection with any renovation, alteration or major change in the Building or the Project including, but not limited to, the addition or deletion of floors; (xxv) any costs, fees, dues, contributions or similar expenses for industry associations or similar organizations; (xxvi) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord in the Building or Project; (xxvii) the entertainment expenses and travel expenses of Landlord, its employees, agents, partners and affiliates; (xxviii) any costs associated with the purchase or rental of furniture, fixtures or equipment for any management office, offices associated with the Project or for Landlord’s corporate or administrative offices; (xxix) costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any contract or agreement relating to the original construction of the Building or any part thereof; (xxx) costs of traffic studies, environmental impact reports, transportation system management plans and reports, and traffic mitigation measures or due to studies or reports relating to the original construction of the Building; (xxx) any improvements installed or work performed or any other cost or expense incurred by Landlord in order to comply with the requirements for obtaining a certificate of occupancy for the Building or Project or any space therein in connection with the original construction of the Building; (xxxi) any fees, bond costs or assessments levied on the Project by any transit district (or any other governmental entity having the authority to impose such fees, bond costs or assessments for mass transit improvements) in connection with the original construction of the Building; and (xxxii) any costs or expenses relating to any provisions of any development agreements, owner’s participation agreement, conditional use permits, easements or other instruments entered into in connection with the original construction of the Building (collectively, the “Project Documents”), including any initial payments or costs made in connection with any child-care facilities, traffic demand management programs, transportation impact mitigation fees, art programs, or parking requirements and programs. Nothing contained in this Paragraph 5.C shall restrict Landlord from passing through to Tenant as Operating Expenses all increases in assessments, special assessments, fees, bond costs, transportation impact mitigation fees, child-care facilities costs, or other similar charges that are first assessed or incurred after the original construction of the Building or that are assessed based on current occupancies, uses or impacts of the Project or any portion thereof or are assessed pursuant to requirements of the CC&Rs, including pursuant to the requirements of commercially reasonable modifications to the CC&Rs.
D.    Real Property Taxes. For purposes of this Lease, the term “Property Taxes” shall mean all assessment, license, fee, rent, tax, levy, interest, or tax (other than Landlord’s net income, estate, succession, inheritance, gift, excise, transfer or franchise taxes) charges, imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, on the real property comprising the Project, including any land and improvements thereon, whether such tax is: (i) determined by the value or area of the Project or any part thereof (or any improvements now or hereafter made to the Project or any portion thereof by Landlord, Tenant or other tenants); (ii) upon any legal or equitable interest of Landlord in the Project or any part thereof; (iii) upon this transaction or any document to which tenant is a party creating or transferring any interest in the Project; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Project whether or not now customary or within the contemplation of the parties; or (v) assessed upon real property generally for the purpose of constructing or maintaining or reimbursing the cost of construction of any streets, utilities, or other public improvements. Notwithstanding anything to the contrary contained herein, Property Taxes shall not include any amounts payable by Tenant under Paragraph 5.E below. With respect to any taxes or assessments which may be levied against or upon the Project, or which under the Laws then in force may be evidenced by improvements or other bonds or may be paid in annual installments only the amount of such annual installment (with appropriate proration for any partial year) and interest due thereon shall be included within the computations of the annual taxes and assessments levied against the Project (but any credit given by the taxing authorities against any such installation arising from earlier payments or earlier funding or reserves shall be disregarded in the calculation of any such annual assessments). If Landlord receives a reduction in Real Property Taxes attributable to the Base Year as a result of commonly called Proposition 8 application, then Real Property Taxes for the Base Year shall be calculated as if no Proposition 8 reduction in Real Property Taxes were received.
E.    Other Taxes Payable by Tenant. In addition to, and notwithstanding anything to the contrary in, this Paragraph 5, Tenant shall pay, prior to delinquency, one hundred percent (100%) of any (a) rent tax, gross receipts tax, sales or use tax, service tax, value added tax, or any other applicable tax based on Landlord’s receipt, or the payment by Tenant, of any Rent or services herein, including any taxes charged in connection with Tenant’s use of or payment of Rent for the parking facilities of the Building if not separately charged to Tenant; (b) taxes assessed upon or with respect to the possession, leasing, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project; (c) if Tenant acquires the Back-Up Generator, taxes assessed with respect to the Back-Up Generator; (d) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; and (e) any increase in taxes attributable to inclusion of value placed on Tenant’s personal property, trade fixtures, Specialized Alterations, the Back-Up Generator, or Alterations. Without limiting the generality of the foregoing, any reassessment of the Project attributable to the Tenant Improvements constructed by Tenant pursuant to the Work Letter shall be chargeable entirely to Tenant. If any such taxes are chargeable or assessed against Landlord on a monthly basis, such taxes shall be due and payable together with Tenant’s payment of Base Rent, based on Landlord’s statement therefore given to Tenant by Notice at least twenty-one (21) days prior to the date Base Rent is due under this Lease. In the event that it shall not be lawful for Tenant to so reimburse Landlord, the Base

Rent payable to Landlord under this Lease shall be revised to net to Landlord the same amount after imposition of any such tax upon Landlord as would have been received by Landlord under this Lease prior to the imposition of such tax.
F.    Cost Pools. Landlord reserves the right to, in good faith, establish classifications for the equitable allocation of Operating Expenses that are incurred for the direct benefit of specific types of tenants or users in the Building, and the specific buildings located within the Project (“Cost Pools”). Such Cost Pools may include, but shall not be limited to, general office tenants and retail tenants of the Building. Landlord’s determination of such allocations shall be made in a manner consistent with its good faith business judgment as to the management of the Project and shall be final and binding on Tenant. Tenant acknowledges that the allocation of Operating Expenses among Cost Pools does not affect all such items and is limited to specific items that are incurred or provided to tenants of Cost Pools which Landlord determines, in good faith, it would be inequitable to share, in whole or in part, among tenants of other Cost Pools in the Project.
G.    Operating Expense Adjustments. Notwithstanding any other provision to the contrary, it is agreed that if the Building is less than one-hundred percent (100%) occupied during any calendar year, an adjustment shall be made by Landlord with respect to such Operating Expenses that vary with occupancy for such year so that Tenant’s Share of Operating Expenses shall be equivalent to the Operating Expenses calculated as though the Building had been one hundred percent (100%) occupied during such year. In addition, if the Operating Expenses in any year other than the Base Year increase due to a change of policy or practice in operating the Building, such as a determination to carry earthquake insurance or provide 24-hour security guard service, such increase shall be included in Operating Expenses only to the extent of the increase in cost over the projected costs that would have been included in Operating Expenses for the Base Year if such policy or practice had been in effect during the entire Base Year. Conversely, if the Operating Expenses in any year other than the Base Year decrease due to an elimination of the service underlying the Operating Expense, then the cost of such service shall be deleted from the Base Year Operating Expenses for purposes of determining the Operating Expenses payable for subsequent years that the service is not included; provided, however, in no event shall the amount payable by Tenant as an Expense Increase attributable to Operating Expenses decrease below zero. Adjustments to Operating Expenses and Property Taxes shall be determined separately, and a reduction in the aggregate amount of Operating Expenses or Property Taxes in any calendar year shall not be applied to reduce any increase otherwise applicable to the other category. Tenant shall not be entitled to any reduction, refund, offset, allowance or rebate in Base Rent due hereunder if Operating Expenses or Property Taxes for any calendar year following the applicable Base Year are less than Operating Expenses and Property Taxes incurred relating to Operating Expenses and/or Property Taxes, as applicable, during the applicable Base Year.
H.    Tenant’s Audit Right. If Tenant disputes the amount of Additional Rent stated in the Landlord’s Statement, Tenant, within six (6) months of receipt of Landlord’s Statement, may itself, through its own employees, or through a nationally recognized property management firm designated by Tenant and reasonably acceptable to Landlord (the “Approved Inspection Firm”), inspect Landlord’s books and records directly related to Operating Expenses and Property Taxes for the applicable calendar year only and, only in connection with the first such inspection during the Lease Term or in connection with comparing the Operating Expenses and Taxes for the applicable Base Year to a subsequent year, the Operating Expenses and Taxes for the applicable Base Year; provided, however, that Tenant is not entitled to request that inspection if Tenant is then in monetary default under this Lease (as to which notice has been previously given) or if Tenant has not paid all amounts required to be paid under the applicable Landlord Statement. As a condition to any such inspection, Tenant and, if applicable the Approved Inspection Firm, shall execute a confidentiality agreement, in form and substance reasonably acceptable to Tenant, agreeing to keep the results of any such inspection and the results thereof, confidential. Tenant may disclose the information obtained from such audit and examination to Tenant’s accountants, attorneys and others reasonably required by Tenant to perform, analyze and/or enforce such audit and examination and this Lease. Landlord shall provide Tenant’s designated representative, or the Approved Inspection Firm, access to Landlord’s books and records directly related to Operating Expenses and Property Taxes during Landlord’s regular business hours and upon reasonable prior notice at the Building management office in San Francisco. Tenant’s Approved Inspection Firm must not be retained on a contingency fee basis. Tenant shall have the right to copy and duplicate such information as Tenant may require. If Landlord disputes the results of an audit done by Tenant, Landlord shall send Tenant a notice thereof within ten (10) days after receipt of the results of such audit. To the extent Landlord disputes a portion of the results of such audit, Landlord shall credit the undisputed portion of the overcharge against the next monthly rent payments of Tenant or if the Term has expired or otherwise has been terminated, shall refund the undisputed portion of the overcharges to the Tenant. Following receipt of

Landlord’s notice, either party may submit the dispute for arbitration, provided that Tenant shall continue to pay to Landlord all rent, including any adjustments pursuant to this Article, until a final decision is rendered pursuant to arbitration. If after Tenant’s or its Approved Inspection Firm’s inspection, Tenant still disputes the Landlord’s Statement, Landlord and Tenant shall for a period of thirty (30) days seek to agree on the amount subject to dispute, and if no agreement is reached, then, either party may submit such dispute to binding arbitration by notice to the other party (“Arbitration Notice”). The failure of Tenant to provide an Arbitration Notice within sixty (60) days of Tenant’s delivery of the Tenant’s Approved Inspection Firm’s report to Landlord shall constitute a waiver by Tenant of its right to arbitrate hereunder, and except for such adjustments as have been agreed to by Landlord, Landlord’s Statement shall be conclusive and binding to Tenant. Within thirty (30) days of the Arbitration Notice, Landlord and Tenant shall jointly select an arbitrator, who shall be unaffiliated in any manner with either Landlord or Tenant and shall be a certified public accountant that shall have been active over the five (5) year period ending on the date of such appointment in the analysis of operating expenses in commercial office buildings in San Francisco,. Neither Landlord nor Tenant shall consult with such arbitrator as to his or her opinion as to the disputed matters prior to the appointment. The determination of the arbitrator shall be limited solely to issues raised by Tenant’s Approved Inspection Firm’s report or by Landlord’s response to Tenant’s Approved Inspection Firm’s report. Such arbitrator may hold hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any data and additional information that such party deems relevant to the determination by the arbitrator and the other party may submit a reply in writing within five (5) business days after receipt of such data and additional information. The arbitrator shall conduct such evidentiary hearings as the arbitrator deems necessary or appropriate. The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to the disputed matters in Tenant’s Approved Inspection Firm’s report, and shall notify Landlord and Tenant of such determination. The decision of the arbitrator shall be binding upon Landlord and Tenant. If Landlord and Tenant fail to agree upon and appoint such arbitrator, then the appointment of the arbitrator shall be made by JAMS. If Landlord and Tenant fail to agree upon other matters relating to the arbitration, then the rules of JAMS shall govern such arbitration. The cost of arbitration shall be paid by the substantially unsuccessful party, as determined by the arbitrator. The arbitration proceeding and all evidence given or discovered pursuant thereto shall be maintained in confidence by all parties. Judgment upon the award rendered by the arbitrator may be entered by either party into any court having jurisdiction, or application may be made to such court for a judicial recognition of the award or an order of enforcement thereof, as the case may be. If such arbitration reveals that Tenant has made an overpayment, Landlord shall credit the amount of the overpayment the next monthly rent payment of Tenant, or if the Term has expired or otherwise been terminated, refund such overpayment to Tenant. If the certification shows that the amount payable by Tenant attributable to Tenant’s Share of actual Property Taxes and Operating Expenses was less than reported in Landlord’s Statement, Tenant shall be credited against the next installment of Rent in the amount of any overpayment by Tenant, and, if the amount reported in Landlord’s Statement exceeded the amount determined by the certification as payable by Tenant attributable to Tenant’s Share of Property Taxes and Operating Expenses for the period subject to the certification by more than the greater of $7,500 or four percent (4%), Landlord shall reimburse Tenant for its actual and reasonable audit expenses incurred in auditing such statement, and a reimbursement of attorneys’ fees incurred in determining and recovering the overpayment in addition to the credit, or when appropriate, a refund of the overpayment. Likewise, if the certification shows that the amount payable by Tenant attributable to Tenant’s Share of actual Property Taxes and Operating Expenses was greater than reported in Landlord’s Statement, Tenant shall pay Landlord the amount of any underpayment within thirty (30) days. If Tenant fails to timely exercise its audit rights in accordance with this Paragraph 5.H, the failure shall be conclusively deemed to constitute Tenant’s approval of Landlord’s Statement for the calendar year in question. In no event shall this Paragraph 5.H be deemed to allow any review of any of Landlord’s books and records by any subtenant of Tenant. The provisions of this Paragraph 5.H are intended as the sole and exclusive remedy of Tenant for the resolution of disputes relating to Additional Rent stated in any Landlord’s Statement and shall survive the termination or expiration of this Lease for such period as hereinabove provided for Tenant to exercise such right during the year prior to such termination or expiration of the Lease Term. Landlord’s failure to submit a Landlord’s Statement to Tenant within one (1) year after the expiration of any calendar year shall be deemed a conclusive waiver of Landlord’s right to any Additional Rent relating to such Landlord’s Statement for such year (except for Additional Rent due in connection with Property Taxes, to the extent that the associated delay was attributable to with a failure by the taxing authority to provide the assessment required to invoice Tenant for Additional Rent within such period of time). Landlord’s failure to submit a Landlord’s Statement shall not deprive Tenant of its right to recover from Landlord if Tenant’s estimated payments exceed the amounts actually due from Tenant for Operating Expenses or Property Taxes. Subject to the preceding sentence, the obligations of Landlord and Tenant with respect to any Additional Rent shall survive the expiration or any sooner termination of the Term.
6.    Security Deposit.
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7.    Interest on Tenant’s Obligations . Any amount due from Tenant to Landlord under this Lease which is not paid within ten (10) days of the date due, shall bear interest from the date such payment is due until paid (computed on the basis of a 365-day-year) at the Default Rate. The payment of such interest shall not excuse or cure a default by the Tenant hereunder.
8.    Utilities and Services . Subject to the terms and conditions of this Paragraph 8, Landlord shall furnish the following services at a level of service comparable in quality to those customarily provided by landlords in buildings of a similar design in the area in which Project is located.
A.    Standard Utilities. Subject to interruptions beyond Landlord’s control, Landlord agrees to furnish or cause to be furnished to the Premises, the utilities and services described below, subject to the conditions and in accordance with the standards set forth below:
(i)Automatic elevator facilities during Normal Business Hours. Absent circumstances beyond the control of Landlord, at least two elevators (or such other number of elevators as otherwise prearranged with Landlord) will be available for use at all times other than Normal Building Hours (so Tenant shall have access to the Premises seven (7) days per week, twenty-four (24) hours per day, including holidays), subject to such Building access control systems and procedures as may be in effect from time to time.
(ii)Electricity for light and power in the Premises
(iii)During Normal Building Hours, heat, and air ventilation and conditioning (“HVAC”) for the comfortable occupancy of the Premises in accordance with standards of thermal environmental comfort (i.e., maintaining a temperature between 68 and 72 degrees Fahrenheit), air velocity, air quality, and ventilation consistent with other “Class A” office buildings in San Francisco, CA. The parties agree and understand that the HVAC will be provided during Normal Business Hours. Landlord agrees that at any time following the Phase III Commencement Date, and for so long as Tenant (or any Permitted Transferee) is the sole occupant of the office space in the Building, Landlord will implement changes in the Normal Business Hours for operating the Building upon reasonable advance written notice from Tenant (subject to compliance with applicable Laws); provided, however, that any and all costs and expenses incurred or payable by Landlord due to a change in or expansion of Normal Business Hours as provided in Paragraph 8.A(iii) of this Lease (including engineering, labor, property management, and any excess wear and tear on Building Systems) shall be at the sole cost of Tenant and shall be chargeable to Tenant as Additional Rent and not as an Operating Expense.
(iv)Hot and cold water for drinking, cleaning, lavatory, kitchen, gymnasium and shower purposes only.
(v)Janitorial services to the Premises in accordance with the Janitorial Specifications and Green Cleaning Policy attached hereto as Exhibit F (collectively, the “Janitorial Specifications”). At any time during the Lease Term and upon sixty (60) days prior written notice to Landlord, Tenant may independently contract for the provision of janitorial services for the Premises in which case Landlord’s obligations under this Paragraph 8.A(v) shall be waived, any such janitorial services obtained by Tenant shall be performed in accordance with the Janitorial Specifications, and any such janitorial services obtained by Tenant shall utilize exclusively union labor.
B.    Direct Billing for Utilities. Upon the request by either Landlord or Tenant, if Landlord is able to obtain the consent of the electricity, gas, water, and or other utility provider, Tenant shall enter into a direct-bill arrangement with the utility provider and pay for the installation of a utility-approved direct meter, in which event Tenant shall pay for all charges for utilities supplied by the utility provider to the Premises directly to the utility provider, and the Utility Rent shall be deemed to be reduced by any and all utility charges subject to such direct payment arrangement. All costs of the installation and maintenance of special electrical, gas and/or water facilities approved by Landlord shall be paid by Tenant, as Additional Rent, upon demand.
C.    Electrical Service Provider. Landlord shall have the sole right during the Lease Term to contract for electricity service from such providers of such services as Landlord shall elect (each being an “Electric Service Provider”). Tenant shall cooperate with Landlord, and the applicable Electric Service Provider, at all times and, as reasonably necessary, shall allow Landlord and such Electric Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring, and any other machinery within the Premises. Landlord shall endeavor to utilize the benefits of any energy efficiency program or incentive directly or indirectly applicable to Tenant’s consumption of energy or reduction in energy usage or similar matters to reduce the Operating Expenses of the Project. Notwithstanding the foregoing, if during the Term it becomes feasible for Tenant to directly contract with an Electric Service Provider, Landlord shall cooperate with Tenant to facilitate Tenant’s engagement of such Electric Service Provider.
D.    Electrical Service Disclosure; Certifications; Efficiency. Tenant acknowledges that current and future disclosures and information may be required by applicable Law in connection with Landlord’s lease of the Premises. Tenant shall provide Landlord any and all information reasonably requested by or on behalf of Landlord in connection with the utilities used at, and energy and water consumption from, the Premises and/or any other energy efficiency related information, as necessary for Landlord to comply with applicable Law and as necessary for Landlord to maintain or obtain energy efficiency and other certifications for the Building, including, without limitation, Energy Star, LEED, and other certifications. Tenant shall cooperate with Landlord in maintaining all such certifications and in maintaining maximum efficiency of the Building, including, without limitation, by taking reasonable steps to minimize its energy and water consumption within the Premises, minimizing Tenant’s waste, and participating in any recycling, waste management, energy efficiency, water conservation, and transportation management programs as may be instituted by Landlord from time to time.
E.    After-Hours HVAC; Excess Use. Tenant’s use of electricity shall not exceed the capacity of the feeders, risers or wiring serving the Premises. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines or equipment in the Premises, other than normal fractional horsepower office machines or equipment, or lighting, other than Building’s standard lights, that individually or collectively may affect the temperature otherwise maintained by the Building’s existing HVAC system, require dedicated HVAC services or increase the amount of HVAC normally furnished to the Premises (any such dedicated or increased HVAC being referred to herein as “Excess HVAC”), or, except as provided above, are operated by Tenant substantially on a continuous or semi-continuous basis during any hours other than Normal Business Hours (any such heat-generating machines and equipment being referred to herein as “Supplemental Equipment”). Upon request, Landlord shall make available, at Tenant’s expense, after hours HVAC. The minimum use of after-hours HVAC and the cost thereof shall be reasonably determined by Landlord, and confirmed in writing to Tenant as the same may change from time to time. If Tenant uses, and Landlord elects to provide, water, electricity, heat, or HVAC in excess of that required to be supplied by Landlord under Paragraph 8 (including the use of Excess HVAC services or the use of Supplemental Equipment) or uses the Premises outside of Normal Business Hours, (i) Tenant shall pay Landlord for all costs of: (x) the excess utility service (based on actual amounts chargeable to Landlord); (y) Landlord’s estimated cost of the increased wear and tear on existing equipment caused by Tenant’s excess consumption; and (z) Landlord’s cost of engineering, maintenance, security, and janitorial services that are required by Landlord as a result of Tenant’s use of the Premises outside of Normal Business Hours, and (ii) Landlord shall have the right to require Tenant to install supplementary air conditioning units and other supplemental facilities in the Premises, the cost, installation, operation and maintenance of which shall be paid by Tenant to Landlord. Subject to Tenant’s obligation to reimburse Landlord for all costs as described in this Paragraph 8.E, if Tenant requires dedicated HVAC services, Landlord shall cooperate in allocating condensed water and other utilities to Tenant’s dedicated HVAC services. Notwithstanding the foregoing, if Tenant occupies all Phases of the Premises, Tenant may establish regular times outside of Normal Business Hours during which Excess HVAC services, the use of Supplemental Equipment, and engineering, maintenance, security, and janitorial services shall be provided by Landlord (at Tenant’s expense), without requiring the confirmation of such times on a rolling daily basis.
F.    Telecommunications Services. All telephone and telecommunications services desired by Tenant shall be ordered and utilized by Tenant at its sole cost and expense. Tenant shall separately contract with a telephone or telecommunications provider (a “Provider”) to provide telephone and telecommunications services to the Premises. By its acceptance of possession of the Premises, Tenant is deemed to have agreed that the existing number and type of Lines serving the Premises is adequate for Tenant’s occupancy. As used herein, “Lines” shall mean communications and computer wires and cables which service the Premises (including electronic, fiber, phone and data cabling). In connection with Tenant’s rights hereunder, Tenant shall have the non-exclusive right, free of charge, to (i) use all Lines and related equipment in the Building; (ii) use all risers, chaseways, pathways, and spaces within the Building; and to (iii) install, maintain, repair, replace, or remove Lines all as necessary to connect Tenant’s telecommunications, data and cable networks/services to the telecommunications, data and cable networks/services found within the Building or to Tenant’s telecommunications, data and cable networks/services providers. If Tenant desires to utilize the services of a Provider whose equipment is not presently servicing the Building, such Provider must obtain the written consent of Landlord, which shall not be unreasonably withheld, before it will be permitted to install its Lines or other equipment within the Building and all such Lines shall be installed within the Building’s existing vertical and horizontal riser pathways as designated by Landlord. Landlord’s consent to the installation of Lines or equipment within the Building by any Provider shall be evidenced by a written agreement between Landlord and the Provider, which contains terms and conditions reasonably acceptable to Landlord. Landlord may engage a third party riser management company to manage access to and maintenance of the Building’s vertical and horizontal pathways and Lines in such pathways and Tenant shall cooperate with such third party riser management company. Any charges specifically allocated to Tenant’s use of, installation, maintenance and repair of Lines shall be for the account of and separately payable Tenant. Landlord makes no warranty or representation to Tenant as to the suitability, capability or financial strength of any Provider whose equipment is presently serving the Building, and Landlord’s consent to a Provider whose equipment is not presently serving the Building shall not be deemed to constitute such a representation or warranty. Notwithstanding anything to the contrary in the foregoing, Landlord represents that there is adequate space existing in the Building’s vertical riser as of the Effective Date to accommodate Tenant’s use of the Premises for the normal conduct of its business, provided such use is in keeping with the Permitted Use. The provisions of this Paragraph 8.F are solely for the benefit of Tenant and Landlord and are not for the benefit of any third party, specifically including without limitation any telephone or telecommunications provider.
G.    No Liability. Landlord shall use reasonable diligence to remedy an interruption in the furnishing of utilities or other services to the Premises; however, Landlord shall have no responsibility or liability for damages and, except as hereinafter provided, Tenant shall not be entitled to any abatement or reduction of Rent by reason of any failure or interruption of any utility service (including service by a Provider) or other services furnished to the Premises, notwithstanding any act or omission of Landlord or any of Landlord’s employees, agents or contractors. Notwithstanding anything to the contrary in this Paragraph 8.G, provided no Event of Default shall then be declared under this Lease, if elevator access, electrical power or HVAC is interrupted due to the active negligence of Landlord or any of Landlord’s employees, contractors or agents (other than in an occurrence that constitutes a casualty, in which case the terms of Paragraph 17 shall apply and not the terms of this Paragraph 8.G) (a “Utility Interruption”), and Tenant is unable to carry on its business in a reasonably normal manner due to the failure of any of such utilities and services, and as a consequence vacates all or the affected portion of the Premises for a period in excess of five (5) consecutive Business Days, the Base Rent payable pursuant to Paragraph 4 shall be abated thereafter (in proportion to the area of the Premises vacated by Tenant by reason of such failure, if less than all of the Premises is affected) for as long as such inability to carry on Tenant’s business continues, until such time as the service is restored or Tenant reoccupies the Premises or affected portion thereof, whichever is earlier. The foregoing abatement of Rent shall be the sole and exclusive remedy of Tenant for a Utility Interruption.
9.    Access Control; Project Safety.
A.    Access Control and Other Landlord Rights. Landlord shall have the right to implement any and all access control or other security measures that Landlord, in the exercise of its sole discretion, deems necessary or appropriate for the protection of the Building or Project and Landlord’s interests therein (including the right to disallow any person from entering the Building), and Tenant acknowledges and agrees that such measures, if any, are undertaken by Landlord solely for the protection of Landlord and its interest in the Building and the Project; provided, however, if Tenant occupies all of the Phases of the Premises, Landlord shall coordinate with Tenant regarding access control and security measures for the Building (including loading dock access). In addition, Landlord will cooperate with Tenant to enable Tenant to install card readers on stairwells of floors within the Premises, where Tenant, or persons occupying space on applicable floor through or under Tenant, is or are the sole occupants of the applicable floor, to enable Tenant’s employees to access floors within the Premises using the Common Area stairwells, subject to applicable Laws and provided that any card reader system on stairwell doors shall be connected to the fire/life safety system of the Building such that they unlock in the event of an emergency. No interruption of Tenant’s business or loss of access to the Premises resulting from Landlord’s exercise of any such measures shall constitute an eviction of Tenant or a disturbance of Tenant’s right of quiet enjoyment. Tenant acknowledges that (a) no person performing access control or other security services for Landlord at the Project is or will be an on-duty law enforcement officer; (b) no such person is authorized by any governmental authority to exercise police powers; and (c) Landlord makes no representation or warranty whatsoever that any access control or other security requirements of Landlord, whether required by this Lease or discretionary on the part of Landlord, will be sufficient to protect Tenant, any Tenant Parties, or any other person, or to deter or prevent bodily injury (including death resulting therefrom) or the loss of or damage to property from any cause (including the commission or attempted commission of any crime or terrorist act). Accordingly, no failure or inadequacy of any security measures undertaken by Landlord shall relieve Tenant of any of its obligations under this Lease, or give rise to any liability on the part of Landlord, and Tenant hereby waives any and all claims and defenses against Landlord arising therefrom. To the extent Landlord implements access control or other security measures, Tenant shall at all times fully submit to and comply and shall cause all Tenant Parties to so submit to and comply with such access control and security measures, including (a) evacuation of, or denial of access to, all or any portion of the Building for cause, suspected cause or for drill purposes, (b) monitoring or recording, by closed circuit television or otherwise, persons entering or leaving the Building or Project; (c) requiring proof of identity (by electronic or other means) of any such persons; (d) recording (through the use of sign in sheets or otherwise) the time of arrival and departure of any such persons; and (e) such other measures as Landlord considers desirable, in the exercise of its sole discretion.
B.    Tenant’s Security Measures. At any time during the Lease Term, Tenant may request that Landlord implement, at Tenant’s sole cost and expense, certain requirements with respect to access control to the Building and other security measures (“Tenant’s Security Measures”). Landlord shall cooperate with Tenant in connection with the implementation of Tenant’s Security Measures; provided, however, that the implementation of Tenant’s Security Measures shall be subject to Landlord’s reasonable approval, and any costs incurred by Landlord or otherwise in connection with Tenant’s Security Measures shall be for the account of and payable separately by Tenant. Without limiting the generality of the foregoing, provided Tenant occupies all of the Phases of the Premises, upon Tenant’s election and subject to minimum security standards that Landlord may establish from time to time, Tenant may assume all responsibilities for access control to the Premises, including installing a proximity card system and providing security staff at the reception desk in the lobby of the Building. In addition, Tenant may, at its own expense, install its own substitute or supplemental security system, inclusive of barrier and guard services and the installations of video monitors in the Premises and Building (including the Building lobby), subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that if Tenant’s Security Measures ties into the Building security system, Tenant shall coordinate the installation and operation of Tenant’s Security Measures with Landlord to assure that Tenant’s Security Measures is compatible with any existing Building security system and which will not prevent Landlord from accessing the Premises as provided herein. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring, operation and removal of Tenant’s Security Measures, provided that, notwithstanding the foregoing, Tenant may install any security system it desires that does not require linkage with the Building security system and which does not affect the Building security system and which does not (i) create (a) a material adverse effect on the structural integrity of the Building, (b) a non-compliance with any applicable laws, (c) a material adverse effect on the Building Systems, or (d) a material adverse effect on the exterior appearance of the Building. Tenant shall provide Landlord with any information reasonably required regarding Tenant’s Security Measures to permit Landlord to access the Premises.
C.    Access Limitations Attributable to Tenant. In the event of any picketing, public demonstration or other threat to the security of the Building that is attributable in whole or in part to Tenant, Tenant shall reimburse Landlord for any reasonable, out of pocket, costs incurred by Landlord in connection with such picketing, demonstration or other threat in order to protect the security of the Building, and Tenant shall indemnify and hold Landlord harmless from and protect and defend Landlord against any and all claims, demands, suits, liability, damage or loss and against all costs and expenses, including reasonable attorneys’ fees incurred in connection therewith, arising out of or relating to any such picketing, demonstration or other threat. Tenant agrees not to employ any person, entity or contractor for any work in the Premises (including moving Tenant’s equipment and furnishings in, out or around the Premises) whose presence may give rise to a labor or other disturbance in or about the Building and, if necessary to prevent such a disturbance in a particular situation, Landlord may require Tenant to employ union labor for the work.
10.    Signage.
A.    Landlord shall not be required to provide any Building identification signage inside the Building, other than signage required by applicable Laws, which Landlord shall install.
B.    Subject to any rights of existing tenants in the Premises with respect to signage for the Project (whether such rights relate to signage exclusivity or otherwise), from and after the fourteenth (14th) day prior to the anticipated Commencement Date of the Phase I Premises to Tenant (the “Exterior Signage Installation Date”), Tenant shall be entitled to the right to install up to (i) two (2) Tenant identification signs on the exterior of the Building (said signage is referred to herein as “Exterior Tenant Identification Signs”), (ii) one sidewalk monument sign (the “Monument Sign”), and (iii) a placard sign (the “Placard Sign”) (the Exterior Tenant Identification Signs, the Monument Sign and the Placard Sign are referred to herein, collectively, as the “Exterior Signage”). Without limiting the foregoing, from and after the Delivery Date of the Phase I Premises, Tenant may install, as part of the Tenant Improvements, any electrical wiring, structural support, or infrastructure improvements necessary to power the illumination of Tenant’s Exterior Signage and to structurally support Tenant’s Exterior Signage; provided, however, that Tenant shall not install or affix any lettering, channel lettering or logo frames, graphic panels or signs, or light fixtures in connection with the Exterior Signage prior to the Exterior Signage Installation Date. From and after the Phase II Commencement Date, however, Tenant’s rights to have two (2) Exterior Tenant Identification Signs and the Placard Sign shall be conditioned upon Tenant (including any assignee of the entirety of Tenant’s interest under this Lease, whether under a Permitted Transfer or otherwise with the prior written consent of Landlord in accordance with Paragraph 13 of this Lease) occupying at least 150,000 RSF in the Building (the “Minimum Signage Occupancy Threshold”). If Tenant and/or any such assignee occupies, directly, less than the Minimum Signage Occupancy Threshold, Tenant shall only be entitled to (i) one (1) Exterior Tenant Identification Sign facing onto Natoma Street, and (ii) non-exclusive use of the Monument Sign (as hereinafter provided), and Tenant shall remove the Placard Sign. The Exterior Tenant Identification Sign, the Monument Sign and the Placard Sign shall be subject to all applicable Laws and Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be attached in a manner, and be installed in a location approved in advance by Landlord. Subject to Landlord’s right to approve the size, design, and specific placement of Exterior Signage, and subject to the other provisions of this Paragraph 10, Exterior Tenant Identification Signs shall be permitted above the Building’s Howard Street façade (in a manner generally similar to the other Foundry Square project buildings) and on the northern glass exterior wall of the Building facing the Transbay Transit Center (similar to the manner of installation at the building at 400 Howard Street). The dimensions, size of the lettering and location of Tenant’s Exterior Signage shall as generally depicted on Exhibit G. Tenant’s right to install and use the Exterior Signage is subject to the following terms and conditions: (A) Tenant shall submit plans and drawings for the Exterior Signage to Landlord and, if applicable, to the City and County of San Francisco and to any other public authorities having jurisdiction and shall obtain written approval from Landlord and each such jurisdiction prior to installation, and shall fully comply with all applicable Laws; (B) Tenant shall, at Tenant’s sole cost and expense, design, construct and install the panel for the Exterior Signage; and (C) the size, color and design of the

Exterior Signage shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall maintain the Exterior Signage in good condition and repair, and all costs of maintenance and repair shall be borne by Tenant. Tenant shall have the right, from time to time, to change its signs on the exterior of the Building in connection with the identification of Tenant (e.g., if Tenant changes its name or logo), provided that the area of the new sign is no larger than the area of the sign which it replaces, that the method of construction and attachment is substantially the same, and that any change in Tenant’s signs on the exterior of the Building that would form a reasonable basis for Landlord’s withholding of consent to the substitution of signage of an assignee or subtenant pursuant to Paragraph 13.D shall require Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed (e.g., if Tenant’s proposed sign suggests a morally unacceptable practice). Upon the expiration or earlier termination of the Lease, Tenant shall remove all Exterior Signs, at its sole cost and expense, and shall repair any damage occasioned thereby. All signage installed by Landlord and Tenant hereunder shall comply with applicable Laws. Except for signage of retail tenants in the Building and signage, reasonably acceptable to Tenant, identifying the ownership and management of the Building (which shall be no larger or more prominent than such signage existing as of the Effective Date), Tenant’s Exterior Signage shall be the exclusive signage on the exterior of the Building. Except for the Exterior Signage, Tenant shall not install any signage visible from the exterior of the Premises. Without limiting the generality of the foregoing, (i) the Monument Sign shall only be located at the southeast corner of the Building’s exterior plaza and shall be of a size, dimensions and size of lettering comparable to such monument signage found at the other buildings in the Foundry Square project as shown on Exhibit G, and (ii) the Placard Sign shall be located on the exterior ground floor column adjacent to the Building’s Natoma Street lobby entrance, in the location shown on Exhibit G.
C.    Tenant may specify and install interior signage on each floor of the Premises and, subject to Landlord’s reasonable approval and provided Tenant and/or any Permitted Transferee occupies at least 150,000 RSF in the Building (or Phase I Premises alone prior to the Phase II Commencement Date), the primary signage throughout the Building’s lobby, provided that if Tenant at any time occupies less than the entire RSF of the Building allocated to office use (being all of the Phases of the Premises, excluding the Phase I Premises Bicycle Space), Landlord shall have the right to install signage in the Building’s lobby for other tenants commensurate with such other tenants’ presence in the Building (all such interior signage, “Interior Signage”; together with

Exterior Signage, “Signage”). If (i) during the initial Term, Tenant and/or any Permitted Transferee at any time directly occupies less than 150,000 RSF in the Building and (ii) during any Option Term, Tenant and/or any Permitted Transferee directly occupies less than the entire RSF of the Building allocated to office use (being all of the Phases of the Premises, excluding the Phase I Premises Bicycle Space), Landlord may assume responsibility for and install tenant signage in the lobby of the Building commensurate with each tenant’s presence in the Building. Tenant shall maintain the Interior Signage in good condition and repair, and all costs of maintenance and repair shall be borne by Tenant. Tenant’s right to specify and install Signage as provided in this Paragraph 10 is personal to Tenant and any assignee of the entirety of Tenant’s interest under this Lease, whether under a Permitted Transfer or otherwise with the prior written consent of Landlord in accordance with Paragraph 13 of this Lease, and, except as expressly provided in Paragraph 13.D no other Transferee (as defined in Paragraph 13.A below) shall have any rights to specify or install Signage.
D.    Tenant shall remove any Signage at the expiration or earlier termination of the Lease Term, and repair any damage or injury to the Building caused thereby, all at Tenant’s sole cost and expense. If any signs are not removed, or necessary repairs are not made, then Landlord shall have the right to remove and dispose of such sign(s) and repair any damage or injury to the Building at Tenant’s sole cost and expense. Tenant shall pay all costs and expenses for such removal and restoration within thirty (30) days following delivery of an invoice therefor.
E.    Except for signage on floors occupied entirely by Tenant or by a party holding by, through or under Tenant and for Tenant’s signage in the Building’s lobby as permitted under this Lease, all signage in Common Areas shall be in the standard graphics for the Building and no other signage in the Common Areas shall be used or permitted without Landlord’s prior written consent. Notwithstanding the foregoing, Landlord may install any signage required by applicable Laws in any portion of the Building, including in Common Areas on floors occupied by Tenant or by a party holding by, through or under Tenant.
F.    All aspects of Tenant’s Signage, including, but not limited to quality, design, style, lighting and size, as applicable, shall be subject to Landlord’s prior written approval, not to be unreasonably withheld, conditioned, or delayed. Landlord shall have the right to remove, at Tenant’s expense and without notice or liability, any Signage installed or displayed in violation of this Paragraph 10. Landlord acknowledges that Tenant intends to install Building signage reasonably comparable in size and prominence to signage found at the other buildings in the Foundry Square project, with modifications for Tenant’s logo and Tenant’s program of signage and trade dress.
11.    Alterations and Mechanics’ Liens.
A.    Tenant shall not make any alterations, improvements or changes to the Premises, other than the Tenant Improvements (“Alterations”), without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, which consent shall be given by Landlord if at all, within five (5) Business Days after Landlord’s receipt of Tenant’s request to make such Alterations and all other information required to be submitted to Landlord pursuant to this Paragraph 11.A. Any such Alterations shall be completed by Tenant at Tenant’s sole cost and expense: (i) with due diligence, in a good and workmanlike manner, using new materials; (ii) in compliance with plans and specifications reasonably approved by Landlord; (iii) in compliance with the construction rules and regulations reasonably promulgated by Landlord from time to time; and (iv) in accordance with all applicable Laws (including all work, whether structural or non-structural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant’s work). Landlord shall notify Tenant in writing at the time that Landlord consents to the Alterations, or, if no consent is required, within ten (10) days after Tenant’s written request, as to whether Tenant must remove the Alterations at the end of the Lease Term; provided, however, that Tenant shall not be required to remove any general office improvements but shall remove and repair to its original state, all high density filing systems, server rooms, computer mainframes, libraries, telecom nodes, satellite dishes and signs erected with Landlord’s approval under this Lease. Notwithstanding anything to the contrary contained in this Paragraph 11.A, Tenant shall have the right, without Landlord’s consent, to make non-structural Alterations to the Premises (which shall be defined as alterations, additions and improvements that do not affect the Building structure, Building systems, the HVAC, or the Common Areas or exterior of the Building if such Alterations do not require building permits. If any work outside the Premises, or any work on or adjustment to any of the Building systems, is required in connection with or as a result of Tenant’s work, such work shall be performed at Tenant’s expense by contractors reasonably approved by Landlord. Landlord’s right to review and approve (or withhold approval of) Tenant’s plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Tenant is intended solely to protect Landlord, the Project and Landlord’s interests. No approval or consent shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable Laws or other requirements. Except as otherwise provided in Landlord’s consent, all Alterations shall upon installation become part of the realty and be the property of Landlord.
B.    [***]
C.    Before making any Alterations which require Landlord’s consent, Tenant shall submit to Landlord for Landlord’s prior approval schematic drawings of the work to be performed, and the name of the contractor and all subcontractor proposed by Tenant to make the Alterations. Tenant shall reimburse Landlord within thirty (30) days of receipt of a written invoice for all reasonable and actual out-of-pocket expenses incurred by Landlord in connection with any Alterations made by Tenant, including actual and reasonable fees charged by Landlord’s contractors or consultants to review plans and specifications prepared by Tenant and to update the existing as-built plans and specifications of the Building to reflect the Alterations. Tenant shall obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord before the commencement of any Alterations. Tenant shall give Landlord at least ten (10) days’ notice prior to the commencement of any Alterations and cooperate with Landlord in posting and maintaining notices of non-responsibility in connection therewith.
D.    Tenant shall keep the Premises and the Project free and clear of all liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If any such lien attaches to the Premises or the Project, and Tenant does not cause the same to be released by payment, bonding or otherwise within ten (10) Business Days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released, and any sums expended by Landlord in connection therewith shall be payable by Tenant within thirty (30) days after receipt of written notice as Additional Rent with interest thereon from the date of expenditure by Landlord at the Default Rate. Tenant shall within ten (10) days of receiving such notice of lien or claim have such lien or claim released of record by providing a bond. Tenant’s failure to comply with the provisions of the foregoing sentence shall be deemed an Event of Default entitling Landlord to exercise all of its remedies therefor without the requirement of any additional notice or cure period.
E.    Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1932(1), 1933(4), 1941 and

1942 of the California Civil Code or any similar or successor Laws now or hereinafter in effect.
12.    Maintenance and Repairs.
A.    Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (i) structural elements (including the foundation and load bearing walls and systems) of the Building; (ii) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (iii) Common Areas; (iv) roof of the Building; (v) exterior windows of the Building; and (vi) elevators serving the Building. Landlord shall promptly make repairs for which Landlord is responsible. Landlord shall provide at least sixty (60) days prior written notice to Tenant of any non-emergency, “major repairs”. For purposes of this Paragraph 12.A., “major repairs” shall mean any repair (or concurrently performed repairs) that cost in excess of Ten Thousand Dollars ($10,000).
B.    Subject to the provisions of Paragraph 3 and the provisions of Paragraph 12, Tenant may install and maintain furnishes, equipment, movable partitions, business equipment and other trade fixtures (“FF&E”) in the Premises, provided, that the FF&E do not become an integral part of the Premises or the Building. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of Tenant’s FF&E. For purposes of this Lease, any existing HVAC “Liebert” units retained by Tenant in the Premises from the Existing Tenant shall be deemed Tenant’s FF&E.
C.    Except to the extent such obligations are imposed upon Landlord hereunder, Tenant shall, at its sole cost and expense, maintain the Premises in good order, clean and healthful condition, in compliance with all Laws, and repair throughout the entire Lease Term, ordinary wear and tear excepted. Tenant agrees to keep the areas visible from outside the Premises in a neat, clean and attractive condition at all times. Tenant shall, within thirty (30) days after Landlord’s written demand therefor, reimburse Landlord for the cost of all repairs, replacements and alterations (collectively, “Repairs”) in and to the Premises, Building and Project and the facilities and systems thereof, plus an administration charge of ten percent (10%) of such cost, the need for which Repairs arises out of (1) Tenant’s use or occupancy of the Premises, (2) the installation, removal, use or operation of Tenant’s FF&E, (3) the moving of Tenant’s FF&E into or out of the Building, (4) any Alterations (hereinafter defined) or other work performed by Landlord pursuant to the Work Letter (subject to any construction allowance), or (5) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.
D.    In the event that Landlord defaults under its obligations under this Lease, Tenant shall promptly notify Landlord in writing of such default and Landlord shall have thirty (30) days within which to cure such default (or if such default is not capable of being cured within such time, Landlord shall diligently proceed to cure such default). [***]
13.    Assignment and Subletting.
A.    Except in connection with a Permitted Transfer (defined in Paragraph 13.F below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (such assignment, sublease, transfer or encumbrance, collectively or individually, a “Transfer”; each transferee, a “Transferee”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed with respect to a proposed sublease or assignment (other than a collateral assignment, in which case Landlord may withhold its consent in its sole and absolute discretion). Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if: (1) the proposed Transferee’s financial condition is not adequate for the obligations such Transferee is assuming in connection with the proposed Transfer; (2) the Transferee’s business or reputation is not suitable for the Building considering the business and reputation of the other tenants and the Building’s prestige, or would result in a violation of another tenant’s rights under its lease at the Building; (3) the Transferee is a governmental agency; or (4) an uncured Event of Default under this Lease is in effect. Any attempted Transfer in violation of this Paragraph 13, shall, exercisable in Landlord’s sole and absolute discretion, be void. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord’s rights to approve any subsequent Transfers. Any assignee shall assume in writing, for the express benefit of Landlord, all of the obligations of Tenant under this Lease, provided that no such assumption shall be deemed a novation. Following any assignment, the obligations for which the prior Tenant remains liable under this Lease shall include any obligations arising in connection with any amendments to this Lease executed by Landlord and the assignee, whether or not such amendments are made with knowledge or consent of the prior Tenant.
B.    If Tenant requests Landlord’s consent to a Transfer, Tenant shall submit to Landlord (i) financial statements for the proposed Transferee, (ii) a copy of the proposed assignment or sublease, and (iii)

such other information as Landlord may reasonably request. After Landlord’s receipt of the required information and documentation, Landlord shall either consent or reasonably refuse consent to the Transfer in writing. Tenant shall pay Landlord a review fee of $1,500.00 for Landlord’s review of any Permitted Transfer or proposed Transfer. In addition, Tenant shall reimburse Landlord for its actual reasonable costs and expenses (including, without limitation, reasonable attorney’s fees not to exceed $1,500) incurred by Landlord in connection with Landlord’s review of such proposed Transfer or Permitted Transfer.
C.    As a condition to Landlord’s consent to any Transfer, Tenant shall pay Landlord, as Additional Rent, [***] ([***]%) of any Transfer Premium. “Transfer Premium” means the gross revenue received from the assignee or subtenant during the assignment or sublease term, less: the sum of (a) the gross revenue (excluding any Transfer Premium) paid to Landlord by Tenant during the period of the assignment or the sublease term for the space covered by the sublease or assignment (“Transferred Space”); (b) any reasonable improvement allowance or other economic concession (space planning allowance, moving expenses, etc.) paid by Tenant to its assignee or subtenant; (c) reasonable broker’s commissions; (d) reasonable attorneys’ fees; (e) costs required to be paid by Tenant to Landlord under the Lease in connection with such assignment or sublease; and (f) costs of advertising the Transferred Space (collectively “Transaction Costs”); provided, however, in no event shall the expenses described in Subparts (b) through (f) of this Subparagraph be deducted from gross “Transfer Premium” unless such expenses are reasonable, and actually quantifiable, and provided further that under no circumstance shall Landlord be paid any Transfer Premium until Tenant has recovered all of the items set forth in Subparts (a) through (f) of this Subparagraph for such Transferred Space, it being understood that if in any year the gross revenues in connection with a Transferred Space are less than the Transaction Costs, in which event, the amount of the excess Transaction Costs shall be carried over to the next year and then deducted from gross revenue with the procedure repeated until a the gross revenue attributable to that Transferred Space exceeds the Transaction Costs. Subject to the foregoing, the Transfer Premium shall be calculated and paid by Tenant monthly on a cash basis, along with Tenant’s payment of Base Rent. Within ten (10) days following the effective date of the Transfer, Tenant shall furnish a complete statement, certified by an independent certified public accountant or Tenant’s chief financial officer, and sworn to by Tenant, describing in detail the consideration payable by the Transferee in connection with the Transfer and the computation of the Transfer Premium payable by Tenant to Landlord, all of which shall be determined in accordance with generally accepted accounting principles. All books and records of Tenant that are reasonably necessary in order to perform an audit to determine whether the Transfer Premium was correctly calculated shall be made available to Landlord for review or audit upon request. If Landlord’s independent certified public accountant finds that the Transfer Premium for any Transfer has been understated, Tenant shall, within thirty (30) days following written notice from Landlord, pay the deficiency and, if the Transfer Premium is found to be understated by more than ten percent (10%), Landlord’s costs of such audit.
D.    In connection with any request to Landlord to consent to a Transfer that is a sublease of 84,000 RSF or more (but subject to Tenant satisfying the Minimum Signage Occupancy Threshold), Tenant may request Landlord’s consent to the substitution of one Exterior Tenant Identification Sign with the name of the proposed Transferee, which consent shall not be unreasonably withheld, provided the general character of the name of the Transferee and the public reputation of the Proposed Transferee is consistent with that of a first-class, institutionally-owned office building in the Foundry Square project (with the intent, for example, and without limiting other grounds for reasonably withholding its consent, that the name of a proposed Transferee containing words such as “alcohol,” “sex,” “lingerie,” or names that suggest drug use, pornography or other morally unacceptable practices and other names not generally acceptable as names publicly identified with an office building, shall be a reasonable basis for Landlord to withhold its consent).
E.    Except as otherwise provided in Paragraph 13.F, a “Transfer” shall include any direct or indirect Transfer of fifty percent (50%) or more of any one of the voting, capital or profits interests in Tenant (other than through the sales of shares on a nationally recognized securities exchange); and (iii) any Transfer of this Lease from Tenant by merger, consolidation, transfer of assets, or liquidation or any similar transaction under any law pertaining to corporations, partnerships, limited liability companies or other forms of organizations. For avoidance of doubt, none of the following will constitute a Transfer of this Lease and shall be permitted without Landlord’s consent: (i) a public offering of Tenant’s stock, (ii) the sale or other transfer of voting shares of Tenant to immediate family members by reason of gift or death which do not result in a change of control of Tenant or (iii) the investment in Tenant by any venture capital firm or similar private investor which do not result in a change of control of Tenant.
F.    Tenant may assign its entire interest under this Lease or sublet the Premises (i) to any entity that, prior to the transaction, was controlling or controlled by or under common control with Tenant, (ii) to any successor to Tenant by purchase, merger, consolidation nonbankruptcy reorganization, or government action (but excluding any entity formed by Tenant for the purpose and intent to avoid the restrictions on Transfers by Tenant hereunder), or (iii) a purchaser of a substantial portion of Tenant’s assets (hereinafter, collectively, referred to as “Permitted Transfer”; the transferee in a Permitted Transfer, a “Permitted Transferee”) without the consent of Landlord, provided: (1) Tenant is not in default under this Lease; (2) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant’s business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving entity shall own all or substantially all of the assets of Tenant; (3) with respect to a Permitted Transfer to a proposed transferee described in clause (ii) or clause (iii), such proposed transferee shall have a tangible net worth which is at least equal to the greater of Tenant’s tangible net worth at the Effective Date or Tenant’s tangible net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization as evidenced to Landlord’s reasonable satisfaction; (4) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization; and (5) [***].
14.    Insurance.
A.    Landlord shall, at all times during the Lease Term, procure and maintain: (i) policies of insurance covering loss or damage to the Project in an amount equal to the full replacement cost of the Building, including Tenant Improvements in the Premises, which shall provide protection against loss by fire and other special form casualties including earthquake and flood and such other property insurance as may be required by Landlord’s mortgagee or as otherwise desired by Landlord, and (ii) commercial general liability insurance applicable to the Building and the Common Areas, providing a minimum limit of $5,000,000.00 per occurrence and in the aggregate.
B.    Tenant shall procure and maintain, at its expense, (i) causes of loss – special form property insurance in an amount equal to the full replacement cost of Tenant’s FF&E located in the Premises; (ii) a policy or policies of commercial general liability and umbrella or excess liability insurance applying to Tenant’s operations and use of the Premises, providing a minimum limit of $5,000,000.00 per occurrence and $5,000,000.00 in the aggregate, naming Landlord, Landlord’s Building manager and any lender whose loan is secured by a lien against the Building (as such lender shall be identified to Tenant by Landlord in writing) as additional insureds, (iii) automobile liability insurance covering owned, non-owned and hired vehicles in an amount not less than a combined single limit of $1,000,000.00 per accident, and (iv) workers’ compensation insurance covering Tenant’s employment of workers and anyone for whom Tenant may be liable for workers’ compensation claims (workers’ compensation insurance is required and no alternative forms of insurance are permitted) and employer’s liability insurance in an amount not less than $1,000,000.00 each accident, $1,000,000.00 disease-each employee and policy limit, with the insurance policies required under this Paragraph 14.B to be endorsed to waive the insurance carriers’ right of subrogation. Tenant shall maintain the foregoing insurance coverages in effect commencing on the Delivery Date for the Phase I Premises and continuing to the end of the Lease Term.
C.    The insurance requirements set forth in this Paragraph 14 are independent of the waiver, indemnification, and other obligations under this Lease and will not be construed or interpreted in any way to restrict, limit or modify the waiver, indemnification and other obligations or to in any way limit any party’s liability under this Lease. In addition to the requirements set forth in Paragraphs 14.B and 14.C, the insurance required of Tenant under this Lease must be issued by an insurance company with a rating of no less than A-/VIII in the current Best’s Insurance Guide or that is otherwise acceptable to Landlord, and admitted to engage in the business of insurance in the state in which the Building is located; be on a form that does not limit the coverage provided under such policy (i) to any additional insured by reason of such additional insured’s negligent acts or omissions (subject to the current form of the additional insured endorsement issued by Insurance Services Office, Inc.), or (ii) to claims for which a primary insured has agreed to indemnify the additional insured; be primary insurance for all claims under it and provide that any insurance carried by Landlord, Landlord’s Building manager, and Landlord’s lenders is strictly excess, secondary and noncontributing with any insurance carried by Tenant; and provide that no insurance policy required to be carried by Tenant shall be subject to cancellation (with a material modification or reduction in coverage being deemed a cancellation), nonrenewal, or a change in coverage of available limits of coverage, except upon thirty (30) days prior written notice from the insurance carrier to the insured, Landlord and Landlord’s lenders, if any. Tenant shall provide prompt written notice (in all events prior to the effective date of cancellation) of any cancellation in coverage to Landlord. Tenant shall deliver to Landlord, on or before the Delivery Date for the Phase I Premises and at least thirty (30) days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 25” (Certificate of Liability Insurance) and “ACORD 28” (Evidence of Commercial Property Insurance) or the equivalent. Attached to the ACORD 25 (or equivalent) there shall be an endorsement (or an excerpt from the policy) naming the Additional Insured Parties as additional insureds, and attached to the ACORD 28 (or equivalent) there shall be an endorsement (or an excerpt from the policy) designating Landlord as a loss payee with respect to tenant’s property insurance on any Premises Improvements, and each such endorsement (or policy excerpt) shall be binding on Tenant’s insurance company. As used herein, “Additional Insured Parties” shall mean (a) Landlord, (b) Landlord’s agents for asset and property management, (c) Landlord’s parent entity and its subsidiaries, and (d) any Holders (as defined below) of which Tenant has been given notice. Tenant shall obtain endorsements to all insurance policies required under this Paragraph 14 in which the insurance company agrees to give Landlord prior written notice before any such policy is cancelled. Any Holders designated by Landlord shall be named as additional insureds (or as mortgagee, as required), as their interests may appear. Landlord shall have the right to approve all deductibles and self-insured retentions under Tenant’s policies in excess of One Hundred Thousand Dollars ($100,000.00), which approval shall not be unreasonably withheld
D.    Notwithstanding anything to the contrary set forth herein, except as provided for in this Paragraph 14.D, neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any loss or damage to any of the property of Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Project or the Premises or any addition or improvements thereto, or any contents therein, to the extent covered by insurance carried or required to be carried by a party hereto EVEN THOUGH SUCH LOSS MIGHT HAVE BEEN OCCASIONED BY THE NEGLIGENCE OR WILLFUL ACTS OR OMISSIONS OF THE LANDLORD OR TENANT OR THEIR RESPECTIVE EMPLOYEES, AGENTS, CONTRACTORS OR INVITEES. Landlord and Tenant shall give each insurance company which issues policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and shall have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible, co-insurance, or any other similar retention of risk, applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates. Notwithstanding the foregoing,

Landlord and Tenant acknowledge that costs incurred by Landlord that are intended to be passed-through to Tenant as Operating Expenses subject to Paragraph 5 (such as maintenance and repair of the Building or any Common Areas, including, without limitation, any maintenance and repair of elevators, loading docks, and other Common Areas attributable to the transport of bicycles and other goods therein by Tenant or its employees or agents) are not subject to Tenant’s waiver in this Paragraph 14.D).
15.    Indemnity . To the extent not expressly prohibited by law, Tenant (referred herein, the “Indemnitor”) agree to indemnify, defend, and hold harmless Landlord and its agents, partners, shareholders, members, officers, directors, beneficiaries and employees (collectively hereinafter referred to as the “Indemnitees”) from any losses, damages, judgments, claims, expenses, costs and liabilities imposed upon or incurred by or asserted against the Indemnitees, including without limitation reasonable actual attorneys’ fees and expenses, for death or injury to, or damage to property of, third parties, other than the Indemnitees, that may arise from any act or occurrence in the Premises, and from the negligent act or omission of Indemnitor elsewhere on and about the Project, EVEN IF SUCH LOSS, INJURY OR DAMAGE RESULTS FROM THE NEGLIGENCE (BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF LANDLORD OR LANDLORD’S INDEMNITEES. Such third parties shall not be deemed third-party beneficiaries of this Lease. If any action, suit or proceeding is brought against any of the Indemnitees by reason of the negligence or willful misconduct of Indemnitor or any of Indemnitor’s agents, members, partners or employees, then Indemnitor will, at Indemnitor’s expense and at the option of said Indemnitees, by counsel reasonably approved by said Indemnitees, resist and defend such action, suit or proceeding. In addition, to the extent not expressly prohibited by law, Tenant agrees to indemnify, defend, and hold harmless Landlord and Landlord’s Indemnitees from any losses, damages, judgments, claims, expenses, costs and liabilities imposed upon or incurred by or asserted against Landlord or Landlord’s Indemnitees, including reasonable actual attorneys’ fees and expenses, for death or injury to, or damage to property of, third parties (other than Landlord’s Indemnitees) that may arise from any from. Except to the extent directly arising out of any negligent or willfully wrongful act or omission of Tenant, and any of Tenant’s agents, partners, shareholders, members, officers, directors, beneficiaries and employees, or by anyone else acting at the direction, with the permission, or under the control, of Tenant, Landlord shall defend, protect, indemnify and hold harmless Tenant from and against any and all losses, damages, judgments, claims, expenses, costs and liabilities based in whole or in part on the negligence or willful misconduct of Landlord or any of Landlord’s agents, partners, shareholders, members, officers, directors, beneficiaries and employees arising out of or relating to (i) the use or occupancy, or manner of use or occupancy, of any of the Common Areas and (ii) any act of Landlord or any of Landlord’s agents, partners, shareholders, members, officers, directors, beneficiaries and employees in the Premises.

16.    Limitation of Liability.
A.    To the fullest extent permitted by law, and as a material part of the consideration to Landlord for this Lease, except to the extent directly arising out of the gross negligence or willful misconduct of Landlord, Tenant hereby releases Landlord and Landlord’s agents, partners, shareholders, members, officers, directors, beneficiaries and employees from responsibility for, and waives as against Landlord and Landlord’s agents, partners, shareholders, members, officers, directors, beneficiaries and employees, and assumes all risk of all losses, damages, judgments, claims, expenses, costs and liabilities from any cause (including, without limitation, except to the extent excluded herein, losses, damages, judgments, claims, expenses, costs and liabilities based in whole or in part on the negligence of Landlord or any of Landlord’s agents, partners, shareholders, members, officers, directors, beneficiaries and employees) resulting from any accident or occurrence in the Premises or any other portion of the Building or based on any defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises, EVEN IF SUCH DAMAGE RESULTS FROM THE NEGLIGENCE (BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF LANDLORD OR ITS PARTNERS OR THEIR RESPECTIVE PARTNERS, MEMBERS, AGENTS OR EMPLOYEES; provided, however, nothing in this Paragraph 16.A shall release Landlord from any of its obligations of maintenance and repair under this Lease). Landlord shall not be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Building or of any other persons whomsoever, including, but not limited to riot, strike, insurrection, war, court order, requisition, order of any governmental body or authority, acts of God, fire or theft.
B.    Except (1) to the extent of the exercise by Landlord of its remedies under Paragraph 20 or any liability of Tenant arising therefrom, (2) to the extent of the exercise by Landlord of its remedies for any breach by Tenant of any of its obligations under Paragraph 3.F of this Lease or any liability of Tenant arising therefrom, or (3) to the extent of the exercise by Landlord of its remedies for any failure by Tenant to timely surrender possession of the Premises to Landlord upon expiration or sooner termination of the Term in the manner and condition required under this Lease or any liability of Tenant arising therefrom, neither Tenant nor any of Tenant’s agents, partners, shareholders, members, officers, directors, beneficiaries and employees shall be liable to Landlord for, and Landlord releases and waives as against Tenant and all of Tenant agents, partners, shareholders, members, officers, directors, beneficiaries and employees from, any and all losses, damages, judgments, claims, expenses, costs and liabilities for any consequential, indirect, special or punitive damages, whether arising out of any injury or damage to, or interference with, Landlord’s business, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use under Paragraph 15.
C.    Notwithstanding anything to the contrary in this Lease, in no event and under no theory of allocation of risk or liability shall Landlord be responsible for, and Tenant releases and waives as against Landlord and agents, partners, shareholders, members, officers, directors, beneficiaries and employees from, any and all losses, damages, judgments, claims, expenses, costs and liabilities for any consequential, indirect, special or punitive damages, whether arising out of any injury or damage to, or interference with, Tenant’s business, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use.
17.    Casualty Damage . If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. Landlord shall notify Tenant of the estimated repair period within ninety (90) days after the date of such casualty. However, in case the Building shall be damaged to the extent greater than fifty percent (50%) of the replacement value of the Building (whether or not the Premises shall have been damaged by such casualty) or in the event there is less than two (2) years of the Lease Term remaining or in the event Landlord’s mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty. If Landlord does not elect to terminate this Lease, but if more than seventy-five percent (75%) of the Premises shall have been damaged by such casualty and less than twelve (12) months shall remain in the term at the end of the estimated repair period, or if the repairs are estimated by Landlord to take more than nine (9) months to complete, then Tenant shall have the right to terminate this Lease by notifying Landlord in writing of such termination within thirty (30) days following receipt of Landlord’s notice of the estimated repair period. If neither Tenant nor Landlord thus elects to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building, and the improvements located within the Premises to substantially the same condition in which it was immediately prior to the happening of the casualty. When the repairs described in the preceding two sentences have been completed by Landlord, Tenant shall complete the restoration of all furniture, fixtures and equipment which are necessary to permit Tenant’s reoccupancy of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that Rent shall be abated from the date of the damage or destruction for any portion of the Premises that is unusable by Tenant, which abatement shall be in the same proportion that the RSF in the Premises which is unusable by Tenant bears to the total RSF in the Premises; provided that Tenant shall not be entitled to any abatement of Rent if the damage or destruction in the Premises is restored within five (5) Business Days after Landlord’s receipt of written notice from Tenant of the occurrence of the damage or destruction. The provisions of this Lease, including this Paragraph 17, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Project, and any statute or regulation of the state in which the Project is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Project.
18.    Condemnation.
A.    If the whole or any substantial part of the Premises or if the Building or any portion thereof which would leave the remainder of the Building unsuitable for use comparable to its use on the Delivery Date for the Phase I Premises, or if the land on which the Building is located or any material portion thereof, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease and Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises or said portion of the Building or land shall occur. If this Lease is not terminated, the rent for any portion of the Premises so taken or condemned shall be abated during the unexpired Lease Term effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party to compensate Tenant for the taking of or damage to trade fixtures of Tenant, Tenant installed alterations or additions, Tenant’s goodwill, and moving costs, which Tenant specifically reserves to itself. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.
B.    Notwithstanding anything to the contrary in Paragraph 18.A, if all of the Premises shall be temporarily condemned or taken for governmental occupancy for a period of less than one (1) year, this Lease shall remain in full force and effect and Tenant shall be entitled to any and all compensation, damages, income, rent and awards in connection therewith.

19.    Events of Default.
A.    The following events shall be deemed to be “Events of Default” under this Lease: (i) any failure by Tenant to pay any Rent (or deliver any Security Deposit, Letter of Credit, or similar credit enhancement required hereunder) when due unless such failure is cured within five (5) days after written notice, (ii) Tenant fails to perform any other provision of this Lease not described in this Paragraph 19, and such failure is not cured within thirty (30) days (or as soon as practicable if the failure involves a hazardous condition) after notice from Landlord, however, other than with respect to a hazardous condition, if Tenant’s failure to comply cannot reasonably be cured within thirty (30) days, Tenant shall be allowed additional time (not to exceed one hundred twenty (120) additional days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within thirty (30) days and diligently pursues the cure to completion; (iii) Tenant fails to observe or perform any of the covenants with respect to (a) assignment and subletting as set forth in Paragraph 13, (b) mechanic’s liens as set forth in Paragraph 12, (c) insurance as set forth in Paragraph 14 or (d) delivering subordination agreements or estoppel certificates as set forth in Paragraph 25, unless such failure is cured within three (3) Business days after written notice, (iv) the leasehold interest of Tenant is levied upon or attached under process of law; (v) Tenant abandons or vacates the Premises; (vi) commencement of proceedings for winding up or dissolving (whether voluntary or involuntary) Tenant, if Tenant is a corporation, partnership or limited liability company; (vii) any voluntary or involuntary proceedings are filed by or against Tenant under any bankruptcy, insolvency or similar Laws and, in the case of any involuntary proceedings, are not dismissed within sixty (60) days after filing; or (viii) any guarantor of Tenant’s obligations under this Lease shall become insolvent, file a petition in bankruptcy, have an involuntary bankruptcy petition filed against said guarantor, be in default of its obligations under said guaranty beyond any applicable notice and cure period, fail to execute and deliver a reaffirmation of the guaranty if requested by Landlord, or die, if the guarantor is an individual.
B.    Tenant shall pay all reasonable attorneys’ fees and other costs incurred by Landlord, if it becomes necessary for Landlord to employ an attorney or other agent to (i) collect the Rent due by Tenant hereunder whether or not a suit is brought thereon, or (ii) enforce any provisions of this Lease (which shall expressly include, without limitation, the costs to prepare any demand notices).

20.    Remedies . Upon any Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (which shall be cumulative and nonexclusive), the option to pursue any one or more of the following remedies (which shall be cumulative and nonexclusive) without any notice or demand:
A.    Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim of damages therefor; and Landlord may recover from Tenant the following:
i.The worth at the time of award of the unpaid Rent which had been earned at the time of such termination; plus
ii.The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
iii.The worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus
iv.Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations hereunder or which in the ordinary course of things would be likely to result therefrom, including brokerage commissions, advertising expenses, expenses of remodeling any portion of the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; plus
v.At Landlord’s option, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Laws.
B.    As used in Paragraphs 20.A(i) and 20.A(ii), the “worth at the time of award” shall be computed by allowing interest at a rate per annum equal to the lesser of (1) the Default Rate, and (2) the highest rate permitted by applicable law. As used in Paragraph 20.A(iii), the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%. For the purposes of determining Rent, Tenant’s obligation to pay Additional Rent shall be calculated for the remainder of the Lease Term based on the current estimated payments therefore for the calendar year of the default, and each future calendar year in the Lease Term shall be assumed to be equal to the Tenant’s Share for the calendar year prior to the year in which default occurs compounded at a rate equal to the mean average rate of inflation for the three (3) calendar years preceding the calendar year of the default, as determined by using the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index (All Urban Consumers, all items, 1982-84 equals 100) for the metropolitan area or region of which the Project is located. If such index is discontinued or revised, during the Lease Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the index had not been discontinued or revised. If no replacement index exists then Landlord shall select as a replacement index that index which, in Landlord’s opinion, is generally recognized as the successor index.
C.    Landlord shall have the remedy described in California Civil Code § 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.
D.    Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Paragraphs 20.A, 20.B and 20.C above, or any applicable Laws or other provision hereof), without prior demand or notice except as required by applicable Laws, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.
E.    Unless Landlord provides Tenant with express notice to the contrary, no re-entry, repossession, repair, maintenance, change, alteration, addition, reletting, appointment of a receiver or other action or omission by Landlord shall (i) be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, or (ii) operate to release Tenant from any of its obligations hereunder. Tenant waives, for Tenant and for all those claiming by, through or under Tenant, California Civil Code §

3275, California Code of Civil Procedure §§ 1174(c) and 1179, and any existing or future rights to redeem or reinstate, by order or judgment of any court or by any legal process or writ, this Lease or Tenant’s right of occupancy of the Premises after any termination hereof.
F.    Landlord shall in no event be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon a reletting.
G.    The receipt by Landlord of less than the full Rent due shall not be construed to be other than a payment on account of Rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the Rent due or to pursue any other remedies provided in this Lease. The acceptance by Landlord of Rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease.
H.    All property of Tenant removed from the Premises by Landlord pursuant to any provision of this Lease or applicable law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord with respect to such removal, handling and/or storage so long as the same is in Landlord’s possession or under Landlord’s control. All or any portion of such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Lease Term or termination of Tenant’s right to possession of the Premises, however terminated, at Landlord’s option, shall be conclusively deemed to have been conveyed by Tenant to Landlord by bill of sale with general warranty of title without further payment or credit by Landlord to Tenant, and/or be deemed to have been abandoned by Tenant.
21.    Landlord’s Default . The occurrence of the following constitutes a “Landlord’s Default” under this Lease: Landlord’s failure to perform any obligation required to be performed by Landlord hereunder after (a) Tenant gives written notice to Landlord of such failure, (b) Landlord fails to commence and diligently prosecute the cure of such failure within thirty (30) days (or three (3) days in the event of a failure threatening the health or safety of the occupants of the Building) of such notice, (c) Tenant gives a second written notice to Landlord of such failure and (d) Landlord fails to commence and diligently prosecute the cure of such failure within ten (10) days (or three (3) days in the event of a failure threatening the health or safety of the occupants of the Building) of such second notice; provided, that if the nature of Landlord’s obligation is such that more than the designated time to cure such failure is required to effect such cure, then Landlord shall not be in default so long as Landlord is diligently pursuing such cure to completion. In the event of a Landlord’s Default, Tenant’s sole remedy shall be an action for damages or injunctive relief and the right to cure Landlord’s default at Tenant’s expense and set off against Rent coming due, subject to this Paragraph 21; provided, however, that Tenant shall have no right to terminate or rescind this Lease upon the occurrence of a Landlord’s Default.
22.    No Waiver . Failure of either party to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of such default, nor shall it constitute an estoppel against the non-defaulting party, but the non-defaulting party shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by non-defaulting party to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default.
23.    Peaceful Enjoyment; No Light, Air or View Easement . Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and timely performs all of Tenant’s covenants and agreements herein contained. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building over which Landlord has no control shall in no way affect this Lease or impose any liability on Landlord.
24.    Holding Over . If Tenant continues to occupy the Premises after the expiration or other termination of this Lease or the termination of Tenant’s right of possession, such occupancy shall be that of a tenancy at sufferance. Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to one hundred twenty-five percent (125%) of the Base Rent and Additional Rent due under this Lease for the last full month of the term hereof during the first thirty (30) days of such holdover, and one hundred fifty percent (150%) of such Base Rent and the Additional Rent thereafter during such holdover. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Lease Term shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise Tenant shall also be liable to Landlord for all direct and consequential damages which Landlord may suffer by reason of any holding over by Tenant. Landlord and Tenant each hereby (a) agree that the terms of this Lease shall govern any holdover of the Premises, and (b) waive the terms of California Civil Code § 1945, and any successor statute.
25.    Subordination; Attornment; Estoppel Certificate .
A.    [***]
B.    [***]

C.    Estoppel Certificates. Tenant shall at any time and from time to time within ten (10) Business Days after written demand by Landlord, execute and deliver to Landlord a statement in writing certifying that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which the Base Rent, Additional Rent and other charges have been paid in advance, if any, and the amount of any security deposit, (iii) stating whether or not to the best knowledge of Tenant, there are any uncured defaults on the part of Landlord and, if so, specifying each such default of which Tenant may have knowledge and containing such other accurate statements or certifications of fact as Landlord may reasonably request, (iv) acknowledging that Tenant does not have any claim or right of offset against Landlord (or if Tenant does have any such claim or right of offset, the nature of such claim or right of offset), (v) stating that Tenant Improvements, if any, are complete, and (vi) setting forth such other matters as may reasonably be requested by Landlord. Any such statement delivered pursuant to this Paragraph 25 may be relied upon by any prospective purchaser of the Building or any mortgagee, ground lessor or other like encumbrancer thereof or any assignee of any such encumbrancer upon the Building.
26.    Notice . [***]
27.    Surrender of Premises . On or before the termination of the Lease Term, or upon any termination of Tenant’s right to possession of the Premises, Tenant shall surrender the Premises to Landlord in good condition and repair, normal wear and tear excepted, with all interior walls, floors and floor coverings cleaned, and otherwise in the condition required under this Paragraph 27. The term “normal wear and tear” does not, and shall not be deemed to, include any damage or deterioration that could have been prevented through proper maintenance, or by Tenant’s full and timely performance of all its obligations under this Lease. On or before the expiration or sooner termination of the Lease Term (or such later date following any earlier termination of this Lease as hereinafter provided), Tenant shall (a) remove (i) all of Tenant’s FF&E and phone and data cabling from the Project; (ii) all Specialized Alterations (with any portion of the Premises where Tenant installs fitness or gymnasium Specialized Alterations returned to “shell” condition), except those that Landlord has, if at all, confirmed in writing (within the time period hereinafter provided) shall be left in place; and any other Alterations that Landlord required in writing be removed at the time Landlord gave its consent thereto Pursuant to Paragraph 11.A; and (b) fully repair any damage to the Premises or other portions of the Project caused by the removal of any of the foregoing items. Landlord may, by written notice to Tenant given at any time at least nine (9) months prior to the Expiration Date (or, in the event of a termination of this Lease prior to the scheduled Expiration Date, at any time within thirty (30) days following written notice of such termination), confirm the obligation of Tenant to either remove or leave in place any or all Specialized Alterations, but failure to provide any such written notice shall not change any of Tenant’s obligations with respect to the removal of

Tenant’s property and the other matters hereinabove provided in accordance with this Paragraph 27. Any of Tenant’s property not removed from the Project by Tenant as required herein shall be deemed abandoned and may be retained, used, stored, removed or disposed of by Landlord as Landlord sees fit in the exercise of its sole discretion, and Tenant waives all claims against Landlord resulting therefrom. Without limiting the generality of the foregoing, Tenant waives any of the rights and benefits under Civil Code Sections 1980-1993 relating to the disposition of abandoned personal property and agrees that title to any such personal property, free and clear of any liens, shall pass to Landlord upon written notice to Tenant of Landlord’s exercise of its right to retain any such personal property. Within ten (10) days following Landlord’s invoice therefor, Tenant shall reimburse Landlord for all costs incurred by Landlord in (x) storing, removing or disposing of any abandoned Tenant’s property; and (y) repairing any damage to the Premises or Project caused by Tenant, but only to the extent the making of (or payment for) such repairs is the responsibility of Tenant under this Lease; and (z) removing any Tenant Improvements that Tenant was required to remove, and all repair and restoration work necessitated by such removal. Tenant represents and warrants that no other person shall have any ownership or use interest in Tenant’s FF&E, Alterations, Specialized Alterations and Tenant Improvements as of the Expiration Date or sooner termination of this Lease. Tenant shall surrender to Landlord all keys to the Premises and make known to Landlord the combination of all combination locks which Tenant is required to leave on the Premises. All Tenant’s obligations under this Paragraph 27 shall survive the expiration or sooner termination of this Lease.
28.    Parking Facilities; Storage; Rooftop .
A.    [***]
B.    [***]
C.    [***]
D.    Throughout the Lease Term, Tenant shall have the non-exclusive right to rent up to 752 RSF of storage space in the basement of the Building (the “Storage”). [***] Tenant’s use and rental of the Storage shall be subject to Landlord’s standard Storage License Agreement attached hereto as Exhibit H.
E.    Tenant may install and maintain one antenna, satellite TV dish or item of telecommunications related equipment on the roof of the Building for use by Tenant in the occupancy of the Premises (such equipment being generally referred to as “Roof Equipment”). If Tenant elects to install additional Roof Equipment, Tenant shall pay as Additional Rent monthly usage fees based on the then-prevailing market rates for the use of the roof of the Building. The location, design, size and weight of such Roof Equipment, and the means of installation (including placement thereof on, or any penetrations of, the roof membrane) shall also be subject to the approval of Landlord, which approval shall not be unreasonably withheld. Any compliance with

Laws obligations triggered by such installation (including screening requirements) shall be the sole cost and expense of Tenant. Tenant shall be permitted access to the area on the roof where any such installation may be made as necessary for the installation and maintenance thereof, with prior notice to Landlord and subject to such reasonable restrictions on roof access as may be developed, from time to time, by Landlord, written notice of which is given to Tenant. Tenant’s use of the roof of the Building shall be subject to Landlord’s standard Roof License Agreement attached hereto as Exhibit I.
29.    Miscellaneous .
A.    If any term or provision of this Lease, or the application thereof, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.
B.    Tenant agrees not to record this Lease. [***]
C.    This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of California. Landlord and Tenant irrevocably submit to the jurisdiction of: (i) any state or federal court sitting in the state of California over any suit, action, or proceeding, arising out of or relating to this Lease; and (ii) any state court sitting in the county where the Premises are located over any suit, action, or proceeding, arising out of or relating to this Lease. Landlord and Tenant irrevocably waive, to the fullest extent permitted by law: (i) any objection that Tenant may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court; (ii) any claim that any such suit, action, or proceeding, bought in any such court, has been brought in an inconvenient forum; and (iii) any claim that any such suit, action, or proceeding, brought in any such court does not have jurisdiction over Tenant.
D.    Except as expressly otherwise herein provided, time is of the essence of this Lease.
E.    Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Project referred to herein, and in such event and upon such transfer, and such transferees assumption of Landlord’s obligations under this Lease in writing, Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.
F.    If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys’ fees.
G.    Landlord and Tenant each represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation or making of this Lease, except for the Brokers. Each party shall indemnify, protect, defend, and hold harmless the other party from all claims, including attorney fees, arising out of any leasing commission, finder’s fee, or equivalent compensation alleged to be owing to any person on account of the indemnifying party’s dealings with any real estate broker or agent other than the Brokers. No broker or agent (including the Brokers) shall be deemed to have earned, or be entitled to receive, any commission or fee as a result of the making of this Lease or the occupancy by Tenant of any space in the Project, except in accordance with the express terms of a separate written agreement, if any, executed by the Brokers entitled to receive such commission or fee and the party obligated to pay it. Landlord shall be responsible for the payment of any and all leasing commissions to the Brokers named herein in connection with this Lease and pursuant to separate written agreement. The terms of this Paragraph 29.G shall survive the expiration or earlier termination of this Lease.
H.    Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant’s financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the Effective Date. Tenant, within 15 days after request, shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a “business profile” of Tenant and determine Tenant’s ability to fulfill its obligations under this Lease. Landlord, however, shall not require Tenant to provide such information unless Landlord requires the information in connection with a proposed financing or sale of the Project, or if an Event of Default by Tenant exists hereunder.

I.    Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant’s obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration or other termination of the Lease Term.
J.    Landlord and Tenant understand, agree and acknowledge that (i) this Lease has been freely negotiated by both parties; and (ii) in any controversy, dispute or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.
K.    The headings and titles to the paragraphs of this Lease are for convenience only and shall have no effect upon the construction or interpretation of any part hereof. The term “including” shall be deemed to mean “including without limitation”.
L.    This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant and the signed Letter of Credit to Landlord. Without limiting the generality of the foregoing, the delivery of the signed Letter of Credit to Landlord as required by Paragraph 6.A is a condition precedent to the validity of this Lease and, upon Tenant’s failure to deliver the signed Letter of Credit to Landlord as required by Paragraph 6.A, this Lease, then unless and until the Letter of Credit is delivered as aforesaid, at the election of Landlord made by written notice to Tenant, shall be null and void. This Lease may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.
M.    During the Lease Term, should a real estate investment trust become Landlord hereunder, all provisions of this Lease shall remain in full force and effect except as modified by this Paragraph 29.M.
i.If Landlord in good faith determines that its status is a real estate investment trust under the provisions of the Internal Revenue Code of 1986, as heretofore or hereafter amended, will be jeopardized because of any provision of this Lease, Landlord may request reasonable amendments to this Lease and Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such amendments do not (a) increase the monetary obligations of Tenant or decrease the rights of Tenant pursuant to this Lease or

(b) in any other manner materially adversely affect Tenant’s interest in the Premises.
ii.Landlord and Tenant agree that all rental payable by Tenant to Landlord, which includes all sums, charges, or amounts of whatever nature to be paid by Tenant to Landlord in accordance with the provisions of this Lease, shall qualify as “rents from real property” within the meaning of both Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”). In the event that Landlord, in its sole discretion, determines that there is any risk that all or part of any rent shall not qualify as “rents from real property” for the purposes of Sections 512(b)(3) or 856(d) of the Code and the Regulations promulgated thereunder, Tenant agrees (i) to cooperate with Landlord by entering into such amendment or amendments as Landlord deems reasonably necessary to qualify all rental as “rents from real property”; and (ii) to permit an assignment of this Lease by Landlord; provided, however, that any adjustments required pursuant to this Paragraph 29.M shall be made so as to produce the equivalent rental (in economic terms) payable prior to such adjustment.
iii.Landlord shall have the right at any time and from time to time to unilaterally amend the provisions of this Lease if Landlord is advised by its counsel that all or any portion of the monies paid by Tenant to Landlord hereunder are, or may be deemed to be, unrelated business income within the meaning of the Code or the Regulations, and Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in Tenant having to pay in the aggregate more money on account of its occupancy of the Premises under the terms of this Lease, as so amended, and provided further that no such amendment shall result in Tenant having materially greater obligations or receiving less services than it was previously obligated for or entitled to receive under this Lease, or services of a lesser quality.
iv.Any services which Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord’s option, be furnished from time to time, in whole or in part, by employees of Landlord or Landlord’s managing agent or its employees or by one or more third persons hired by Landlord or Landlord’s managing agent. Tenant agrees that upon Landlord’s written request it will enter into direct agreements with Landlord’s managing agent or other parties designated by Landlord for the furnishing of any such services required to be furnished by Landlord hereunder, in the form and content approved by Landlord, provided however that no such contract shall result in Tenant having to pay in the aggregate more money on account of its occupancy of the Premises under the terms of this Lease, and provided further that no such contract shall result in Tenant having materially greater obligations or receiving less services than it is presently obligated for or entitled to receive under this Lease, or services of a lesser quality.
30.    No Offer . Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery hereof does not constitute an offer to Tenant or an option. Execution and delivery of this Lease by Tenant to Landlord shall, in consideration of the time and expense incurred by Landlord in reviewing this Lease and Tenant’s credit, constitute an offer by Tenant to lease the Premises upon the terms and conditions set forth herein (which offer to Lease shall be irrevocable for twenty (20) Business Days following the date of delivery). This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant.
31.    California Civil Code Section 1938 . Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52).
32.    OFAC Compliance .
A.    Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq. The Trading with the Enemy Act, 50 U.S.C. App.1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.
B.    Tenant covenants and agrees (i) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (ii) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this Paragraph 32.B or Paragraph 32.A are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (iii) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (iv) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.
C.    Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Lease Term shall be a default of the Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a default of the Lease. Simultaneously with the execution of the Lease, Tenant will provide to Landlord the names of the persons holding an ownership interest in Tenant, for purposes of compliance with Presidential Executive Order 13224 (issued September 24, 2001).
33.    Entire Agreement . This Lease, including the Exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, all of which are hereby waived by Tenant, and that there are no warranties which extend beyond those expressly set forth in this Lease.

34.    Waiver of Trial By Jury; Waiver of Counterclaims . TO THE EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND TENANT’S USE OR OCCUPANCY OF THE PREMISES. IF LANDLORD COMMENCES ANY SUMMARY PROCEEDING OR ACTION FOR NON-PAYMENT OF RENT, TENANT HEREBY WAIVES ANY RIGHT TO INTERPOSE, AND SHALL NOT INTERPOSE, ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, AND ANY SUCH COUNTERCLAIM SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.
35.    Limitation of Liability . EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE EXCLUSIVE REMEDY OF TENANT FOR FAILURE OF LANDLORD TO PERFORM ANY OF ITS OBLIGATIONS UNDER THIS LEASE SHALL BE AN ACTION FOR DAMAGES AGAINST LANDLORD. ANY LIABILITY OF LANDLORD UNDER THIS LEASE SHALL BE LIMITED SOLELY TO ITS INTEREST IN THE PROJECT, AND IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD, ITS MEMBERS, OR THEIR RESPECTIVE MEMBERS, PARTNERS, SHAREHOLDERS, OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES, IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROJECT OR ASSETS OF LANDLORD, ITS MEMBERS, OR THEIR RESPECTIVE MEMBERS, PARTNERS, SHAREHOLDERS, OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES. IN NO EVENT SHALL LANDLORD BE LIABLE FOR CONSEQUENTIAL OR SPECIAL DAMAGES AS A RESULT OF A BREACH OR DEFAULT UNDER THIS LEASE.
36.    Option to Extend . [***]
37.    Notice of Available Retail Space . [***]
[Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:
HART FOUNDRY SQUARE IV, LLC,
Delaware limited liability company

By:	/s/ Geor Rumel
Name: Geor Rumel
Its: Senior vice President
[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[TENANT SIGNATURE PAGE]

TENANT:
SLACK TECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ Stewart Butterfield
Name: Stewart Butterfield
Its: Chief Executive Officer

EXHIBIT A
OUTLINE AND LOCATION OF PREMISES
[***]

EXHIBIT B
RULES AND REGULATIONS
[***]

EXHIBIT B CONTINUED
DOG POLICY
[***]

EXHIBIT C
TENANT IMPROVEMENT WORK LETTER
[***]

EXHIBIT D
COMMENCEMENT LETTER
[***]

EXHIBIT E
FORM OF LETTER OF CREDIT
[***]

EXHIBIT F
JANITORIAL SPECIFICATIONS
[***]

EXHIBIT G
TENANT’S SIGNAGE
[***]

EXHIBIT H
STORAGE LICENSE AGREEMENT
[***]

EXHIBIT I
ROOF LICENSE AGREEMENT
[***]

EXHIBIT J
OUTLINE AND LOCATION OF BACK-UP GENERATOR SPACE
[***]

FIRST AMENDMENT TO OFFICE LEASE AGREEMENT
THIS FIRST AMENDMENT TO OFFICE LEASE AGREEMENT (this “Amendment”) is made and entered into as of December 22, 2017 (the “Effective Date”) by and between HART FOUNDRY SQUARE IV, LLC, a Delaware limited liability company (“Landlord”), and SLACK TECHNOLOGIES, INC., a Delaware corporation (“Tenant”). Capitalized terms that are used in this Amendment as defined terms and that are not otherwise defined in this Amendment have the definitions ascribed to those terms in the Lease (as hereinafter defined).
Recitals
A.    Landlord and Tenant are parties to that certain Office Lease Agreement dated December 22, 2016, (the “Original Lease”), pursuant to which Tenant leases or will lease from Landlord all of the 2nd through 10th floors, and a portion of the 1st floor, of the office building located at 500 Howard Street, San Francisco, California 94105 and commonly known as Foundry Square IV (the “Building”).
B.    Landlord and Tenant signed a letter agreement dated February 2, 2017, which amended the time period within which Landlord was required to deliver the “Phase I Availability Notice” (such letter, together with the Original Lease, is referred to herein as the “Lease”).
C.    Landlord and Tenant wish to amend the Lease as set forth., this Amendment.
Agreement
For and in consideration of the covenants contained in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and upon the terms and conditions set forth in this Amendment, Landlord and Tenant, intending to be legally bound, agree as follows:
1.    Delivery and Commencement Dates.
A.    Phase I. [***].
B.    Phase II. [***]
C.    Phase III. [***]
D.    Back-Up Generator Space.
(1)    Landlord and Tenant acknowledge that Tenant previously elected to not acquire the Back-Up Generator as contemplated by Paragraph 3.J of the Original Lease and that Landlord has caused the Back-Up Generator to be removed from the Back-Up Generator Space. Notwithstanding that Paragraph 3.J of the Original Lease contemplated the use of the Back-Up Generator Space solely for the use and operation of the Back-Up Generator, Landlord and Tenant have agreed to incorporate the Back-Up Generator Space into the Phase I Premises Supplemental
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Space (as hereinafter defined), with the intent and effect that the 1st Floor Lobby space comprising the Phase I Premises Supplemental Space is deemed amended to include both the space shown on Exhibit A of the Original Lease (and referred to in Paragraph 1.DD of the Original Lease as the Phase I Premises Bicycle Space) and the Back-Up Generator Space. Tenant acknowledges that possession of the Back-Up Generator Space was delivered to Tenant as part of the Phase I Premises, and that said space is deemed a part of the Phase I Premises Supplemental Space (as hereinafter defined) for all purposes of the Lease, [***].
(2)    Paragraph 4.A(v) of the Original Lease is hereby amended to delete the last sentence of said Paragraph. Landlord and Tenant acknowledge and agree that Additional Rent for the Back-Up Generator Space (as part of the Phase I Premises Supplemental Space) commenced on November 1, 2017 (and is not subject to the Base Rent abatement applicable to the Premises provided in Paragraph 4.C of the Original Lease).
2.    Amendment to Occupancy Condition Definition. Paragraph 1.X of the Lease is hereby amended to provide that, notwithstanding anything to the contrary in said Paragraph 1.X:
A.    [***].
B.    Tenant shall complete and shall be solely responsible (subject to reimbursement from the Improvement Allowance) for all improvements and modifications to all restrooms, shower, and locker room facilities in the Building, either existing as of the Effective Date or that are constructed as part of other Tenant Improvements, including, without limitation, the first floor lobby area restrooms and the parking area restrooms, to the extent required to bring such area(s) into compliance with applicable “path of travel” building code requirements and Disability Access Laws, and the foregoing improvements and modifications shall not be deemed included within Occupancy Condition.
C.    Subject to the foregoing paragraphs, the term “Occupancy Condition” shall continue to refer to the substantial completion by Landlord of any improvements or modifications to the Building entrance, Building lobby and other areas of the Building (other than the Premises).
3.    Amendment to Specialized Alterations Definition. Paragraph 1.TT of the Lease is hereby amended as follows:
A.    Clause (2) thereof is deleted and replaced with the following:
(2)    comprise any additional, renovated, or expanded restroom, shower facilities, or both, in the Building’s parking garage or first floor lobby area;
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B.    Clause (4) thereof is amended to add a reference to “or mezzanine” after the words “internal staircases” (with the intent that clause (4) is to read “comprise internal staircases or mezzanine constructed within the Premises connecting one or more floors of the Premises”).
C.    Clause (6) thereof is amended to delete the reference to “Phase 1 Premises Bicycle Space” and replace the same with a reference to “Phase I Premises Supplemental Space”.
4.    Renaming and Repurposing of Phase I Premises Bicycle Space.
A.    Paragraph 1.DD. of the Lease is hereby deleted in its entirety and replaced with the following:
DD.    “Phase I Premises Supplemental Space” shall mean, in the aggregate, (i) the portion of the Phase I Premises shown as the diagonally hatched area in the portion of Exhibit A marked “500 Howard Street — 1st Floor Lobby” consisting of approximately 1,366 of RSF, and (ii) the portion of the Building shown as the cross-hatched area in Exhibit J marked “1st Floor Lobby Depiction of Back-Up Generator” consisting of approximately 458 RSF.
All references in the Lease to “Phase I Premises Bicycle Space” are hereby replaced with the defined term “Phase I Premises Supplemental Space” (as defined above).
B.    Paragraph 6 of the Rules and Regulations attached to the Lease as Exhibit B is hereby amended by deleting the reference to “vehicles” in clause (2) thereof and deleting the reference to the “Phase 1 Bicycle Space” in clause (3) thereof, so that clauses (2) and (3), as amended, read:
(2)    except that bicycles may be stored in the bicycle storage facilities in the Parking Area, and (3) except that, subject to the terms of Paragraph 3.K. of the Lease, bicycles may be stored in the Premises.
C.    For purposes of the definition “Permitted Use” contained in Paragraph 1.Z of the Lease, Landlord agrees that the use of the Phase I Premises Supplemental Space as a mail room, supply room, for bicycle storage and as a security office, are within the scope of the definition of Permitted Use.
5.    Use of Internal Building Stairwells and Construction of Internal Staircase.
D.    [***]
E.    Landlord acknowledges that Tenant has informed Landlord of Tenant’s interest in installing card readers at the fire exit doors within individual floors of the Premises and to provide access to Tenant and its employees, agents and invitees to the interior stairwells connecting the floors of the Premises. Subject to the terms of Paragraph 9.A, including, without limitation, Landlord’s approval of the specific type of card readers to be utilized by Tenant (so that the same comply with the terms of said Paragraph), Landlord approves of such use of the interior stairwells.
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6.    Mandatory Tenant Improvements. [***]
7.    Amendment to Improvement Allowance. [***]
8.    Disbursements of Improvement Allowance. Paragraph 7.3(a) of the Work Letter is amended to clarify that in submitting partial mechanics’ lien releases in connection with each application for disbursement, Tenant shall submit executed conditional mechanics’ lien releases from all of Tenant’s Agents that performed work covered by such request for payment, and unconditional mechanics’ liens releases from all of Tenant’s Agents that performed work covered by any prior request for payment, all in accordance with the applicable provisions of the California Civil Code.
9.    Tenant Improvement Work Letter. [***]
10.    Brokerage. [***]
11.    Certification of Lease Status. Tenant hereby represents and warrants that, as of the date of execution of this Amendment, there exists no defense or offset by Tenant to the enforcement of the Lease by Landlord, and that, to Tenant’s knowledge, Landlord is not, as of the date of execution of this Amendment, in default in the performance of any obligation of Landlord under the Lease, nor, to the knowledge of Tenant, has any event occurred which, with the passage of time, or the giving of notice, or both, would constitute a default or breach of the Lease by Landlord.
12.    No Assignment. Tenant represents and warrants to Landlord that it has not made any assignment, sublease, transfer or other disposition of the Lease, or any interest therein or in the Premises and that no party other than Tenant is currently occupying any portion of the Premises.
13.    Integration. The Lease, as amended hereby, contains the entire agreement of the parties hereto with respect to the matters covered by the Lease and this Amendment, and no prior oral or written agreements or understandings pertaining to any such matters shall be effective for any purpose.
14.    Full Force and Effect. Except as amended hereby, the Lease remains unmodified and in full force and effect. From and after the date hereof, all references in the Lease to the Lease shall be to the Lease as amended hereby.
15.    Counterparts. This Amendment may be executed in multiple counterparts, and by each party on separate counterparts, each of which shall be deemed to be an original but all of which shall together constitute one agreement. Delivery by any party of an electronic or facsimile copy of such party’s original, wet-ink signature shall be fully effective as if such original, wet-ink signature was delivered.
[Signature Page Follows]
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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

HART FOUNDRY SQUARE IV, LLC, a
Delaware limited liability company

By:	/s/ George Rumel
Name: George Rumel
Its: Senior Vice President
[SIGNATURES CONTINUE ON FOLLOWING PAGE]
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[TENANT SIGNATURE PAGE]

TENANT:

SLACK TECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ Stewatt Butterfield
Name: Stewatt Butterfield
Its: Chief Executive Officer
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EXHIBIT B
FORM OF CONFIRMATION OF COMMENCEMENT DATE CERTIFICATE
[***]

EXHIBIT C
FORM OF LETTER OF CREDIT
[***]

EXHIBIT D
LIST OF FF&E
[***]

EXHIBIT E
FORM OF BILL OF SALE
[***]